As Filed with the Securities and Exchange Commission on January 19, 2005	Registration No. 333-120973

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

(Name of Small Business Issuer in its Charter)

Delaware	3841	13-4287300
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(508) 549-9981
(Address and Telephone Number of Principal Executive Offices)

Timothy R. Surgenor, Chief Executive Officer
100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(508) 549-9981
(Name, Address and Telephone Number of Agent for Service)

Copies to
Thomas J. Poletti, Esq.
Kristy D. Palmquist, Esq.
Kirkpatrick & Lockhart Nicholson Graham LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Telephone (310) 552-5000 Facsimile (310) 552-5001

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this registration statement

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	Maximum
		Maximum	Aggregate	Amount of
	Amount To Be	Offering Price	Offering	Registration
Title of Each Class of Securities To Be Registered	Registered (1)	Per Share(2)	Price(2)	Fee
Common stock, $.001 par value (3)	2,000,000 shares	$5.85	$11,700,000	$1,482.39
Common stock, $.001 par value (4)	760,000 shares	$5.85	$4,446,000	$563.31
Total	2,760,000 shares	$5.85	$16,146,000	$2,045.70 (5)

(1)	In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices reported on the OTC Bulletin Board on November 30, 2004.

(3)	Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.

(4)	Represents shares of the Registrant’s common stock being registered for resale that have been or may be acquired upon the exercise of warrants issued to the selling stockholders named in this registration statement.

(5)	Amount previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
Subject to Completion, Dated January 19, 2005

2,760,000 Shares

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

COMMON STOCK

     This prospectus relates to 2,760,000 shares of common stock of Cyberkinetics Neurotechnology Systems, Inc. that may be sold from time to time by the selling stockholders named in this prospectus. We issued 2,000,000 shares of common stock and 760,000 shares underlying warrants to the selling stockholders. We will not receive any proceeds from the sales by the selling stockholders, but we will receive funds from the exercise of warrants held by the selling stockholders, if exercised.

     Our common stock is traded on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “CYKN.” The closing sales price for our common stock on January 18, 2005 was $4.05 per share, as reported on the Over-the-Counter Bulletin Board.

     The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2005

     Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

     You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

- i -

PROSPECTUS SUMMARY

     This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

     In this prospectus, the terms “we,” “us,” and “our” refer to Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation, and its consolidated subsidiary, Cyberkinetics, Inc., a Delaware corporation, as appropriate in the context, and, unless the context otherwise requires, “common stock” refers to the common stock, par value $0.001 per share, of Cyberkinetics Neurotechnology Systems, Inc.

Our Company

General

     We are a development stage medical device company focused on the development of neurotechnology products. The products being developed by us are designed to allow complex neural signals, including human thoughts, to be read by computer equipment. Although we are a development stage company, our products are based on the results of several years of research and development at Brown University, the University of Utah, Emory University and the Massachusetts Institute of Technology (“MIT”). We have licensed certain technology from these academic institutions and have assembled an experienced management team to pursue the commercialization of medical devices in the emerging neurotechnology market.

     Our lead product candidate, the BrainGate™ Neural Interface System (“BrainGate™”), is undergoing pilot clinical evaluation under an Investigational Device Exemption (“IDE”) from the U.S. Food and Drug Administration (“FDA”) where the device may be evaluated in five patients. BrainGate™ is intended to provide severely disabled people with a thought-driven operating system, which will allow control of a range of devices. Devices which may be controlled with the BrainGate™ system include computers, environmental controls and medical devices. Assuming successful trial results, we anticipate seeking initial FDA approval of the BrainGate™ for a limited category of indications and patients through a Humanitarian Device Exemption (“HDE”) in approximately three to five years. We plan to seek subsequent approvals via Pre-Market Approval (“PMA”) for additional indications and patient populations. The FDA has 75 days to review a HDE and 180 days to review a PMA application. If we receive an initial regulatory approval through a HDE, we may need to complete additional clinical testing and request supplemental approvals for additional indications and broader marketing claims. If we obtain approval to market BrainGate™ in this manner, the FDA may initially impose restrictions on use of the BrainGate™. Nevertheless, we believe that this phased approach will permit us to obtain initial marketing approval for the BrainGate™ more quickly than if we were to seek a broader approval from the outset.

     Another product, the NeuroPort™ Neural Signal Processor (“NeuroPort™”), is intended to allow for intra-operative and post-operative monitoring of numerous neurological diseases and disorders. We have submitted two 501(k) applications for NeuroPort™ to market the NeuroPort™ device. Clearance of a 510(k) by the FDA requires that we demonstrate that the NeuroPort™ device is substantially equivalent to other products that are already on the market as well as demonstrating that we can meet certain quality standards. The NeuroPort™ device may facilitate the development of additional products for the long-term monitoring, diagnosis or treatment of neurological disorders by providing a platform for early clinical research.

     To date we have generated limited revenues from the sale of non-clinical research products and research grants from the United States government through the Small Business Innovation Research (SBIR) Program. None of our clinical products have received regulatory approval for sale anywhere in the world yet and will not be commercially available for several years, if ever.

Recent Developments

     In November 2004, we completed a private placement, whereby we (i) sold 2,000,000 shares of our common stock at a price of $3.00 per share for aggregate gross proceeds of $6,000,000; and (ii) issued warrants to purchase up to an additional 660,000 shares of our common stock at an exercise price of $6.00 per share. In addition, our placement agent, Rodman & Renshaw, LLC, received a warrant to purchase 100,000 shares of our common stock as partial consideration for its services during the private placement. The shares and warrants were offered and sold to issuees in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the issuees qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

The Offering

Common stock offered by selling stockholders	2,760,000 shares*
Common stock outstanding	15,639,481 shares
Use of proceeds	We will not receive any proceeds from the sale of the common stock
OTC Bulletin Board	CYKN

* Represents 2,000,000 shares of our common stock that were issued to the selling stockholders and 760,000 shares of our common stock underlying warrants that were issued to the selling stockholders and our placement agent.

     The above information is based on the number of shares of common stock outstanding as of November 30, 2004, and excludes:

•	3,054,750 shares of our common stock issuable upon exercise of options outstanding as of November 30, 2004 at a weighted average exercise price of $0.25 per share under our 2002 Equity Incentive Plan and the 2002 Founders’ Option Plan. For a description of our 2002 Equity Incentive Plan and the 2002 Founders’ Option Plan, please see “Management—2002 Equity Incentive Plan and the 2002 Founders’ Option Plan”; and

•	101,619 shares of our common stock issuable upon exercise of warrants outstanding as of November 30, 2004 at a weighted average exercise price of $0.25 per share.

     All share and per share information in this prospectus give effect to the cancellation of 1,500,000 shares of common stock and a 1-for-2.1142857 reverse stock split of the outstanding shares of Trafalgar Ventures Inc. immediately prior to the Merger. See the section of this Prospectus entitled “Additional Information.”

Additional Information

     We were originally incorporated in the State of Nevada under the name of Trafalgar Ventures Inc. (“Trafalgar”). On July 23, 2004, Trafalgar, certain stockholders of Trafalgar, Trafalgar Acquisition Corporation, a Nevada corporation (“Merger Sub”), and Cyberkinetics, Inc., a privately-held Delaware corporation (“Cyberkinetics”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Trafalgar, through its wholly-owned subsidiary, Merger Sub, agreed to acquire Cyberkinetics in exchange for shares of Trafalgar’s common stock (the “Merger”). The Merger closed on October 7, 2004 (the “Closing”). Immediately prior to the Closing, 1,500,000 shares of Trafalgar common stock were cancelled and Trafalgar effected a 1-for-2.1142857 reverse stock split of its outstanding common stock. Immediately upon Closing, Trafalgar effected a reincorporation from the State of Nevada to the State of Delaware and a corporate name change to “Cyberkinetics Neurotechnology Systems, Inc.” Prior to the Merger with Cyberkinetics, Trafalgar did not have any significant operational activity. Concurrent with the Closing of the Merger, we terminated all prior operational activities conducted by Trafalgar. We now operate as the parent company of Cyberkinetics. Our executive offices are located at 100 Foxborough Blvd., Suite 240, Foxborough, MA 02035. Our telephone number is (508) 549-9981.

Summary Condensed Consolidated Financial Data

     The following table presents summary consolidated financial data for the years ended December 31, 2002 and 2003, which has been derived from our audited consolidated financial statements included elsewhere in this prospectus, and as of September 30, 2004 and for the nine months ended September 30, 2003 and 2004, which has been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The unaudited information has been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, contains all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of our operating results for these periods and our financial condition as of these dates. The selected consolidated financial data does not purport to indicate results of operations as of any future date or for any future period. The summary consolidated financial data has been derived from and should be read in conjunction with “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and our audited consolidated financial statements and notes thereto, which are included elsewhere in this prospectus, and our Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on November 15, 2004.

     The Merger was treated as a reverse merger of Cyberkinetics for accounting purposes. Concurrent with the Closing of the Merger, we terminated all prior operational activities conducted by Trafalgar. Accordingly, our financial statements reflect the historical results of Cyberkinetics prior to the Merger, and of the combined entities following the Merger, and do not include the historical financial results of Trafalgar prior to the consummation of the Merger. Stockholders’ equity and loss per share have been retroactively restated to reflect the number of shares received in the Merger after giving effect to the difference in par value, with the offset to additional paid-in capital.

			Nine Months Ended
	Year Ended December 31,	Year Ended December 31,	September 30,
	2002	2003	2003	2004
Consolidated Statement of Operations Data:
Total revenues	$530,993	$1,284,001	$950,653	$1,084,907
Operating expenses	1,149,515	4,863,172	3,362,104	5,448,550

Operating loss	(618,522)	(3,579,171)	(2,411,451)	(4,363,643)
Other income (expenses)	26,713	59,139	43,434	(7,687)

Net loss	(591,809)	(3,520,032)	(2,368,017)	(4,371,330)
Dividends and accretion to redemption value of redeemable convertible preferred stock	(180,989)	(657,196)	(448,097)	(625,149)

Net loss attributable to common stockholders	$(772,798)	$(4,177,228)	$(2,816,114)	$(4,996,479)

Basic and fully diluted loss per share	$(0.28)	$(1.03)	$(0.70)	$(1.21)

Basic and fully diluted weighted average shares outstanding	2,751,613	4,044,180	4,044,180	4,141,525

As of September 30, 2004
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,628,859
Working capital	644,723

As of September 30, 2004

Total assets	2,924,725
Long-term liabilities and redeemable convertible preferred stock	10,879,970
Total liabilities and redeemable convertible preferred stock	12,314,133
Stockholders’ deficit	(9,389,408)

RISK FACTORS

     Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

     Our actual results may differ materially from those anticipated in these forward-looking statements. We operate in a market environment that is difficult to predict and that involves significant risks and uncertainties, many of which will be beyond our control. Refer also to “Special Note Regarding Forward-Looking Statements.”

RISKS RELATED TO OUR BUSINESS

We are a development stage company with a limited operating history that makes it impossible to reliably predict future growth and operating results.

     We have not demonstrated that we can:

•	ensure that our products function as intended in human clinical applications;

•	obtain the regulatory approvals necessary to commercialize products that we may develop in the future;

•	manufacture, or arrange for third-parties to manufacture, future products in a manner that will enable us to be profitable;

•	establish many of the business functions necessary to operate, including sales, marketing, administrative and financial functions, and establish appropriate financial controls;

•	make, use, and sell future products without infringing upon third party intellectual property rights; or

•	respond effectively to competitive pressures.

We are dependent upon the success of neurotechnology. Our inability to continue to develop innovative neurotechnology products, or the failure of the neurotechnology market to develop as we anticipate, would adversely affect our business.

     Over the last 10 years a number of products based on long-term implantable devices in the brain and nervous system have been developed and this market is referred to as neurotechnology. The neurotechnology market is subject to rapid technological change and product innovation. Our competitors may succeed in developing or marketing superior products, using neurotechnology or other technologies. If we are unable to compete successfully in the development of new neurotechnology products, or if new and effective therapies not based on neurotechnology are developed, our products could be rendered obsolete or non-competitive. This would materially adversely affect our business.

If we fail to develop products, we would not achieve significant revenues and we would unlikely be able to continue our current level of operations and would be unable to meet our long-term growth plans.

     Our future business and financial success will depend on our ability to continue to introduce new products and upgrade products into the marketplace. Developing new products and upgrades to existing and future products imposes burdens on our research and development department and our management. This process is costly, and we cannot assure you that we will be able to successfully develop new products or enhance any future products. We incurred research and development costs of $583,406 and $2,600,396 in the fiscal years ended December 31 2002 and 2003, respectively. In addition, as we develop the market for neurotechnology devices, future competitors may develop desirable product features earlier than we do. Such development could make our competitors’ products less expensive or more effective than our products and could render our proposed products obsolete or unmarketable. If our product development efforts are unsuccessful, we will have incurred significant costs without recognizing the expected benefits and business prospects will suffer.

Testing of our new products will involve uncertainties and risks, which could delay or prevent new product introductions, require us to incur substantial additional costs or result in the failure to bring our products to market.

     Development and testing of any medical device is often extensive, expensive and time consuming. Some of the tests for our products may require months or years to perform, and it may be necessary to begin these tests again if we modify our products to correct a problem identified in testing. Even modest changes to certain components of our products can take months or years to complete and test. If results of pre-clinical or clinical testing of our products under development indicate that design changes are required, such changes could cause delays that would adversely affect our results of operations and cash flows. A number of companies in the medical industry have suffered delays, cost overruns and project terminations despite achieving promising results in pre-clinical testing or clinical testing. In the event that we suffer setbacks in the pre-clinical or clinical testing of our products, our products may be delayed, require further funding, and may never be brought to market.

Patient complications that may occur in clinical testing conducted by us (or in clinical testing conducted by other companies) and the resulting publicity surrounding these complications may result in greater governmental regulation of future product candidates and potential regulatory delays relating to testing or approval.

     Even with the requisite approval, the commercial success of our proposed products will depend in part on public acceptance. Public attitudes may be influenced by claims that our proposed products are unsafe, and such products may not gain the acceptance of the public or the medical community. Negative public reaction could result in greater governmental regulation, stricter clinical trial oversight or commercial product labeling requirements of neurotechnology products and could negatively affect demand for any products that we may develop.

If we fail to obtain approval from the FDA and from foreign regulatory authorities, we will not be allowed to market or sell the BrainGate™ system, the NeuroPort™ device, or other products in the United States or other countries.

     If we cannot demonstrate through clinical testing on humans or other means that the BrainGate™ system or other new products under development and testing are safe and effective, we will not be able to obtain regulatory approvals in the U.S. or other countries for the commercial sale of these products. Our clinical testing of the BrainGate™ system is in its early stages. Delays, budget overruns, and project terminations are not uncommon even after promising pre-clinical and clinical trials of medical products. We intend to conduct clinical testing for the BrainGate™ system in patients with a variety of complications, and these patients may die or suffer other adverse medical results for reasons which may or may not be related to the product being tested. Those outcomes could seriously delay the completion of clinical testing, as could the unavailability of suitable patients for clinical trials, both of which are outside our control. We cannot assure that the rate of patient enrollment in our clinical trials will be consistent with our expectations or be sufficient to allow us to complete our clinical trials for the BrainGate™ system or our other products under development in a timely manner, if at all. Delays could defer the marketing and commercial sale of our products, require further funding, and possibly result in failure to bring the products to market.

     We are investigating the potential to seek and obtain initial approval from the FDA to market the BrainGate™ system under a humanitarian device exemption (“HDE”) rather than through a pre-market approval application (“PMA”). Approval of an HDE by the FDA requires that we demonstrate that the BrainGate™ system is safe, potentially effective and that its benefits outweigh its associated risks. We have not yet applied for, and the FDA has not yet granted, HDE designation for the BrainGate™ system. We cannot assure that the FDA or any other regulatory authority will act quickly or favorably on our requests for this product to be approved under an HDE. The FDA or any other regulatory authority may require us to provide additional data that we do not currently anticipate in order to obtain product approvals. If we are successful in obtaining FDA approval for the BrainGate™ system based on a phased approach that begins with an HDE, the initial approval is likely to include conditions or limitations to particular indications that would limit the available market for these products.

     We are seeking to obtain 510(k) clearance from the FDA to market the NeuroPort™ device. Clearance of a 510(k) by the FDA requires that we demonstrate that the NeuroPort™ device is substantially equivalent to other products that are already on the market. In August and September 2004, we filed two 510(k) applications with the FDA on the two major components of the NeuroPort™ device. The FDA or any other regulatory authority may require us to provide additional data that we do not currently anticipate in order to obtain product clearance and approvals.

     If we are not able to obtain regulatory approvals for use of the BrainGate™ system, the NeuroPort™ device or our other products under development, or if the patient populations for which they are approved are not sufficiently broad, the commercial success of these products could be limited.

     We may market the BrainGate™ system and our other new products in international markets, including the European Union and Japan. We must obtain separate regulatory approvals in order to market our products in other jurisdictions. The approval process may differ among those jurisdictions and approval in the U.S. or in any other jurisdiction does not ensure approval in other jurisdictions. Obtaining foreign approvals could result in significant delays, difficulties and costs for us, and require additional trials and additional expense.

Failure to obtain necessary government approvals for new products or for new applications for existing products would mean we could not sell those new products, or sell any existing products for those new applications.

     Our proposed products are medical devices, which are subject to extensive government regulation in the U.S. and in foreign countries where we intend to do business. Unless an exemption applies, each medical device that we wish to market in the U.S. must first receive either a PMA or a 510(k) clearance from the FDA with respect to each application for which we intend to market it. Either process can be lengthy and expensive. According to the FDA, the average 510(k) review period was 96 days in 2003, but reviews may take longer and approvals may be revoked if safety or effectiveness problems develop. The PMA process is much more costly, lengthy and uncertain. According to the FDA, the average PMA submission-to-decision period was 359 days in 2003; however, reviews may take much longer and completing a PMA application can require numerous clinical trials and require the filing of amendments over time. The result of these lengthy approval processes is that a new product, or a new application for an existing product, often cannot be brought to market for a number of years after being developed. If we fail to obtain or maintain necessary government approvals of our new products or new applications for any existing products on a timely and cost-effective basis, we will be unable to market the affected products for our intended applications.

If we obtain regulatory approval of our new products, the products will be subject to continuing review and extensive regulatory requirements, which could affect the manufacturing and marketing of our products.

     The FDA continues to review products even after they have received initial approval. If the FDA approves the BrainGate™ system, the NeuroPort™ device or our other products under development, the manufacture and marketing of these products will be subject to continuing regulation, including compliance with quality systems regulations (“QSR”), adverse event reporting requirements and prohibitions on promoting a product for unapproved uses.

     We will also be required to obtain additional approvals in the event we significantly modify the design of an approved product or the product’s labeling or manufacturing process. Modifications of this type are common with new products, and we anticipate that the first generation of each of our products will undergo a number of changes, refinements and improvements over time. For example, the current configuration of the BrainGate™

system utilizes a connector which penetrates the skin, and we anticipate that we will need to obtain regulatory approval for a fully implantable device that can be powered and can transmit neural signals without penetrating the skin. If we are not able to obtain regulatory approval of modifications to our current and future products, the commercial success of these products could be limited.

     We and our third-party suppliers of product components are also subject to inspection and market surveillance by the FDA. Enforcement actions resulting from failure to comply with government requirements could result in fines, suspensions of approvals, recalls of products, operating restrictions and criminal prosecutions, and could affect the manufacture and marketing of our products. The FDA could withdraw a previously approved product from the market upon receipt of newly discovered information, including a failure to comply with regulatory requirements, the occurrence of unanticipated problems with products following approval, or other reasons, which could adversely affect our operating results.

The markets for our proposed products that are currently under development are unproven and if they prove unsuccessful, we would be unable to sell our products and would not achieve significant revenues.

     Even if our products are successfully developed and approved by the FDA and corresponding foreign regulatory authorities, they may not enjoy commercial acceptance or success, which would adversely affect our business and results of operations. Several factors could limit our success, including:

•	the need to create a market for our new products, the BrainGate™ system and the NeuroPort™ device, and possible limited market acceptance among physicians, medical centers, patients and third party payers;

•	the need for surgeons to develop or be trained in new surgical techniques to use our product effectively;

•	limitations on the number of patients who may have access to physicians and medical centers with adequate training, equipment and personnel to make use of our products;

•	the timing and amount of reimbursement for these products, if any, by third party payers;

•	the introduction by other companies of new treatments, products and technologies which compete with our products, and may reduce their market acceptance, or make them obsolete; and

•	the reluctance, due to ethical considerations, of physicians, patients and society as a whole to accept new medical devices that are implanted in the brain.

     The commercial success of the BrainGate™ system, the NeuroPort™ device and other neurotechnology products will require acceptance by neurosurgeons, neurologists and physical rehabilitation specialists, a limited number of whom significantly influence medical device selection and purchasing decisions. We may achieve our business objectives only if our products are accepted and recommended by leading physicians, which is likely to be based on a determination by these physicians that our products are safe, cost-effective and represent acceptable methods of treatment. We have developed relationships and have made arrangements to work with only a few neurosurgeons and we cannot assure that these existing relationships and arrangements can be maintained or that new relationships will be established in support of our products. If neurosurgeons, neurologists and physical rehabilitation specialists do not consider our products to be adequate for the treatment of our target patient population or if a sufficient number of neurosurgeons, neurologists and physical rehabilitation specialists recommend and use competing products, it would seriously harm our business, financial condition and results of operations.

We may not be able to expand market acceptance of the use of our proposed neurotechnology products, which would severly harm our ability to achieve significant revenues.

     Market acceptance of our proposed products will depend on our ability to convince the medical community of their clinical efficacy and safety. Many physicians are still unfamiliar with neurotechnology and the products that have been developed using neurotechnology. Existing drugs and medical devices may be more attractive to patients or their physicians than our proposed products in terms of efficacy, cost or reimbursement availability. We cannot assure you that our proposed products will achieve expanded market acceptance. Failure of our proposed products to gain additional market acceptance would severely harm our business, financial condition and results of operations.

If future clinical studies or other articles are published, or physician associations or other organizations announce positions that are unfavorable to our proposed products, our sales efforts and revenues may be negatively affected.

          Future clinical studies or other articles regarding our proposed products or any competing products may be published that either support a claim, or are perceived to support a claim, that a competitor’s product is more accurate or effective than our products or that our products are not as effective as we claim or previous clinical studies have concluded. Additionally, physician associations or other organizations that may be viewed as authoritative could endorse products or methods that compete with our proposed products or otherwise announce positions that are unfavorable to our proposed products. Any of these events may negatively affect our sales efforts and result in decreased revenues.

If patients choose less invasive or less expensive alternatives to our proposed products, sales could be negatively impacted.

          We intend to sell medical devices for invasive surgical procedures. Patient acceptance of our proposed products will depend on a number of factors, including device and associated procedure costs, the success or failure of less invasive therapies to help the patient, the degree of invasiveness involved in the procedures used to implant our products, the rate and severity of complications from the procedures used to implant our products and any adverse side effects caused by the implanting of our proposed products. There are less invasive means for disabled patients to control external devices that leverage intact muscles still under accurate control of the patient. Devices which utilize voice recognition, eye movement or switches activated by head motion can all be used to provide control of external devices. These is also ongoing research into the use of neural signals which can be detected on the surface of the scalp to provide a computer interface. If patients choose to use existing less invasive or less expensive alternatives to our proposed products, or if effective new alternatives are developed, our business would be materially adversely affected.

We will depend on third party reimbursement to our customers for market acceptance of our products. If third party payers fail to provide appropriate levels of reimbursement for purchase and use of our products, our profitability would be adversely affected.

          Sales of medical products largely depend on the reimbursement of patients’ medical expenses by government health care programs and private health insurers. The cost of the BrainGate™ system, as well as the cost of implanting the BrainGate™ system into a patient will be substantial. Without the financial support of the government or third party insurers, the market for our products will be limited. Medical products and devices incorporating new technologies are closely examined by government and private insurers to determine whether the products and devices will be covered by reimbursement, and if so, the level of reimbursement which may apply. We cannot be sure that third party payers will reimburse the sales of our products now under development, or enable us to sell them at profitable prices.

          The federal government and private insurers have considered ways to change, and have changed, the manner in which health care services are provided and paid for in the U.S. In the future, it is possible that the government may institute price controls and further limits on Medicare and Medicaid spending. These controls and limits could affect the payments that we collect from sales of our products. Internationally, medical reimbursement systems vary significantly, with some medical centers having fixed budgets, regardless of levels of patient treatment, and other countries requiring application for, and approval of, government or third party reimbursement. Even if we succeed in bringing our new products to market, uncertainties regarding future health care policy, legislation and regulation, as well as private market practices, could affect our ability to sell our products in commercially acceptable quantities at profitable prices.

          Prior to approving coverage for new medical devices, most third party payers require evidence that the product has received FDA approval, is not experimental, and is medically necessary for the specific patient. Increasingly, third party payers require evidence that the devices being used are cost-effective. Our products may not meet these or future criteria, which could hurt our ability to market and sell these products.

Because certain competitors have significantly greater resources and new competitors may enter the neurotechnology market, it may be difficult for us to compete.

          The medical device market is highly competitive, is subject to rapid change and is significantly affected by new product introductions and other market activities of industry participants. Certain of our competitors have significantly greater product development capabilities and financial, scientific, marketing and human resources than we do. Additionally, other companies may succeed in developing products earlier than us, in obtaining authorizations from the FDA for such products earlier than us, or in developing products that are more effective than those proposed by us. There can be no assurance that research and development by others will not render our technology or proposed products obsolete, or result in treatments or cures superior to those being developed by us. It is expected that competition in this field will intensify.

We have incurred significant operating losses since inception and we cannot assure you that we will ever achieve profitability.

          Since Cyberkinetics, Inc.’s inception in 2001, we have incurred losses every quarter. The extent of our future operating losses and the timing of profitability are highly uncertain, and we may never achieve or sustain profitability. We have incurred significant net losses since inception, including net losses of approximately $592,000 in 2002, $3,520,000 in 2003 and $4,371,000 for the nine months ended September 30, 2004. At September 30, 2004, we had an accumulated deficit of approximately $9,953,000. We anticipate that we will continue to incur operating losses for the foreseeable future and it is possible that we will never generate substantial revenues from product sales.

Our future capital needs are uncertain. We will need to raise additional funds in the future and these funds may not be available on acceptable terms or at all.

          We believe that our current cash and cash equivalents are sufficient to meet projected operating requirements for at least the next 12 months. However, we may seek additional funds from public and private stock or debt offerings, borrowings under credit lines or other sources prior to such time. Our capital requirements will depend on many factors, including:

•	the revenues generated by sales of products that we develop;

•	the costs required to develop new products;

•	the costs of conducting clinical trials and obtaining and maintaining FDA approval or clearance of our products;

•	the costs associated with expanding our sales and marketing efforts;

•	the expenses we incur in manufacturing and selling our products;

•	the costs associated with any expansion of operations;

•	the costs associated with capital expenditures; and

•	the number and timing of any business acquisitions or other strategic transactions.

          As a result of these factors, we will need to raise additional funds, and these funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. In addition, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish valuable rights to our potential products or proprietary technologies, or grant licenses on terms that are not favorable to us. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

Organizations that provide grants for neurotechnology research and development activities may no longer be able to or may no longer decide to provide money in the form of grants or they may not be approached by us or our customers for funding. This may adversely affect research and development activities.

          We and our customers have raised money by obtaining grants from the federal government and other organizations to fund research and product development activities using our neurotechnology. The receipt of past grants is not a predictor that we or our customers will choose to or will be able to apply for and receive additional grants in the future. It may be the case that we no longer receive any income from organizations that provide grants, which may adversely affect our ability to fund ongoing research and product development activities. It may also be the case that our customers no longer receive any income from organizations that provide grants, which may adversely affect their ability to fund the purchase of our neurotechnology equipment and will not be able to perform research and development activities. This may adversely affect our sales.

In the past, we have received funding through research grants, such as Small Business Innovation Research (“SBIR”) grants. There is no assurance that we will continue to receive or qualify for research grants in the future, which could harm our ability to bring our proposed products to the marketplace.

          In the past, we have received SBIR grants to fund a portion of our research expenditures. In October 2004, we applied to the National Institutes of Health (“NIH”) for grant support to evolve the design of the BrainGate™ system. The NIH will notify us by September 2005 if the grant will be awarded. In the future, we plan to apply for additional research grants, but no assurance can be given that any such research grant application will be approved. If our grant applications are not approved, or if we receive less grant income than we have in the past, it may harm our ability to bring our proposed products to the marketplace.

Our success will depend on our ability to attract and retain key personnel and scientific staff. If we fail to attract and retain key personnel and scientific staff, we may be unable to succeed in the neurotechnology market.

          We believe future success will depend on our ability to manage our growth successfully, including attracting and retaining scientists, engineers and other highly skilled personnel. Our key employees are subject to confidentiality, trade secret and non-competition agreements, but may terminate their employment with us at any time. Hiring qualified management and technical personnel is difficult due to the limited number of qualified professionals. Competition for these types of employees is intense in the medical field. If we fail to attract and retain personnel, particularly management and technical personnel, we may not be able to continue to succeed in the neurotechnology market.

If we do not effectively manage our growth, our business resources may become strained and our results of operations may be adversely affected.

          We expect to increase our total headcount. This growth may provide challenges to our organization and may strain our management and operations. We may misjudge the amount of time or resources that will be required to effectively manage any anticipated or unanticipated growth in our business or we may not be able to attract, hire and retain sufficient personnel to meet our needs. If we cannot scale our business appropriately, maintain control over expenses or otherwise adapt to anticipated and unanticipated growth, our business resources may become strained, we may not be able to deliver proposed products in a timely manner and our results of operations may be adversely affected.

We are subject to potential product liability and other claims and we may not have the insurance or other resources to cover the costs of any successful claim.

          Defects in our products could subject us to potential product liability claims that our products are ineffective or caused some harm to the human body. Our product liability insurance may not be adequate to cover future claims. Product liability insurance is expensive and, in the future, may not be available on terms that are acceptable to us, if it is available to us at all. Plaintiffs may also advance other legal theories supporting their claims that our products or actions resulted in some harm. A successful claim brought against us in excess of our insurance coverage could significantly harm our business and financial condition.

If we fail to protect our intellectual property rights, our competitors may take advantage of our ideas and compete directly against us.

          We rely in part on patents, trade secrets and proprietary technology to remain competitive. We may not be able to obtain or maintain adequate U.S. patent protection for new products or ideas, or prevent the unauthorized disclosure of our technical knowledge or other trade secrets by our employees. Additionally, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Even if our intellectual property rights are adequately protected, litigation may be necessary to enforce them, which could result in substantial costs to us and substantial diversion of the attention of our management and key technical employees. If we are unable to adequately protect our intellectual property, our competitors could use our intellectual property to develop new products or enhance their existing products. This could harm our competitive position, decrease our market share or otherwise harm our business.

Other parties may sue us for infringing their intellectual property rights, or we may have to sue them to protect our intellectual property rights.

          There has been a substantial amount of litigation in the medical technology industry regarding patents and intellectual property rights. The neurotechnology market is characterized by extensive patent and other intellectual property rights, which can create greater potential in comparison to less-developed markets for possible allegations of infringement, particularly with respect to newly-developed technology. We may be forced to defend ourselves against allegations that we are infringing the intellectual property rights of others. In addition, we may find it necessary, if threatened, to initiate a lawsuit seeking a declaration from a court that we are not infringing the intellectual property rights of others or that these rights are invalid or unenforceable, or to protect our own intellectual property rights. Intellectual property litigation is expensive and complex and its outcome is difficult to predict. If we do not prevail in any litigation, in addition to any damages we might have to pay, we would be required to stop the infringing activity, obtain a license, or concede intellectual property rights. Any required license may not be available on acceptable terms, if at all. In addition, some licenses may be nonexclusive, and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license or are unable to design around a patent, we may be unable to sell some of our products.

If we breach any of the agreements under which we license commercialization rights to technology from others, we could lose license rights that are critical to our business.

          We license rights to technology that are critical to our business and we expect to enter into additional licenses in the future. We are dependent upon such license rights to develop our proposed products. If we breach any agreement covering such rights and as a result loses license rights, we would be unable to successfully develop our proposed products.

RISKS RELATED TO CAPITAL STRUCTURE

We may experience fluctuation of quarterly operating results which may cause our stock price to fluctuate.

          Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. These factors include: the success of our research and development efforts; our ability to attract and retain personnel with the necessary strategic, technical and creative skills required for effective operations; the amount and timing of expenditures by our customers; the amount and timing of capital expenditures and other costs relating to the expansion of our operations; government regulation and legal developments regarding the use of our products; and general economic conditions. As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, technology or marketing decisions that could have a material adverse effect on our quarterly results. Due to all of these factors, our operating results may fall below the expectations of securities analysts, stockholders and investors in any future quarter.

Our stock price is volatile and could decline in the future.

          The price of our common stock may fluctuate in the future. The stock market, in general, and the market price for shares of life science companies in particular, have experienced extreme stock price fluctuations. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies in the life science and related industries have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside of our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

•	the results of preclinical studies and clinical trials by us, by our collaborators or by our competitors;

•	concern as to, or other evidence of, the safety or efficacy of our proposed products or our competitors’ products;

•	announcements of technological innovations or new products by us or our competitors;

•	press release of our technology of competitive technologies;

•	U.S. and foreign governmental regulatory actions;

•	actual or anticipated changes in drug reimbursement policies;

•	developments with our collaborators, if any;

•	developments concerning our patent or other proprietary rights or our competitors (including litigation);

•	our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	our financial position and results of operations;

•	status of litigation;

•	period-to-period fluctuations in our operating results;

•	changes in estimates of our performance by any securities analysts;

•	new regulatory requirements and changes in the existing regulatory environment;

•	market conditions for life science stocks in general; and

•	market conditions of securities traded on the OTC Bulletin Board.

There is no assurance of an established public trading market, which would adversely affect the ability of investors in our company to sell their securities in the public markets.

          Although our common stock trades on the OTC Bulletin Board, a regular trading market for the securities may not be sustained in the future. The NASD has enacted recent changes that limit quotations on the OTC Bulletin Board to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. The effect on the OTC Bulletin Board of these rule changes and other proposed changes cannot be determined at this time. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASD’s automated quotation system (the “NASDAQ Stock Market”). Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. The market price for our common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities in a future offering;

•	issued and outstanding shares of our common stock becoming eligible for resale pursuant to contractual registration requirements or pursuant to exemptions from registration becoming available following the passage of time;

•	changes in interest rates;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	changes in financial estimates by securities analysts;

•	the depth and liquidity of the market for our common stock;

•	investor perceptions of us and the medical device industry generally; and

•	general economic and other national conditions.

The limited prior public market and trading market may cause volatility in the market price of our common stock.

     Our common stock is currently traded on a limited basis on the OTC Bulletin Board under the symbol “CYKN.” The quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;

•	market visibility for our common stock may be limited; and

•	a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

Our common stock is considered a “penny stock” and may be difficult to sell.

          Our common stock is considered to be a “penny stock” since it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a “penny stock” is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis. Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account.

          Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be “penny stock.” Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our restricted stock in the public marketplace could reduce the price of our common stock.

          From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of the Registrant that has satisfied a two-year holding period. In addition, we have granted registration rights to certain of our significant stockholders, including Oxford Bioscience Partners, Global Life Science Ventures and certain of their affiliates. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

Certain of our stockholders hold a significant percentage of our outstanding voting securities, which may have the effect of delaying or preventing a change- in- control.

          Oxford Bioscience Partners and Global Life Science Ventures and their respective affiliates beneficially own, in the aggregate, over 50% of our outstanding voting securities. As a result, these stockholders possess significant influence, giving them the ability, among other things, to elect a majority of our Board of Directors and to authorize or prevent proposed significant corporate transactions. Such stock ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Certain provisions of our Certificate of Incorporation and Delaware law and may make it more difficult for a third party to effect a change- in-control.

          Our Certificate of Incorporation authorizes the Board of Directors to issue up to 50,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could diminish the rights of holders of our common stock, and therefore could reduce the value of such common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control.

          In addition, we are also subject to Section 203 of the Delaware General Corporation Law that, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder. The preceding provisions of our Certificate of Incorporation, as well as Section 203 of the Delaware General Corporation Law, could discourage potential acquisition proposals, delay or prevent a change-in-control and prevent changes in our management, even if such things would be in the best interests of our stockholders.

We do not foresee paying cash dividends in the foreseeable future.

          We have not paid cash dividends on our stock and we do not plan to pay cash dividends on our stock in the foreseeable future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          In addition to historical information, this prospectus contains statements relating to our future business and/or results, including, without limitation, the statements under the captions “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements include certain projections and business trends that are “forward-looking” within the meaning of the United States Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words like “may,” “will,” “could,” “should,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” and variations of these words or comparable words. Forward-looking statements do not guarantee future performance and involve risks and uncertainties. Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties. These risks and uncertainties include, without limitation, those described under “Risk Factors” and those detailed from time to time in our filings with the SEC, and include, among others, the following:

•	Our limited operating history;

•	Our lack of profits from operations;

•	Our ability to successfully develop and commercialize our proposed products;

•	A lengthy approval process and the uncertainty of FDA and other government regulatory requirements may have a material adverse effect on our ability to commercialize our products;

•	Clinical trials may fail to demonstrate the safety and effectiveness of our products, which could have a material adverse effect on our ability to obtain government regulatory approval;

•	The degree and nature of our competition;

•	Our ability to employ and retain qualified employees;

•	The limited trading market for our common stock; and

•	The other factors referenced in this prospectus, including, without limitation, under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

          These risks are not exhaustive. Other sections of this prospectus may include additional factors which could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are made only as of the date of this prospectus. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

USE OF PROCEEDS

          We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders, but we will receive funds from the exercise of warrants held by the selling stockholders, if exercised.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

          Our common stock is approved for quotation on the Over-the-Counter Bulleting Board under the trading symbol “CYKN.” From December 10, 2003 through October 11, 2004, we traded under the symbol “TGRV.” A trading market for our common stock did not develop until October 15, 2004. The following table sets forth the high and low bid prices for our common stock on a post-split basis for the periods from October 15, 2003 through the period noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

	2004
	High	Low

Quarter ended December 31, 2004	$8.00	$2.50

          At November 30, 2004, there were approximately 87 holders of record of our common stock. The closing sales price of our common stock on December 30, 2004 was $4.00, as reported on the Over-the-Counter Bulletin Board.

DIVIDEND POLICY

          We have not declared or paid any cash dividends on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our Board of Directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the Board of Directors considers significant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

          This prospectus contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the audited consolidated financial statements and accompanying notes and the other financial information appearing else where in this prospectus. The analysis set forth below is provided pursuant to applicable Securities and Exchange Commission regulations and is not intended to serve as a basis for projections of future events.

          EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS PROSPECTUS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF CERTAIN FORWARD-LOOKING TERMINOLOGY, SUCH AS “MAY,” “WILL,” “EXPECT,” “ANTICIPATE,” “INTEND,” “ESTIMATE,” “BELIEVE,” OR COMPARABLE TERMINOLOGY THAT INVOLVES RISKS OR UNCERTAINTIES. ACTUAL FUTURE RESULTS AND TRENDS MAY DIFFER MATERIALLY FROM HISTORICAL AND ANTICIPATED RESULTS, WHICH MAY OCCUR AS A RESULT OF A VARIETY OF FACTORS. SUCH RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, FACTORS DISCUSSED IN MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SET FORTH BELOW, AS WELL AS IN “RISK FACTORS” SET FORTH HEREIN. WE UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. READERS SHOULD CAREFULLY REVIEW THE FACTORS SET FORTH IN OTHER REPORTS OR DOCUMENTS THAT WE FILE FROM TIME-TO-TIME WITH THE SEC.

Overview

          We were originally incorporated in the State of Nevada on February 6, 2002 as Trafalgar Ventures Inc. Until the effective time of the Merger, we were in the business of mineral exploration. We obtained an option to acquire a 90% interest in two mineral claims located in the Sudbury Mining Division, Province of Ontario, Canada. This option was exercisable either by making cash payments to the grantor of the option or by funding the required exploration expenditures described in the option agreement. During the period ended July 31, 2004, we allowed the option to expire. We had not generated revenues from operations.

          Upon analysis of operations, we decided to focus on evaluating other opportunities that may enhance stockholder value, including the acquisition of a product or technology, or pursuing a merger or acquisition of another business entity with long-term growth potential. In furtherance of this strategy, we entered into the Merger Agreement with Merger Sub and Cyberkinetics on July 23, 2004. At the effective time of the Merger, Merger Sub was merged with and into Cyberkinetics. The separate existence of Merger Sub ceased and Cyberkinetics continued as the surviving corporation. Post-merger, we ceased all operations in the mineral exploration industry and now operate as the parent company of Cyberkinetics. Additionally, immediately following the closing of the Merger, the officers and directors of Trafalgar Ventures Inc. resigned and the officers and directors of Cyberkinetics became our officers and directors. We also completed a reincorporation from the State of Nevada to the State of Delaware and a corporate name change to Cyberkinetics Neurotechnology Systems, Inc. Since Trafalgar had no significant operations prior to the Merger, the discussions in this section relate to the financial condition and results of operations of Cyberkinetics.

          We are now a clinical development stage medical device company focused on the development of neurotechnology products which allow complex signals from the brain, including thoughts, to be interpreted by computer equipment. We intend to develop implantable medical devices and software for human use that will be designed to detect and interpret brain activity in real time. Our lead product candidate, the BrainGate™ system, is intended to allow quadriplegic people to control computers using thought, has received IDE approval and is undergoing pilot clinical evaluation. Another product, the NeuroPort™ device, is intended to allow intra-operative and post-operative diagnosis and therapy of numerous neurological diseases and disorders. We have filed two 510(k) applications with the FDA for the NeuroPort™ device.

          In late 2002, we acquired Bionic Technologies, LLC (“Bionic”), a manufacturer of neural recording, stimulation and signal processing equipment for neuroscience research. Through the acquisition, we gained an engineering team, manufacturing facilities and key intellectual property. We continue to manufacture and market Bionic’s BIONIC® line of neural recording arrays and data acquisition systems to researchers.

          We have a limited history of operations and, through September 30, 2004, we have generated limited revenues from products obtained in our acquisition of Bionic. However, the long-term success of our business is dependent on the development and commercialization of advanced neurological products such as the BrainGate™ system. We have also generated revenue from grant income, but we do not currently expect such revenues to be significant in the future.

          We have been unprofitable since Cyberkinetics’ inception in May 2001 and we expect to incur substantial additional operating losses for at least the foreseeable future as we continue to expand our product development activities. Accordingly, our activities to date are not as broad in depth or scope as the activities we may undertake in the future, and our historical operations and financial information are not necessarily indicative of our future operating results. We have incurred net losses since inception. As of December 31, 2003, our accumulated deficit was approximately $4,956,000. As of September 30, 2004, our accumulated deficit had increased to $9,953,000. We expect to incur substantial and increasing losses for the next several years as we:

•	continue to develop the BrainGate™ system and the NeuroPort™ device;

•	continue to recruit future clinical development candidates;

•	commercialize our product candidates, if any, that receive regulatory approval;

•	continue and expand our research and development programs;

•	acquire or in-license products, technologies or businesses that are complementary to our own; and

•	increase our general and administrative expenses related to operating as a public company.

          We have financed our operations and internal growth primarily through private placements of preferred stock as well as through sponsored research funding. In 2004, we received additional funding through equipment financing arrangements. In November 2004, we completed a private placement, whereby we (i) sold 2,000,000 shares of our common stock at a price of $3.00 per share for aggregate proceeds of $6,000,000; and (ii) issued warrants to purchase up to an additional 660,000 shares of our common stock at an exercise price of $6.00 per share. In addition, our placement agent, Rodman & Renshaw, LLC, received a warrant to purchase 100,000 shares of our common stock as partial consideration for its services during the private placement. The shares and warrants were offered and sold to issuees in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the issuees qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

          Our business is subject to significant risks, including but not limited to the risks inherent in our ongoing clinical trials and the regulatory approval process, the results of our research and development efforts, competition from other products and uncertainties associated with obtaining and enforcing intellectual property rights. Accordingly, our activities to date are not as broad in depth or in scope as the activities we may undertake in the future, and our operating results or financial condition or our ability to operate profitably as a commercial enterprise are not indicative of our future operating results.

Research and Development

          Our research and development activities have been primarily focused on the development and pilot clinical trial of the BrainGate™ system. Since Cyberkinetics’ inception in 2001 and through September 30, 2004, we have incurred research and development costs of approximately $5,342,000. Our research and development expenses consist primarily of compensation and other expenses for research and development personnel, costs associated with the clinical trials of our product candidates, facility costs, supplies and materials, costs for consultants and related contract research and depreciation. We charge all research and development expenses to operations as they are incurred.

          In the future, the rate of spending on the BrainGate™ system is likely to increase as additional clinical trials are performed. In addition, we are working to develop a fully implantable version of the BrainGate™ system. The initial version of the BrainGate™ system is not expected to be commercially launched for at least three to five years, if at all. A fully implantable version is in the early stages of development, will take longer to develop and is expected to be launched after the initial version of the BrainGate™ system. While we cannot estimate with any certainty the time required for commercial approval of the BrainGate™ system, we estimate that we will need to raise substantial additional capital in order to reach breakeven from the sales of advanced neurological products.

          At this time, due to the risks inherent in the clinical trial process and given the early stage of development of our product candidates, we are unable to estimate with any certainty the costs we will incur in the continued development of our product candidates for commercialization. However, we expect our research and development costs to be substantial and to increase as we continue the development of current product candidates, as well as continued expansion of our research programs.

          The lengthy process of seeking regulatory approvals for our product candidates, and the subsequent compliance with applicable regulations, requires the expenditure of substantial resources. Any failure by us to obtain, or any delay in obtaining, regulatory approvals could cause our research and development expenditures to increase and, in turn, have a material adverse effect on our results of operations. We cannot be certain when any net cash inflow from any of our current product candidates will commence.

Critical Accounting Policies

          This discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. We review our estimates on an on going basis. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in Note 2 to our consolidated financial statements, we believe the following accounting policy to be critical to the judgments and estimates used in the preparation of our financial statements:

          Revenue Recognition. We recognize revenue from product sales and research grants from the U.S. government through the SBIR program. Product sales consist of sales of our BIONIC® line of brain computer interface equipment to universities and research hospitals involved in neurological research. Product sales are recognized in accordance with Securities and Exchange Commission Staff Accounting Bulletin (SAB) 104, Revenue Recognition, when persuasive evidence of an arrangement exists, fees are fixed or determinable, delivery has occurred, and collection is reasonably assured. We have no post-delivery obligations nor do our product sales contain multiple elements. We recognize revenues from research grants as reimbursable, eligible costs are incurred. We are subject to grant audits as required by the Department of Health and Human Services. Audits may result in adjustments to the amount of grant revenues recorded and funds received.

          We have continued to market our BIONIC® line of research products and continue to expect revenues from sales of equipment. However, this revenue is not predictable and will fluctuate from period-to-period. There can be no assurance that we will continue to receive grant revenue and we currently expect that grant revenue will decline. Future grant research contracts are dependent on applications by us to various governmental agencies and are based on a competitive award process. We have not submitted any SBIR grant applications during the nine month period ended September 30, 2004. Additionally, there are uncertainties around the future availability of these types of grants to public companies. Therefore, we are not anticipating any new SBIR grant income after December 2004. In October 2004, we applied to the NIH for grant support to evolve the design of the BrainGate™ system. The NIH will notify us by September 2005 if the grant will be awarded. We will continue to evaluate all types of grants in the future. The long-term success of our business is dependent on the development and commercialization of advanced neurological products such as the BrainGate™ system.

     Accounts Receivable. Accounts receivable represent amounts due from customers for goods shipped. We extend 30-day payment terms to our customers, and we do not require collateral. We periodically assesses the collectibility of our receivables and establish reserves, as necessary, based on various considerations including customer credit history, payment patterns, and aging of accounts. Once management determines an account receivable is not collectible, the account is written off. We have not experienced significant collection problems to date. If the collection history or aging of accounts receivable deteriorates, we may have to record a charge to operations to establish an allowance for doubtful accounts.

     Inventories. Inventories are stated at the lower of cost (determined using the first-in, first-out method) or market. Inventories consist of work-in-process and finished goods. We periodically review our inventory for excess, obsolescence or quality issues. Should we conclude that we have inventory for which we cannot recover our costs as a result of such review, we would have to record a charge to operations classified as cost of products sold.

     Long-lived Assets. Our long-lived assets include fixed assets, identifiable intangibles, consisting of acquired patent technology and research grants, and goodwill.

     Property, Plant, and Equipment and Identifiable Intangible Assets. We periodically review our property, plant, and equipment and identifiable intangible assets for impairment. In determining whether an asset is impaired, we must make assumptions regarding recoverability of costs, estimated future cash flows from the asset, intended use of the asset and other related factors. If these estimates or their related assumptions change, we may be required to record impairment charges for these assets.

     Goodwill. In assessing the recoverability of our goodwill, we make assumptions, at least annually, regarding its fair value, including estimated future cash flows and other factors. We currently make this annual assessment as of October 1 each year. This process is subjective and requires judgment. If these estimates or their related assumptions change in the future, or if actual cash flows are below estimates, we may be required to record goodwill impairment charges.

     Stock-Based Compensation. Awards under our stock option plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations in accounting for our employee stock options. Accordingly, no compensation expense is recorded for options awarded to employees with exercise prices equal to or in excess of the stock’s fair market value on the grant date. We have adopted the disclosure requirements of Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123), which is based on the fair-value method of measuring stock-based compensation. Our account for stock-based compensation issued to non-employees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (EITF 96-18). To the extent that the fair value of our common stock increases, we will incur additional compensation expense associated with non-employee options.

Recently Issued Accounting Standards

     In January 2003, the FASB issued Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46). FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied to the first interim or annual period beginning after December 15, 2003. We were required to adopt the provisions of FIN 46 on April 1, 2004 and we do not expect the adoption to have a material impact on our financial position or results of operations.

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity, must now be accounted for as liabilities. The financial instruments affected include mandatorily redeemable stock; certain financial instruments that require or may require the issuer to buy back some of our shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003 and otherwise is effective the beginning of the first interim period after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on our financial statements.

     On March 31, 2004, the FASB issued an Exposure Draft, Share-Based Payments, which is a proposed amendment to SFAS 123. The Exposure Draft would eliminate the ability to account for share-based compensation transactions using APB 25 and generally would require such transactions be accounted for using a fair-value-based method and the resulting cost recognized in our financial statements. On October 13, 2004, the FASB concluded that Statement 123R, Share-Based Payment, which would require all companies to measure compensation cost for all share-based payments (including employee stock options) at fair value, would be effective for public companies (except small business issuer as defined in SEC Regulation S-B) for interim or annual periods beginning after June 15, 2005. Retroactive application of the requirements of Statement 123 (not Statement 123R) to the beginning of the fiscal year that includes the effective date would be permitted, but not required. Early adoption of Statement 123R is encouraged. The Company will therefore be required to apply Statement 123R beginning July 1, 2005 (that is, adopt Statement 123R in its financial statements for the third quarter of fiscal 2005). The cumulative effect of adoption, if any, would be measured and recognized on July 1, 2005. We have not yet evaluated the impact that the adoption of this statement will have on our financial statements.

Results of Operations

Nine Months Ended September 30, 2003 and 2004

Revenues

     Revenues from product sales increased $106,000, or 33%, to $425,000 for the nine month period ended September 30, 2004 from $319,000 for the nine month period ended September 20, 2003. An increase in unit sales volume accounted for a 28% increase in revenues from product sales and price increases accounted for a 16% increase in revenues from product sales. These amounts are offset by overall decreases of 11% in older models being phased out. The gross margin on product sales was approximately 53% and 54% for the nine month period ended September 30, 2004 and 2003, respectively. Our business focus since inception in May 2001 has been the development of our advanced neurological products, such as the BrainGate™ system. We expect that our sales from the BIONIC® products will continue to be limited and, therefore, are likely to continue to fluctuate in the future.

     Revenue from SBIR grants increased $28,000 to $660,000 for the nine month period ended September 30, 2004 from $632,000 for the nine month period ended September 30, 2003. The increase in grant income is due to availability of research and development staff to work on grant-related activities. We have not submitted any SBIR grant applications during the nine month period ended September 30, 2004. Additionally, there are uncertainties concerning the future availability of these types of grants to public companies. Therefore, we are not anticipating any new SBIR grant income after December 2004. We will continue, however, to evaluate available grants in the future.

Expenses

     Research and Development Expenses. Research and development expenses increased $318,000 to $2,158,000 for the nine month period ended September 30, 2004 from $1,840,000 for the nine month period ended September 30, 2003. The increase resulted primarily from increased salaries and benefits of $232,000 from the hiring of additional research and development staff and increased costs associated with our on-going pilot clinical trial of the BrainGate™ system, our efforts to file the 510(k) for the NeuroPort™ device and expansion of our other research and development programs. We also record non-cash compensation charges related to stock options issued to employees with an exercise price below fair market value at the date of the grant and stock options granted to non-employees. Non-cash compensation charges included in research and development expenses were $54,000 and $4,000 for nine month period ended September 30, 2004 and 2003, respectively. These non-cash charges can fluctuate substantially from quarter to quarter based on the market value of our stock and the number of options outstanding at the end of each quarter.

     Sales and Marketing Expenses. Sales and marketing expenses increased to $225,000 for the nine month period ended September 30, 2004, from $176,000 for the nine month period ended September 30, 2003. The increase in expenses for the period is the result of the addition of a full time general manager for the BIONIC® line of products in 2004 and an increase in travel and entertainment related to additional sales efforts, offset by a decrease in the use of outside consultants.

     General and Administrative Expenses. General and administrative expenses increased $1,664,000 to $2,864,000 for the nine month period ended September 30, 2004 from $1,200,000 for nine month period ended September 30, 2003. The increase is the result of an increase in salaries and benefits of $523,000 for the expansion of the management team and an increase in legal and accounting fees of $765,000 related to the cost of the Merger and preparing to become a public company. We anticipate our annual general and administrative expenses will substantially increase due to the costs associated with being a publicly held company.

     Other Income (Expense), Net. Interest income decreased $21,000 to $28,000 for nine month period ended September 30, 2004, from $49,000 for the nine month period ended September 30, 2003. The decrease in interest income is a result of a reduction in net cash invested. Interest expense increased $29,000 to $35,000 for the nine month period ended September 30, 2004 from $6,000 for the nine month period ended September 30, 2003. The increase is related to borrowings for equipment purchases under an equipment loan and security agreement with a lender.

     Net Loss. Net loss increased $2,003,000 to $4,371,000 for the nine month period ended September 30, 2004 from a net loss of $2,368,000 for the nine month period ended September 30, 2003. The larger net loss is largely a result of operating expenses associated with the Merger and preparing to be a public company, and to the advances in our clinical trial of BrainGate™ and the expansion of our research and development projects.

Years Ended December 31, 2002 and 2003

Revenues

     Revenue from product sales for the year ended December 31, 2003 was $509,379, or $275,130 over product sales of $234,249 for the year ended December 31, 2002. The increase in product sales was primarily due to the full 12-month inclusion of the Bionics business in 2003, as compared to approximately five months inclusion in 2002. The gross margin on product sales in 2003 and 2002 was approximately 50% in both years. The focus of our business since inception in May 2001 has been the development of our advanced neurological products, such as the BrainGate™ system.

     We expect that our sales from our BIONIC® products will continue to be limited and, therefore, will continue to fluctuate in the future. For the years ended December 31, 2003 and 2002, customers to whom sales exceeded 10% of each year’s respective total product sales were as follows:

Customer	2003	2002
The University of Southern California	11%	—
Laval University, Centre Hospitalier Robert Giffard of Beauport QC (Canada)	12	—
Unique Medical Distribution of Japan DBA Egg Co	12	—
Stanford University	13	—
Brown University	14	—
Carnegie Mellon University	—	19%
MCP Hanneman	—	19
Kresge Eye Institute of Wayne State University School of Medicine	—	21
Cold Spring Distribution Company of China	—	25

     Revenue recognized from SBIR grants was $774,622 for the year ended December 31, 2003, or $477,878 over SBIR grant revenues of $296,744 for the year ended December 31, 2002. This increase was attributable to the full 12-month inclusion of the Bionics business in 2003, as compared to approximately five months inclusion in 2002.

Expenses

     Research and Development Expenses. Research and development expenses increased approximately $2,000,000  from $583,406 in the year ended December 31, 2002 to $2,600,396 in the year ended December 31, 2003. In 2002, research and development was primarily related to conducting grant funded research. Expenses in 2002 reflect 12 months of activity at our Salt Lake City, Utah facility, but only limited activities, which commenced in August 2002, in our east coast offices which were initially located in Providence, Rhode Island. In early 2003, we initiated a focused program to develop and file an IDE on the BrainGate™ system. Salaries and benefits increased approximately $1,287,400 related to the establishment and expansion of our headquarters in Foxborough, Massachusetts, expansion of the research and development staff in Salt Lake City, and the creation of a clinical and regulatory team to develop and file an IDE on the BrainGate™ system. Consulting and professional fees increased approximately $328,500 related to testing and validation of the BrainGate™ system, development of the BrainGate™ pilot trial protocol, and the preparation of the filing of the IDE with the FDA. Lab materials and supplies increased approximately $324,600 as a result of an increase in headcount, the purchase of materials to be used in the pilot trial and for the sponsored grant contract research.

     Sales and Marketing Expenses. Sales and marketing expenses grew to $263,410 for the year ended December 31, 2003, compared to $23,419 for the year ended December 31, 2002. The $239,991 increase was a result of increased salary, benefits and travel and entertainment expense due to the addition of a full-time general manager to oversee sales of the BIONIC® line of neural recording arrays and data acquisition in May of 2003, as well as the fact that 2002 only includes five months of sales and marketing expenses from the Bionics business.

     General and Administrative Expenses. General and administrative expenses increased $1,314,633 to $1,740,565 for the year ended December 31, 2003 from $425,932 for the year ended December 31, 2002. This increase was attributable to an increase of approximately $442,000 in salaries, benefits, travel and entertainment as a result of expansion of the general and administrative staff, an increase of approximately $355,000 in professional fees and expenses related to general corporate matters and intellectual property, and the costs of setting up an office in Foxborough, Massachusetts, as well as the fact that 2002 only includes five months of general and administrative expenses from the Bionics business.

     Net Other Income. Net other income was $59,139 for the year ended December 31, 2003, compared to $26,713 for the year ended December 31, 2002. The increase in net other income resulted primarily from higher average cash balances during 2003.

     Net Loss. Net loss increased by $2,928,224 to $3,520,032 for the year ended December 31, 2003 from a net loss of $591,809 for the year ended December 31, 2002. The larger net loss is largely a result of the expanded infrastructure and associated operating expenses incurred in 2003.

Liquidity and Capital Resources

     We have financed operations since inception primarily through the sale of shares of our stock. We received $8,833,000 from the private placement of equity securities through December 31, 2003. On November 4, 2004, we completed a private placement resulting in net proceeds (assuming no exercise of the warrants issued) of approximately $5,600,000.

     Net cash used in operating activities was $3,725,000 for the nine month period ended September 30, 2004. The net cash used for operating activities was primarily driven by operating costs and changes in working capital, including an increase in accounts payable and accrued expenses of approximately $233,000 and $252,000, respectively. The money was used to pay legal, audit and other fees related to completing the Merger as well as costs associated with preparing to be a public company and to execute on our clinical and research and development efforts. The net loss for the nine months ended September 30, 2004 was $4,371,000. Included in this loss were $304,000 of non-cash expenses composed of $155,000 for depreciation and amortization, $145,000 for stock compensation expense and $4,000 for interest expense. Since we are a developing business, our prior operating costs are not representative of our expected on-going costs. As we continue to develop our advanced stage neurological products, such as the BrainGate™ system and the NeuroPort™ device, and as we transition from a private company to a public company, we expect our monthly cash operating expenses in 2004 and 2005 to increase.

     Net cash used in investing activities was $315,000 for the nine months ended September 30, 2004. We used cash to purchase equipment to be used for research and development activities.

     Net cash provided from financing activities was $602,000 for the nine months ended September 30, 2004. We received proceeds from a capital lease line of $698,000 and we used approximately $99,000 of the proceeds to make payments under the capital lease line.

     Our future capital requirements will depend upon many factors, including advancement of our research and development programs and clinical studies, progress with marketing our technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the necessity of, and time and costs involved in obtaining, regulatory approvals, competing technological and market developments, and our ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements.

     We expect to continue to incur negative cash flows and net losses for at least the foreseeable future. Based upon our current plans, we believe that our existing capital resources, plus the proceeds of the private placement completed in November 2004, will be sufficient to meet our operating expenses and capital requirements for the next 12 months. However, changes in our business strategy, technology development or marketing plans or other events affecting our operating plans and expenses may result in the expenditure of existing cash before that time. If this occurs, our ability to meet our cash obligations as they become due and payable will depend on our ability to sell securities, borrow funds or some combination thereof. We may not be successful in raising necessary funds on acceptable terms, or at all.

     We may seek to raise additional funding through public or private financing or through collaborative arrangements with strategic partners. We may also seek to raise additional capital through public or private placement of shares of preferred or common stock, in order to increase the amount of our cash reserves on hand in addition to the financing completed in November 2004.

Contractual Obligations

     Below is a table setting forth contractual obligations as of December 31, 2003:

		Less than One			More than 5
	Total	Year	1-3 Years	4-5 Years	years
Operating Lease	$507,570	$211,972	$244,200	$51,408	$0
Loans from Related Parties	$118,211	$0	$118,211	$0	$0
Capital Lease Obligations*	$802,221	$181,124	$458,412	$162,685	$0
TOTAL	$1,428,247	$393,096	$820,823	$214,093	$0

* Represents capital lease financing in 2004; there were no outstanding balances as of 12/31/03.

Off-Balance Sheet Arrangements

     As of September 30, 2004, we had no off-balance sheet arrangements.

BUSINESS AND OPERATIONS

     Business Overview. We were originally incorporated in the State of Nevada on February 6, 2002 as Trafalgar Ventures Inc. Until the effective time of the Merger with Cyberkinetics, we were in the business of mineral exploration, but had not generated revenues from operations. Post-merger, we ceased all operations in the mineral exploration industry and now operate as the parent company of Cyberkinetics. We are a clinical development stage company with a platform technology that builds on over a decade of scientific effort. We intend to develop implantable medical devices and software and hardware for human use that will be designed to detect and interpret brain activity in real time.

     We plan to develop and commercialize proprietary products that allow for the simultaneous monitoring of a highly dense population of neurons. We intend to develop products that monitor detailed neural activity, detect patterns in that activity and link the neural activity to a specific action and/or therapy. We intend to use this unique technology to establish ourself as a leader in the fields of functional restoration (i.e., the ability to communicate with electrical devices to perform those functions that the body is no longer able to perform autonomously or on command) and in monitoring and treating neurological disorders.

     Products. We are developing products that are designed for use in functional restoration, as well as for monitoring, diagnosis and therapy.

•	Our lead product, the BrainGate™ system, is intended to allow a disabled person to control a computer using thought. The first generation of this system, which is currently in a pilot trial, utilizes a long-term implantable sensor which incorporates a connector system that penetrates through the skin.

•	We are developing a totally implantable BrainGate™ sensor which will be based on the existing BrainGate™ technology, but will replace the need for a connector that penetrates the skin with a short-range telemetry system that sends signals through the skin.

•	We are also developing a next generation set of BrainGate™ software that will minimize the involvement of a company trained technician in the set up and operation of the system. This software is also intended to provide the user with an operating system and a basic set of applications that can be controlled with the BrainGate™ system.

•	We are also leveraging the BrainGate™ system to develop a short-term (0-30 days) intra-operative and post-operative cortical monitoring product, the NeuroPort™ device. We believe that this product may represent a novel offering in the existing market for monitoring brain electrical activity by providing a means to monitor the activity of dozens of individual cells sampled from within a dense population of neural cells in the cortex of the brain.

     BrainGate™ System:

     The BrainGate Neural Interface System is a proprietary, investigational brain-computer interface that consists of an internal sensor to detect brain cell activity and external processors that convert these brain signals into a computer-mediated output under the person’s own control. The sensor is a tiny silicon chip about the size of a baby aspirin with one hundred electrodes, each thinner than a hair, that detect the electrical activity of neurons. The sensor is implanted on the surface of the area of the brain responsible for movement, the primary motor cortex. A small wire connects the sensor to a pedestal which is mounted on the skull, extending through the scalp. An external cable connects the pedestal to a cart containing computers, signal processors and monitors which enable the study operators to determine how well a study participant can control his neural output. The ultimate goal of the BrainGate™ development program is to create a safe, effective and unobtrusive universal operating system which will allow physically disabled people to quickly and reliably control a wide range of devices using their thoughts, including computers, assistive technologies and medical devices.

     The BrainGate™ system is based on the pre-clinical finding that neural signals can be interpreted by a computer to provide an alternate “neural pathway,” as long as brain function is intact and able to generate neural signals. In primates, the neurons in the motor cortex of the brain normally send their instructions to the spinal cord, which in turn drives muscles. The BrainGate™ system is designed to bypass this natural output path (which is interrupted in paralyzed patients), and decode the activity with external computers. The resulting signal may be used to operate a computer or other devices which can be controlled by computers, such as robotic devices or muscle stimulation systems, which may allow the movement of paralyzed limbs.

     The BrainGate™ system includes a brain interface (a chronic passive implantable sensor assembly), external hardware, and signal processing and decoding software that produces an output signal that is designed to be used as a computer control input, much like a computer keyboard and mouse. The sensor assembly is designed to operate by detecting the activity of neurons in the primary motor area of the cerebral cortex of the brain, where voluntary movement output is generated. External hardware and software components are designed to process the brain’s activity (signals) into a predication of desired movement and/or discrete switches. The predicated movement may be represented by cursor motion and keystrokes on a computer screen.

     The BrainGate™ system is being designed and developed to allow people who are quadriplegic to recover a host of abilities that normally rely on the hands, through a direct connection to the brain. Key elements of the product strategy include:

•	No reliance on muscles.

•	Ability to sense patient intentions in order to limit caregiver interaction.

•	Fast, reliable control of a personal computer as means to controlling environment and gaining independence.

•	Neural output signal modes patterned after a personal computer mouse and keyboard.

     It is expected that people using the BrainGate™ system would employ a personal computer as a gateway to a range of self-directed activities. These activities may extend beyond typical computer functions such as communication to include the control of objects in their environment such as televisions and lights, robotics, mobility devices such as wheelchairs, or potentially external or implanted medical devices such as stimulator systems which might provide an individual with the ability to move their own limbs or control the function of their bowel or bladder.

     Totally Implantable Sensor: We are developing a totally implantable sensor and signal transmission system for long-term use in humans. This system is expected to combine elements from the original BrainGate™ system with a novel chip in an implantable case to amplify and digitize neural signals inside the body. The digitized information would then be transmitted using short-range telemetry to the external environment without the need for a connector which penetrates through the skin. This device would also receive power from an external source through short-range telemetry.

     Next Generation Software: We are also developing a next generation set of BrainGate™ software that will minimize the involvement of a company trained technician in the set up and operation of the system. This software is also intended to provide the user with a basic set of applications that can be controlled with the BrainGate™ system.

     Cortical Monitor: Our NeuroPort™ device is designed as an intra-operative and post-operative cortical monitoring product designed for use during neurosurgical procedures where the cortex of the brain is exposed to allow direct monitoring of the brain’s activity using invasive sensors which are left in place for a short time (0-30 days). We estimate that approximately 100,000 people have craniotomies each year in order to study brain function in the context of traumatic brain injury, stroke, or severe epilepsy. Use of the NeuroPort™ device will initially be targeted to this group of patients.

     The NeuroPort™ device is designed to provide physicians with a means of analyzing detailed neural signals from individual neurons. It is anticipated that this information will be used in conjunction with other currently available means of monitoring brain activity, such as EEG signals.

While this product is expected to generate some revenue for us, its primary value is expected to be as a platform for developing new diagnostic applications which utilize detailed neural information.

     We believe there may be great value in the future development of a long-term, chronic implant, which could provide the ability to detect and respond to the onset of abnormal activity patterns in the brain. The chronic implant would be a culmination of our ability to leverage the NeuroPort™ device for data collection and analysis in a closed loop application.

     We also continue to manufacture and sell Bionic Technologies’ BIONIC® line of neural recording arrays and data acquisition systems on a limited basis to researchers and we also continue to use this technology in our advanced-stage neurological products. Revenues from these product sales totaled $509,379 and $234,249 for the fiscal years ended December 31, 2003 and 2002, respectively.

     Research and Development Activities. We incurred research and development costs of $583,406 and $2,600,396 in the fiscal years ended December 31, 2002 and 2003, respectively. Our spending in 2002 was primarily related to the conduct of sponsored research activities. Our efforts in 2003 were focused on the development of the BrainGate™ pilot device. This involved the design of specific upgrades to the equipment which had been used in pre-clinical studies, validation studies to confirm that the device would operate as intended, and the documentation of the design and testing process. Research and development expenses in 2003 also included the identification and recruitment of clinical investigators and the design, development and documentation of the proposed clinical trial. The balance of research and development spending in 2003 was related to conducting research which was supported by grants from the NIH.

     Availability of Materials. The materials that we use in our operations are readily available from multiple suppliers.

     Customers. The Bionic research products business depends on sales of special purpose research equipment to a limited number of neuroscience researchers. The number of researchers who have sufficient budgets to purchase equipment in a given year is limited and is dependent on the level of government grant funding.

     Market Opportunity. Our first generation BrainGate™ devices are designed to restore functionality for a limited, immobile group of severely motor-impaired patients who suffer from spinal cord injury, severe stroke, muscular dystrophy and Amyotrophic Lateral Sclerosis (“ALS”).

     With the further development of the product, we could potentially expand our customer base to include those individuals with less severe injuries. A next generation product may be able to provide an individual with the ability to control devices that allow breathing, bladder and bowel movements, as well as restore sexual functionality. In addition, it may be possible to connect the BrainGate™ device to machines that control user movement, such as wheelchairs or Functional Electrical Stimulation (“FES”) systems for patient-control of their own limbs. We anticipate seeking initial FDA approval of the BrainGate™ for a limited category of indications and patients through an HDE, and subsequent approval via PMA for additional indications and patient populations. After the initial regulatory approval, we will need to complete additional clinical testing and request supplemental approvals for additional indications and broader marketing claims. If we obtain approval of the BrainGate™ in this manner, the FDA may initially impose restrictions on use of the BrainGate™. For example, an HDE is only applicable to diseases or conditions that affect fewer than 4,000 individuals per year. Nevertheless, we believe that this phased approach will permit us to obtain initial marketing approval for the BrainGate™ more quickly than if we were to seek a broader approval from the outset.

     Our NeuroPort™ device is designed as an intra-operative and post-operative cortical monitoring product designed for use during neurosurgical procedures where the cortex of the brain is exposed in order to allow direct monitoring of the brain’s activity using invasive sensors which are left in place for a short time (0-30 days). We estimate that approximately 100,000 people have craniotomies each year in order to study brain function in the context of traumatic brain injury, stroke, or severe epilepsy. Use of the NeuroPort™ device will initially be targeted to this group of patients.

     We also may target the neuromodulation market by developing products that are designed to benefit those patients who do not respond to drug therapy. Currently, these patients may be treated with a range of invasive treatments, including surgical removal of a portion of the brain or an implanted medical device that delivers electrical stimulation to lessen the effects of the disease. Current devices are large, involve repeat surgeries to change batteries, and often require patient intervention. We believe we may have an early entry into this market with the NeuroPort™ device.

     None of our clinical products have received regulatory approval for sale anywhere in the world to date and will not be commercially available for several years, if ever.

     Competition. We face many types of potential competitors, including academic labs, large public corporations and small venture-funded companies. Large academic groups working in the area of reading and interpreting neural signals for the purpose of controlling external devices have demonstrated additional proof of concept, but use systems that cannot be easily converted to human use.

     One potential competitor, Neural Signals, Inc., has implanted several long-term dual electrode sensors in quadriplegic patients under an IDE and has claimed that these patients can achieve neural control. This device is not commercially available, and we believe that this system is not practical for large-scale manufacture and is limited based on its custom electrode. Our BrainGate™ system also faces competition from non-invasive solutions for assisting quadriplegics that are based on technologies such as voice recognition, EEG monitoring and eye-movement interpretation.

     Other competitors offer a wide variety of devices to treat neurological conditions. However, we believe that our primary competitive advantage lies in the ability to directly monitor cortical cells in a repeatable, reliable manner. Currently, most companies sell devices that provide stimulation features only. We may pursue opportunities to partner with these companies.

     Intellectual Property. We have developed and are continuing to expand a broad intellectual property portfolio. Early in our history, we obtained an exclusive license from Emory University for a broad patent covering a system that achieves a brain-machine interface by processing multicellular brain signals. This exclusive license expires on the later of (i) the tenth anniversary of the first commercial sale of the first licensed product to achieve commercial sales and (ii) the expiration of the last valid claim upon the patents. Pursuant to the license agreement, we are obligated to pay royalties equal to 3% of the first $17 million of net sales of licensed products and 1% of net sales of licensed products exceeding $17 million within the same year. These annual royalties payable may be reduced by 50% of royalties payable to third parties by the Company or its affiliates or sublicensees on the same net sales, provided that not less than 1% of net sales of licensed products is paid to Emory in any given year. We also agreed to pay minimum annual royalties of $75,000 beginning in 2006 and continuing for the duration of the agreement. We have also obtained exclusive licenses from the University of Utah for patents covering our electrode array technology and the insertion mechanism used in the surgical placement of the array. These exclusive licenses expire when the patents expiration in 2010 and 2011, respectively. Pursuant to the license agreement, we are obligated to pay royalties of 2.5% of net sales of licensed products. In addition to three issued patents, we have multiple patent applications currently pending with the United States and International patent offices, and a large number of invention disclosures targeted for submittal this year.

     Government Regulation. The FDA and comparable regulatory agencies in foreign countries regulate extensively the manufacture and sale of the medical products that we currently are developing. The FDA has established guidelines and safety standards that are applicable to the nonclinical evaluation and clinical investigation of medical devices and stringent regulations that govern the manufacture and sale of these products. The process of obtaining FDA approval for a new product usually requires a significant amount of time and substantial resources.

     Our BrainGate™ system is classified as a Class III medical device under FDA rules. In the U.S., medical devices are classified into one of three classes (i.e., Class I, II or III) based on the controls deemed necessary by the FDA to reasonably ensure their safety and effectiveness. Class III medical devices are subject to the most rigorous regulation. Class III devices, which are typically life-sustaining, life-supporting or implantable devices, or new devices that have been found not to be substantially equivalent to legally marketed devices, must generally receive pre-market approval (“PMA”) by the FDA to ensure their safety and effectiveness. Class III devices are also subject to some of the requirements applicable to Class I and Class II devices, including general controls, such as labeling, pre-market notification, performance standards, post-market surveillance, patient registries and adherence to Quality System Regulations (“QSR”) requirements, which include testing, control and documentation requirements.

     A PMA application is the most common route to obtain permission to market and sell a Class III device in the U.S. for a particular indication. A PMA application must be supported by valid scientific evidence, which typically includes extensive information including relevant bench tests, laboratory and animal studies and clinical trial data to demonstrate the safety and effectiveness of the device. The PMA application also must contain a complete description of the device and its components, a detailed description of the methods, facilities and controls used to manufacture the device, and the proposed labeling, advertising literature and training materials. By regulation, the FDA has 180 days to review the PMA application, and during that time an advisory committee may evaluate the application and provide recommendations to the FDA. Advisory committee reviews often occur over a significantly protracted period, and a number of devices for which FDA approval has been sought have never been cleared for marketing. In addition, modifications to a device that is the subject of an approved PMA, or to its labeling or manufacturing process, may require the submission of PMA supplements or new PMAs and approval by the FDA.

     The FDA also provides that certain devices can be distributed under a Humanitarian Device Exemption (“HDE”) rather than a PMA. In order for a device to be eligible for an HDE, a qualifying target patient population of less than 4,000 patients per year for which there is currently no other available therapy must be approved by the FDA. The FDA’s approval of an HDE to treat that qualifying patient population then requires demonstration that the device is safe for its intended application, that it is potentially effective, and that the probable benefits outweigh the associated risks. Adoption of an HDE device within an institution is subject to Institutional Review Board (“IRB”) approval. The regulatory hurdle for an HDE, while far from negligible, is therefore significantly less burdensome than that for a PMA. A device distributed under an HDE may be sold, but compensation may not exceed recovery of costs, including cumulative research and development costs as well as the costs of manufacturing and distribution.

     If clinical trials of a device are required in order to obtain FDA approval, the sponsor of the trial is required to file an IDE, application prior to commencing clinical trials. The IDE application must be supported by data, which typically include the results of extensive device bench testing, animal testing performed in conformance with Good Laboratory Practices and formal laboratory testing and documentation in accordance with appropriate design controls and scientific justification. If the FDA approves the IDE application, and the IRB at the institutions at which the clinical trials will be performed approve the clinical protocol and related materials, clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. Sponsors of clinical trials are permitted to charge for investigational devices distributed in the course of the study provided that compensation does not exceed recovery of the costs of manufacture, research, development and handling. An IDE supplement must be submitted to and approved by the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness or the rights, safety or welfare of human subjects.

     The BrainGate™ System is classified as a Class III device and therefore is subject to the IDE and PMA processes and QSR requirements. In 2004, the FDA granted an IDE providing us with regulatory permission to commence the initial clinical trial of BrainGate™. The initial clinical trial is subject to periodic review and to the readiness of each collaborating medical center, including training of its surgical and post-operative care teams and approval of the clinical trial protocol by the hospital’s IRB.

     We anticipate seeking initial FDA approval of the BrainGate™ for a limited category of indications and patients through an HDE, and subsequent approval via PMA for additional indications and patient populations. After the initial regulatory approval, we will need to complete additional clinical testing and request supplemental approvals for additional indications and broader marketing claims. If we obtain approval of the BrainGate™ in this manner, the FDA may initially impose restrictions on use of the BrainGate™. Nevertheless, we believe that this phased approach will permit us to obtain initial marketing approval for the BrainGate™ more quickly than if we were to seek a broader approval from the outset. We will be subject to continuing regulation, including compliance with QSR, adverse event reporting requirements and prohibitions on promoting a product for unapproved users.

     We are seeking to obtain 510(k) clearance from the FDA to market the NeuroPort™ device. Clearance of a 510(k) by the FDA requires that we demonstrate that the NeuroPort™ device is substantially equivalent to other products that are already on the market. In August and September 2004, we filed two 510(k) applications with the FDA on the two major components of the NeuroPort™ device. In December, 2004 we received a letter from the FDA requesting additional information to support the equivalence of NeuroPort™ to other already marketed products. We have filed a request for extension of the FDA’s review of our two 510(k)’s until February 19, 2005 and we anticipate providing the additional information to the FDA prior to the expiration of the requested extension period. The FDA may reject our application or may require us to provide additional data from either pre-clinical or clinical studies to support equivalence in order to obtain product clearance and approvals.

     Clinical Trials. We have received an IDE from the FDA to conduct a pilot clinical trial of the BrainGate™ system. The FDA approval of our IDE application, and the IRB approval at the institutions at which the clinical trials will be performed of the clinical protocol and related materials, allow clinical trials to begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. An IDE supplement must be submitted to and approved by the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness or the rights, safety or welfare of human subjects. This trial is currently in process and it is designed to demonstrate both the safety and the feasibility of a thought-based interface with a personal computer, which can replace the use of hands on a keyboard and mouse. More specifically, the study is designed to test and support three successive objectives:

•	Demonstrate that the BrainGate™ system is able to detect neural signals from the motor cortex during the duration of the study;

•	Demonstrate that quadriplegic patients are able to modulate the activity of their motor cortex and that the BrainGate™ system can use those neural signals to give the patient control of a cursor on a computer using patient thought; and

•	Assess the patient’s ability to use the BrainGate™ system to perform tasks similar to those required to operate a personal computer.

     We intend to evaluate the performance of five patients for a period of 12 months. Following results of the pilot clinical trial, we intend to conduct additional trials to support FDA clearance of our products.

     Early Clinical Observations. The first participant in the pilot trial was implanted with a BrainGate™ system in June 2004, and has participated in approximately 20 clinical sessions in which the system has been connected to the patient and its operation tested. Based on repeat observations with this first patient, we have observed the following:

•	The surgical procedure to implant the BrainGate™ system went as planned and there have been no adverse events reported related to the implanted device to date.

•	The BrainGate™ system has been observed over repeated sessions to be capable of detecting, transmitting and analyzing neural signals in a manner that is consistent with pre-clinical studies.

•	The first participant in the clinical study, who has a spinal cord injury received approximately three years ago, can immediately modulate the output of his motor cortex in response to commands to imagine movement. For example, when asked to imagine moving his hand toward the left, specific neurons in his motor cortex activate immediately. Some of these same neurons do not activate when the participant is asked to imagine movements in different directions. This tuning of specific neurons to specific movement direction is similar to observations made in preclinical studies.

•	Using the BrainGate™ system, we have been able to provide the first participant with a cursor that he can immediately control using thought. The first participant has been able to use this thought based cursor control to perform a number of tasks in the pilot trial. For example, he has been able to use this cursor control to operate basic computer games and to control the operation of a television set using remote control.

•	Using the BrainGate™ system, we have been able to detect specific signals related to certain imagined hand gestures. For example, if we ask the first participant to imagine opening and closing his fist, we can detect a clear pattern of activity associated with that imagined hand gesture. We believe that we may eventually translate these gestures into the equivalent of keystrokes or switches which can be used in the BrainGate™ interface.

     The results observed in the first participant are preliminary. There can be no assurance that these results will continue in the first participant, or that they will be replicated in additional subjects. Significant additional clinical studies must be completed before we can apply to the FDA for permission to make specific safety and efficacy claims related to the BrainGate™ system.

     Employees. At December 31, 2004, we employed 33 full-time employees. We believe that our relationship with our employees is good.

     Facilities. Our headquarters are located in Foxborough, Massachusetts and our engineering and manufacturing facilities are in Salt Lake City, Utah. We lease approximately 6,169 square feet of space in Foxborough, Massachusetts and 11,230 square feet of space in Salt Lake City, Utah, which is adequate for our purposes for the next 12 months. The Foxborough, Massachusetts lease expires on May 31, 2007. The Salt Lake City, Utah lease expired on August 30, 2004 and we are occupying the space on a tenant at will basis.

     Legal Proceedings. From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently a party to any legal proceedings, the adverse outcome of which, in management’s opinion, individually or in the aggregate, would have a material adverse effect on our results of operations or financial position.

MANAGEMENT

Directors and Executive Officers

     The following sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position
Timothy R. Surgenor	45	President, Chief Executive Officer, Director
Burke T. Barrett	41	Vice President, Clinical Operations
John P. Donoghue, Ph..D.	55	Chief Scientific Officer, Director
J. Christopher Flaherty	43	Executive Vice President, Technology and Intellectual Property
Kimi Iguchi	42	Vice President, Finance
Jon P. Joseph, Ph.D.	47	Vice President, R&D and Applications Development
Nandini Murthy	37	Vice President, Regulatory Affairs and Quality Systems
Mark P. Carthy	44	Director
George N. Hatsopoulos, Ph.D.	77	Director
Nicholas G. Hatsopoulos, Ph.D.	42	Director
Philip W. Morgan	59	Director
Theo Melas-Kyriazi	45	Director
Daniel E. Geffken	48	Director

     TIMOTHY R. SURGENOR has been our President and Chief Executive Officer since January 2003 and Director since November 2002. From January 1999 to January 2003, Mr. Surgenor was Executive Vice President at Haemonetics Corporation (NYSE:HAE), which is a medical device company. From 1994 to 1999, Mr. Surgenor was President of Genzyme Tissue Repair, the cell therapy division of Genzyme Corporation (NASDAQ:GENZ). Previously, Mr. Surgenor was Executive Vice President and Chief Financial Officer of BioSurface Technology, Inc. and also held various positions in operations at Integrated Genetics. Mr. Surgenor received a B.A. in Biochemistry from Williams College in 1981 and an M.B.A. from Harvard Business School in 1987.

     JOHN P. DONOGHUE, Ph.D. has been our Chief Scientific Officer and Director since August 2002. He is also currently the Henry Merritt Wriston Professor at Brown University. Since 1991, Dr. Donoghue has been Chairman of the Department of Neuroscience and since 1998 he has served as Executive Director of the Brain Science Program at Brown University. Dr. Donoghue received an A.B. from Boston University in 1971, an M.S. in Anatomy from the University of Vermont in 1976 and a Ph.D. in Neuroscience from Brown University in 1979.

     J. CHRISTOPHER FLAHERTY has been our Executive Vice President, Technology and Intellectual Property since September 2003. Mr. Flaherty founded Insulet Corporation in July 2000 and served as its President and Chief Operating Officer until January 2002. Mr. Flaherty also co-founded TransVascular, Inc. in March 1996 and served as its Executive Vice President until June 2003. Mr. Flaherty has also held positions at Pfizer (NYSE:PFE) and Strato Medical. Mr. Flaherty earned a B.S. in Aeronautical and Electrical Engineering from MIT in 1985.

     BURKE T. BARRETT has been our Vice President, Clinical Operations since November 2003. From August 2002 to October 2003, Mr. Barrett was Vice President of Clinical and Regulatory Affairs at Cardiofocus, Inc., a developer of laser-based cardiac treatments. From October 1997 to June 2002, Mr. Barrett held various positions at Cyberonics, Inc. (NASDAQ:CYBX), including Vice President, Business and Technology Development. Previously, Mr. Barrett held positions in business development, clinical and regulatory affairs at Biofield Corporation (OTCBB:BZET), Dornier Medical Systems and Bausch & Lomb (NYSE:BOL). Mr. Barrett received Bachelors Degrees in Chemical Engineering and Chemistry from Syracuse University in 1985 and an M.B.A. from Kennesaw University in Atlanta, GA in 1992.

     JON P. JOSEPH, Ph.D. has been our Vice President, R&D and Applications Development since April 2004. From November 2003 to April 2004, Dr. Joseph was our Vice President, Applications Development. From June 2001 to August 2003, Dr. Joseph was the Chief Technology Officer and Vice President of Engineering and New Technologies of the NeuroCare Division of VIASYS Healthcare (NYSE:VAS), a medical device company. Dr. Joseph joined Nicolet Biomedical in 1990 and held a number of program and research management assignments, including VP New Technology and Software Quality from February 1997 to June 2001. Prior to that, Dr. Joseph was an Assistant Professor at the University of Wisconsin, Madison where he founded the Biomagnetic Research Laboratory for brain research. He received a B.A. in Physics from Carleton College in Northfield, Minnesota in 1979 and a Ph.D. in Physics with a focus in Neuroscience from the University of Wisconsin, Madison in 1987.

     NANDINI MURTHY has been our Vice President, Regulatory Affairs and Quality Systems since January 2004. From December 2002 to January 2004, Ms. Murthy was our Director, Regulatory Affairs and Quality Systems. From July 2001 to November 2002, Ms. Murthy was the Director of Regulatory and Quality Systems at Aspect Medical Systems (NASDAQ:ASPM), a medical device company. Prior to that, from December 1999 to June 2001, Ms. Murthy held regulatory positions at Thoratec (NASDAQ:THOR). She also held regulatory and quality positions at Hologic, Inc. (NASDAQ:HOLX), USCI Division of C.R.Bard (NYSE:BCR), Technomed and Toxikon. Ms. Murthy received her B.S. in Chemistry, Zoology and Environmental Science from St. Joseph’s College in Bangalore, India in 1987 and an M.S. in Environmental Science from the University of Massachusetts, Boston in 1990.

     KIMI IGUCHI has been our Vice President, Finance since August 2004. From May1998 to March 2004, Ms. Iguchi worked in a variety of roles at Millennium Pharmaceuticals. Ms. Iguchi served as head of the Biotherapeutics subsidiary and most recently as Senior Director, Financial Planning and Analysis. Ms. Iguchi was the Senior Manager of External Reporting at Biogen, Inc. from October 1996 to May 1998. Prior to that, from September 1995 to October 1996, Ms. Iguchi was Director of Financial Reporting at Continental Cablevision. Ms. Iguchi is a CPA and was a public accountant at Coopers and Lybrand from 1987 to 1995. Ms. Iguchi received her B.S. in Chemistry from Drew University in 1984 and an M.B.A. from Northeastern University in 1987.

Outside Board of Directors

     MARK P. CARTHY has been a director of our company since August 2002 and is currently a General Partner at Oxford Bioscience Partners. Mr. Carthy joined Oxford Bioscience Partners in October 2000. From 1998 to 2000, he was an advisor to Kummell Investments Limited, a Morningside Group affiliate, on its venture capital portfolio. Prior to Kummell, he was employed as Chief Business Officer of Cubist Pharmaceuticals, Inc. (NASDAQ:CBST) and Senior Director of Business Development at Vertex Pharmaceuticals Inc. (NASDAQ:VRTX). He received his B.E. in chemical engineering from University College Dublin, Ireland in 1982, an M.S. in chemical engineering from University of Missouri in 1983 and an M.B.A. from Harvard Business School in 1987.

     PHILIP W. MORGAN has been a director of our company since August 2003 and is currently a consultant to Global Life Science Ventures. Mr. Morgan joined Global Life Science Ventures in 1996 after running a consultancy practice covering the pharmaceutical and medical device industries. Previously, Mr. Morgan was a Healthcare and Biotechnology Investment Specialist with 3i plc. Mr. Morgan has also held management roles with Rhône Poulenc (now Aventis (NYSE:AVE)), Johnson & Johnson (NYSE:JNJ) and C.R. Bard Inc. (NYSE:BCR). Mr. Morgan is a Director of the Global Life Science Ventures (GP) Ltd., the GLSV Special Partner Ltd. and Munich Biotech AG. He received his B.Sc. in Chemistry and Physics at the University of London in 1968 and his M.A. in Marketing at the University of Lancaster in 1971.

     GEORGE N. HATSOPOULOS, Ph.D. has been a director of our company since August 2002 and is currently Chairman and Chief Executive Officer of Pharos, LLC. Dr. Hatsopoulos is the founder of Thermo Electron Corporation (NYSE:TMO) and served as Chairman and Chief Executive Officer from its founding in 1956 until his retirement in 1999. Dr. Hatsopoulos was trained at the National Technical University of Athens and MIT, where he received his Bachelors degree in 1949, his Masters degree in 1950, his Engineers degree in 1954, and his Doctorate degree in 1956. He was on the faculty of MIT from 1956 — 1962 and a Senior Lecturer until 1990.

     NICHOLAS G. HATSOPOULOS, Ph.D. has been a director of our company since August 2002 and is currently an Assistant Professor at the University of Chicago. Dr. Hatsopoulos has been an Assistant Professor in Organismal Biology and Anatomy at the University of Chicago since January 2002. From January 1998 to December 2001, Dr. Hatsopoulos was an Assistant Professor of Research in the Department of Neuroscience at Brown University. Dr. Hatsopoulos has completed two postdoctoral research fellows, one in the Department of Neuroscience at Brown University and the other in the Computation Neuroscience Program at the California Institute of Technology. Dr. Hatsopoulos completed his B.A. in Physics from Williams College in 1984, his M.S. in Psychology in 1991 and his Ph.D. in Cognitive Science from Brown University in 1992.

     THEO MELAS-KYRIAZI has been a director of our company since November 2004 and is currently self-employed. Mr. Melas-Kyriazi was affiliated with Thermo Electron Corporation (NYSE:TMO) from 1986 to October 2004. He served as Chief Financial Officer of TMO from 1999 until October 2004, and from 1994 to 1997, he served as Chief Executive Officer and President of Thermo Spectra Corporation, a publicly traded subsidiary of TMO. Mr. Melas-Kyriazi has also served as a member of the Board of Directors of Valeant Pharmaceuticals (NYSE:VRX) since 2003. Mr. Melas-Kyriazi received his Bachelor of Arts Degree in Economics from Harvard College in 1981 and his M.B.A. from The Harvard Business School in 1983.

     DANIEL E. GEFFKEN has been a director of our company since January 2005 and is currently the Senior Vice President and Chief Financial Officer of Omnisonics Medical Technologies, Inc. Mr. Geffken joined Omnisonics Medical Technologies, Inc. in December of 2003. Previously, Mr. Geffken was Senior Vice President of Finance and Chief Financial Officer at Transkaryotic Therapies, Inc. (NASDAQ:TKTX) from February 1997 to April 2003. Prior to Transkaryotic Therapies, Inc., Mr. Geffken held a variety of senior financial roles at Cytotherapeutics, Inc (NASDAQ:CTII), Anderson Group (now Moscow CableCom Corp. (NASDAQ:MOCC)) and Medchem Products (now C. R. Bard Inc. (NYSE:BCR)). Mr Geffken also spent several years at KPMG. Mr. Geffken received his Bachelor of Science Degree in Economics from The Wharton School at the University of Pennsylvania in 1979 and his MBA from The Harvard Business School in 1987.

Family Relationships

     George N. Hatsopoulos is the father of Nicholas G. Hatsopoulos.

Audit Committee

     We have established an audit committee consisting of the following Directors: Theo Melas-Kyriazi (Chairman), Mark Carthy and Daniel Geffken. Our audit committee assists our board of directors in its oversight of:

•	the integrity of our financial statements;

•	the independent auditor’s qualifications and independence; and

•	the performance of our independent auditors.

     The audit committee has direct responsibility for the appointment, compensation, retention and oversight of the work of our independent accountants, Ernst & Young LLP. All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent auditors must be approved in advance by our audit committee. Each of Messrs. Melas-Kyriazi and Geffken qualify as a “financial expert” under Item 401 of Regulation S-B of the Securities and Exchange Act of 1934, as amended, and are “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A.

Director Compensation

     Directors who are our employees or who beneficially own greater than 2% of our outstanding common stock will receive no compensation for serving on the Board or its committees.

     Directors who are not our employees and who do not beneficially own greater than 2% of our outstanding common stock will receive the following compensation:

•	An annual retainer of $20,000, plus an additional retainer of $5,000 and $3,000, respectively, if serving as Chairman of the Board or Chairman of the Audit Committee.

•	New directors shall receive an initial stock option grant to purchase 20,000 shares of common stock at the then fair market value, which will vest over four years.

•	Existing directors shall receive an annual stock option grant to purchase 5,000 shares of common stock at the then fair market value, which will vest over four years.

     All directors are reimbursed reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee of the Board of Directors.

Executive Compensation

     The following table sets forth information concerning the annual and long-term compensation earned by our Chief Executive Officer and up to the three other most highly compensated executive officers who served during the year ended December 31, 2003, and whose annual salary and bonus during the fiscal years ended December 31, 2001, 2002 and 2003 exceeded $100,000 (the “Named Executive Officers”). The compensation indicated below was paid by Cyberkinetics prior to the Merger. Each became an executive officer of Cyberkinetics Neurotechnology Systems, Inc. as of the effective date of the Merger.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards		Payouts
					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus	Compensation	Awards	Options/SARS	Payouts	Compensation
Position	Year	($)	($)	($)	($)	(#)	($)	($)
Timothy R. Surgenor,	2003	233,192	—	—	—	900,000	—	—
President, Chief Executive Officer and Director (1)
John P. Donoghue, Ph.D.,	2003	128,076	—	—	—	450,000	—	—
Chief Scientific Officer	2002	43,269	—	—	—		—	—
and Director (2)
J. Christopher Flaherty,	2003	64,621	—	112,500	—	190,000	—	—
Executive Vice President, Technology and Intellectual Property (3)
Nandini Murthy, Vice	2003	115,449	—	—	—	75,000	—	—
President Regulatory Affairs and Quality Systems (4)

(1)	Timothy R. Surgenor was hired on January 1, 2003.

(2)	John P. Donoghue was hired on August 25, 2002.

(3)	J. Christopher Flaherty was hired on September 2, 2003. He was a consultant to Cyberkinetics from February 19, 2003 to September 1, 2003.

(4)	Nandini Murthy was hired on December 16, 2002.

Employment Agreements

     On November 3, 2004, our Board of Directors approved an Employment Agreement (the “Agreement”) with Timothy R. Surgenor, our President and Chief Executive Officer. During the term of Agreement, Mr. Surgenor will earn a base salary of no less than $244,400 per annum (or such higher amount as the Compensation Committee may establish), to be reviewed annually. He is also eligible to receive an annual cash bonus of up to $100,000, based on objectives mutually agreed upon by the Board of Directors, the Compensation Committee and Mr. Surgenor. The Agreement shall terminate upon the death or disability of Mr. Surgenor; provided, however, that we may terminate Mr. Surgenor’s employment immediately “for cause” with no further obligations. If we terminate Mr. Surgenor’s employment “without cause,” he will be entitled to 18 months of severance pay at rate of one hundred percent of his monthly salary and a bonus equal to the average of the annual cash bonus earned in each of the two fiscal years prior to his termination.

Options Granted in the Last Fiscal Year

     The following table sets forth information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 2003 by Cyberkinetics, such options now representing options to purchase our common stock.

Stock Option Grants
For Fiscal Year Ended December 31, 2003

	Number of	% of Total
	Securities	Options/Sars	Exercise or Base
	Underlying	granted to	Price per	Expiration
	Grants	Employees	Share ($/Share)	Date
Timothy R. Surgenor	900,000	32%	$0.01	1/23/2013
John P. Donoghue	450,000	16%	$0.10	8/29/2013
J. Christopher Flaherty*	10,000	* *	$0.10	3/27/2013
J. Christopher Flaherty	180,000	6%	$0.10	9/11/2013
Nandini Murthy	75,000	3%	$0.10	1/23/2013

*	Granted as a consultant.

**	Indicates less than 1.0%

2003 Fiscal Year-End Option Values

     The following table sets forth summary information concerning the number of shares of common stock underlying unexercised stock options as of December 31, 2003 and the value of the in-the-money options as of December 31, 2003 held by the Named Executive Officers. The value of unexercised in-the-money options as of December 31, 2003 is based on $0.15 per share, which was the assumed fair market value of the common stock at that date, less the exercise price per share.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options at		In-The-Money Options at
	Shares		December 31, 2003		December 31, 2003
	Acquired on	Value	Exercisable	Unexercisable	Exercisable	Unexercisable
	Exercise (#)	Realized ($)	(#)	(#)	($)	($)
Timothy R. Surgenor	—	—	—	900,000	—	126,000
John P. Donoghue	—	—	140,625	309,375	7,031	15,469
J. Christopher Flaherty	—	—	7,500	182,500	375	9,125
Nandini Murthy	—	—	18,750	56,250	938	2,813

Total	—	—	166,875	1,448,125	8,344	153,407

Option Plans

     2002 Equity Incentive Plan

     On August 12, 2002, Cyberkinetics’ Board of Directors and its stockholders adopted the 2002 Equity Incentive Plan (the “2002 Equity Plan”). The 2002 Equity Plan provides for the granting of incentive stock options, nonqualified option awards, stock grants and other restricted stock awards for officers, directors, employees, consultants and advisers. On April 30, 2004, Cyberkinetics’ Board of Directors and its stockholders amended the 2002 Equity Plan to increase the total number of shares available from 1,833,333 to 2,533,333. The 2002 Equity Plan, and all options outstanding thereunder, were assumed by us in connection with the Merger.

     Incentive stock options may not be granted at less than the fair market value of our common stock at the date of grant. The options can be exercisable at various dates, as determined by our Board of Directors, and will expire no more than ten years from the date of grant. Options granted under the 2002 Equity Plan are restricted as to transfer. For holders of more than 10% of our voting stock, incentive stock options may not be granted at less than 110% of the fair market value of our common stock at the date of grant, with an expiration date not to exceed five years. Options granted under the 2002 Equity Plan vest over periods as determined by the Board of Directors, which are generally a period of four years from the date of grant.

     2002 Founders’ Option Plan

     On August 12, 2002, Cyberkinetics’ Board of Directors and its stockholders adopted the 2002 Founders’ Option Plan (the “2002 Founders’ Plan”). The 2002 Founders’ Plan, and all options outstanding thereunder, were assumed by us in connection with the Merger. The 2002 Founders’ Plan provides for the granting of incentive stock options, nonqualified option awards, stock grants and other restricted stock awards to certain key employees and stockholders. On June 20, 2003, Cyberkinetics’ Board of Directors and its stockholders amended the 2002 Founders’ Plan to reduce the total number of shares available from 1,430,915 to 1,230,915.

     At November 30, 2004, an aggregate of 3,054,750 stock options were outstanding under the 2002 Equity Plan and the 2002 Founders’ Plan at prices ranging from $0.01 to $4.89 per share. At such date, there were 484,880 stock options available for grant.

Securities Authorized for Issuance Under Equity Compensation Plans

     The following table provides information as of December 31, 2003 regarding compensation plans (including individual compensation arrangements) under which equity securities of our company are authorized for issuance.

Number of securities
remaining available for
	Number of Securities to be	Weighted-average	future issuance under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,836,283 (1)	$0.07	179,535
Equity compensation plans not approved by security holders	—	—	—

Total	2,836,283	$0.07	179,535

(1)	Includes 1,605,368 stock options under the 2002 Equity Incentive Plan and 1,230,915 stock options under the 2002 Founders’ Option Plan.

Beneficial Ownership

     The following table sets forth certain information regarding the beneficial ownership of our common stock known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and executive officers, and all of our directors and executive officers as a group.

		Amount And Nature	Percent Of
Title Of Class	Name and Address Of Beneficial Owner	of Beneficial Owner	Class **

Common Stock	Timothy R. Surgenor (1)	446,950	2.79%
	President, Chief Executive Officer and Director
	100 Foxborough Blvd., Suite 240
	Foxborough, MA 02035
Common Stock	John P. Donoghue, Ph.D. (2)	549,369	3.46%
	Founder, Chief Scientific Officer and Director
	100 Foxborough Blvd., Suite 240
	Foxborough, MA 02035
Common Stock	J. Christopher Flaherty (3)	66,250	*
	Executive Vice President, Technology and Intellectual Property
	100 Foxborough Blvd., Suite 240
	Foxborough, MA 02035

		Amount And Nature	Percent Of
Title Of Class	Name and Address Of Beneficial Owner	of Beneficial Owner	Class **
Common Stock	Burke T. Barrett (4)	37,500	*
	Vice President, Clinical Operations
	100 Foxborough Blvd., Suite 240
	Foxborough, MA 02035
Common Stock	Jon P. Joseph, Ph.D. (5)	25,000	*
	Vice President, R&D and Applications Development
	100 Foxborough Blvd., Suite 240
	Foxborough, MA 02035
Common Stock	Nandini Murthy (6)	37,500	*
	Vice President, Regulatory Affairs and Quality Systems
	100 Foxborough Blvd., Suite 240
	Foxborough, MA 02035
Common Stock	Kimi Iguchi	—	*
	Vice President, Finance
	100 Foxborough Blvd., Suite 240
	Foxborough, MA 02035
Common Stock	Nicholas G. Hatsopoulos, Ph.D. (7)	398,006	2.53%
	Founder and Director
	1027 East 57th St.
	Chicago, IL 60637
Common Stock	Mark P. Carthy (8)	7,312,495	46.44%
	Director
	222 Berkeley St., Suite 1650
	Boston, MA 02116
Common Stock	Philip W. Morgan (9)	2,138,320	13.65%
	Director
	1 Northumberland Avenue
	Trafalgar Square
	London, England WC2N 5BW
Common Stock	George N. Hatsopoulos, Ph.D. (10)	1,292,822	8.26%
	Director
	233 Tower Road
	Lincoln, MA 01773
Common Stock	Theo Melas-Kyriazi	—	*
	Director
	c/o Cyberkinetics Neurotechnology Systems, Inc.
	100 Foxborough Blvd., Suite 240
	Foxborough, MA 02035
Common Stock	Daniel E. Geffken	—	*
	Director
	66 Concord Street
	Wilmington, MA 01887
Common Stock	All directors and executive officers as a
	group (13 persons) (11)	12,304,212	73.63%
	Five Percent Stockholders:
Common Stock	Oxford Bioscience Partners and affiliated	7,312,495	46.44%
	entities (8)
	222 Berkeley St., Suite 1650
	Boston, MA 02116

		Amount And Nature	Percent Of
Title Of Class	Name and Address Of Beneficial Owner	of Beneficial Owner	Class **
Common Stock	The Global Life Science Ventures Fonds II GmbH	1,202,805	7.68%
	& Co KG (9)
	Von-Der-Tann-Str. 3
	D-80539 Munich
	Germany
Common Stock	The Global Life Science Ventures Fund II L.P. (9)	935,515	5.97%
	PO Box 431
	Alexander House
	13-15 Victoria Rd.
	St. Peter Port
	Guernsey, GY1 1ZD
Common Stock	GDH Partners, L.P. (10)	1,292,822	8.26%
	233 Tower Road
	Lincoln, MA 01773

*	Indicates less than 1.0%

**	Based on 15,639,481 shares outstanding as of November 30, 2004.

(1)	Includes options to purchase 393,750 shares of common stock exercisable within 60 days of November 30, 2004. Also includes 40,000 shares of common stock and 13,200 warrants to purchase common stock held by the Daniel S. Gregory 1987 Trust for the benefit of Charlotte Gregory Surgenor. Mr. Surgenor’s children are the primary beneficiaries of the trust and Mr. Surgenor and his wife retain a pecuniary interest in the shares and warrants. (2) Includes options to purchase 246,654 shares of common stock exercisable within 60 days of November 30, 2004.

(3)	Includes options to purchase 66,250 shares of common stock exercisable within 60 days of November 30, 2004.

(4)	Includes options to purchase 37,500 shares of common stock exercisable within 60 days of November 30, 2004.

(5)	Includes options to purchase 25,000 shares of common stock exercisable within 60 days of November 30, 2004.

(6)	Includes options to purchase 37,500 shares of common stock exercisable within 60 days of November 30, 2004.

(7)	Includes options to purchase 95,291 shares of common stock exercisable within 60 days of November 30, 2004.

(8)	Jonathan J. Fleming, Jeffrey T. Barnes, Mark P. Carthy, Alan G. Walton and Michael E. Lytton exercise voting and investment control with respect to shares held by Oxford Bioscience Partners. These persons are the General Partners of OBP Management IV L.P., which is the General Partner of the funds referenced herein. The holdings of Oxford Bioscience Partners include 7,135,795 shares and warrants to purchase 104,061 shares held by Oxford Bioscience Partners IV, L.P. and 71,595 shares and warrants to purchase 1,044 shares held by MRNA Fund II, L.P. Mr. Carthy, a Director of Cyberkinetics since 2002, disclaims beneficial ownership of the shares held by funds affiliated with Oxford Bioscience Partners, except to the extent of his proportionate pecuniary interest therein.

(9)	Dr. Hans A. Kupper, Hanns Peter Wiese and Philip W. Morgan exercise voting and investment control with respect to shares held. The holdings relate to 1,183,500 shares and warrants to purchase 19,305 shares held by The Global Life Science Ventures Funds II GmbH & Co., KG and 920,500 shares and warrants to purchase 15,015 shares of November 30, 2004 held by The Global Life Science Ventures Fund II, L.P. Mr. Morgan, a Director of Cyberkinetics since 2003, is a consultant to Global Life Science Ventures II. Mr. Morgan disclaims beneficial ownership of all shares issued or issuable to the referenced entities, except to the extent of his proportionate pecuniary interest.

(10)	Daphne Hatsopoulos exercises voting and investment control with respect to shares held. The holdings include 1,275,305 shares and warrants to purchase 17,517 shares held by GDH Partners L.P. Dr. Hatsopoulos, a Director of Cyberkinetics since 2002, is a limited partner of GDH Partners L.P. and a minority owner GDH Management, LLC, which is a general partner of GDH Partners L.P. Dr. Hatsopoulos disclaims beneficial ownership of the shares held by GDH Partners L.P., except to the extent of his proportionate pecuniary interest therein.

(11)	Includes options to purchase 901,945 shares of common stock exercisable within 60 days of November 30, 2004 and warrants to purchase 170,142 shares. See also footnotes 1 and 8-10 above.

     Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and generally includes voting or investment power with respect to securities. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him/her.

Indemnification of Directors and Executive Officers and Limitation of Liability

     As permitted by the Delaware General Corporation Law, our Certificate of Incorporation and Bylaws limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

     The limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of the liability of a director, then the liability of our directors will be eliminated or limited to the furthest extent permitted by Delaware law as so amended.

     Our Certificate of Incorporation allows us to indemnify our officers, directors and other agents to the full extent permitted by Delaware law. Our Bylaws permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Delaware law would permit indemnification, and to provide indemnification in circumstances in which indemnification is otherwise discretionary under Delaware law. The Bylaws will specify circumstances in which indemnification for our directors and executive officers is mandatory and when we may be required to advance expenses before final disposition of any litigation.

     We will enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

     At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

     Insofar as indemnification by us for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Cyberkinetics, Inc.

     Cyberkinetics, Inc. is a wholly-owned subsidiary of Cyberkinetics Neurotechnology Systems, Inc., which is a holding company. Cyberkinetics Neurotechnology Systems, Inc. and Cyberkinetics, Inc. have interlocking executive positions and share common ownership.

October 2004 Merger Transaction

     In October 2004, we completed the Merger transaction with Cyberkinetics, Inc. At the closing, Cyberkinetics, Inc. became a wholly-owned subsidiary of Cyberkinetics Neurotechnology Systems, Inc. (formerly Trafalgar Ventures Inc.) and all outstanding securities of Cyberkinetics, Inc. were converted into securities of Cyberkinetics Neurotechnology Systems, Inc. on a one-for-one basis. The following sets forth information with respect to our affiliates holdings prior to the Merger:

•	Oxford Biosciences Partners- Prior to the Merger, Oxford Biosciences Partners and its affiliated entities held 888,889 shares of common stock and 6,000,000 shares of preferred stock of Cyberkinetics, Inc. The shares were purchased for aggregate consideration of $6,000,089.

•	Global Life Science Ventures- Prior to the Merger, Global Life Sciences and its affiliated entities held 2,000,000 shares of preferred stock of Cyberkinetics, Inc. The shares were purchased for aggregate consideration of $2,000,000.

•	GDH Partners, LP- Prior to the Merger, GDH Partners and its affiliated entities held 222,222 shares of common stock and 1,000,000 shares of preferred stock of Cyberkinetics, Inc. The shares were purchased for aggregate consideration of $1,000,000.

November 2004 Private Placement

     In November 2004, we completed a private placement, whereby we (i) sold 2,000,000 shares of our common stock at a price of $3.00 per share for aggregate gross proceeds of $6,000,000; and (ii) issued warrants to purchase up to an additional 660,000 shares of our common stock at an exercise price of $6.00 per share. Our placement agent, Rodman & Renshaw, LLC, also received a warrant to purchase 100,000 shares of our common stock as partial consideration for its services during the private placement. The following issuees are officers and/or members of our Board of Directors:

•	Timothy R. Surgenor, President, Chief Executive Officer and Director- An aggregate of 40,000 shares of our common stock and warrants to purchase an aggregate of 13,200 shares of our common stock was issued to the Daniel S. Gregory 1987 Trust for the benefit of Charlotte Gregory Surgenor. Mr. Surgenor’s children are the primary beneficiaries of the trust and Mr. Surgenor and his wife retain a pecuniary interest in the shares and warrants.

•	Mark Carthy, Director- An aggregate of 318,501 shares of our common stock and warrants to purchase an aggregate of 105,105 shares of our common stock was issued to certain affiliated entities of Oxford Bioscience Partners. Mr. Carthy is a general partner of OBP Management IV L.P., an affiliate of Oxford Bioscience Partners. Mr. Carthy disclaims beneficial ownership of all shares issued or issuable to Oxford Bioscience Partners or its affiliated entities, except to the extent of his proportionate pecuniary interest, but exercises shared voting and investment power with respect to some of these shares.

•	George Hatsopoulos, Ph.D., Director- An aggregate of 53,083 shares of our common stock and warrants to purchase an aggregate of 17,517 shares of our common stock was issued to GDH Partners, LP. Dr. Hatsopoulos is a limited partner of GDH Partners LP and a minority owner of GDH Management LLC, which is a general partner of GDH Partners, LP. Dr. Hatsopoulos disclaims beneficial ownership of all shares issued or issuable to GDH Partners LP, except to the extent of his proportionate pecuniary interest.

•	Philip Morgan, Director- An aggregate of 104,000 shares of our common stock and warrants to purchase an aggregate of 34,320 shares or our common stock was issued to certain affiliated entities of Global Life Science Ventures. Mr. Morgan is a consultant to Global Life Science Venture II Mr. Morgan disclaims beneficial ownership of all shares issued or issuable to Global Life Science Ventures or its affiliated entities, but exercises shared voting and investment power with respect to some of these shares.

The following issuees are affiliates of our company:

•	Oxford Bioscience Partners, affiliate- An aggregate of 318,501 shares of our common stock and warrants to purchase an aggregate of 105,105 shares of our common stock were issued to affiliates of Oxford Bioscience Partners (see mRNA Fund II L.P. and Oxford Bioscience Partners IV L.P. in the “Selling Stockholder” section below).

•	Global Life Science Ventures, affiliate- An aggregate of 104,000 shares of our common stock and warrants to purchase an aggregate of 34,320 shares of our common stock were issued to affiliates of Global

Life Science Ventures (see The Global Life Science Ventures Fund II L.P. and The Global Life Science Ventures Fonds GmbH & Co KG in the “Selling Stockholder” section below).

•	GDH Partners, LP, affiliate- An aggregate of 53,083 shares of our common stock and warrants to purchase an aggregate of 17,517 shares of our common stock were issued to GDH Partners, LP. (see GDH Partners, LP in the “Selling Stockholder” section below).

CHANGE IN ACCOUNTANTS

     On October 6, 2004, following approval from our Board of Directors, we terminated Morgan and Company (“Morgan”) as our independent auditor. Morgan audited Trafalgar’s financial statements for the fiscal years ended April 30, 2004, 2003 and 2002.

     Morgan’s reports on Trafalgar’s financial statements for the fiscal years ended April 30, 2004, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion and were not qualified as to audit scope or accounting principles. The reports of Morgan for the fiscal years ended April 30, 2004, 2003 and 2002 were qualified reports in that adverse financial conditions identified by the accountants raised substantial doubt about Trafalgar’s ability to continue as a going-concern. During the two most recent fiscal years ended April 30, 2004 and 2003, and in the subsequent interim periods through October 8, 2004 (the filing date of a Current Report on Form 8-K to disclose the termination), (i) there were no disagreements between Trafalgar and Morgan on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Morgan, would have caused Morgan to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(iv) of Regulation S-B of the Securities Exchange Act of 1934, as amended (the “Act”). The decision to replace Morgan was not the result of any disagreement between Morgan and Trafalgar on any matter of accounting principle or practice, financial statement disclosure or audit procedure. The Board of Directors deemed it in our best interests to change independent auditors following the closing of the Merger with Cyberkinetics.

     On October 6, 2004, our Board of Directors approved the appointment of Ernst & Young, LLP, as our new independent registered public accounting firm. Ernst & Young, LLP previously served as the independent auditor for Cyberkinetics.

SELLING STOCKHOLDERS

     This prospectus relates to the resale from time to time of up to a total of 2,760,000 shares of common stock by the selling stockholders, comprising:

•	2,000,000 shares of our common stock that were issued to selling stockholders pursuant to transactions exempt from registration under the Securities Act of 1933; and

•	760,000 shares of common stock underlying warrants that were issued to selling stockholders and our private placement agent pursuant to transactions exempt from registration under the Securities Act of 1933.

     The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying shares of convertible preferred stock, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days of November 30, 2004 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership in the following table is based upon 15,639,481 shares of common stock outstanding as of November 30, 2004.

     Except as described below, none of the selling stockholders within the past three years has had any material relationship with us or any of our affiliates:

•	Timothy R. Surgenor, President, Chief Executive Officer and Director- An aggregate of 40,000 shares of our common stock and warrants to purchase an aggregate of 13,200 shares of our common stock was issued to the Daniel S. Gregory 1987 Trust for the benefit of Charlotte Gregory Surgenor in the private placement completed in November 2004. Mr. Surgenor’s children are the primary beneficiaries of the trust and Mr. Surgenor and his wife retain a pecuniary interest in the shares and warrants.

•	Mark Carthy, Director- An aggregate of 318,501 shares of our common stock and warrants to purchase an aggregate of 105,105 shares of our common stock was issued to certain affiliated entities of Oxford Bioscience Partners in the private placement completed in November 2004. Mr. Carthy is a general partner of OBP Management IV L.P., an affiliate of Oxford Bioscience Partners. Mr. Carthy disclaims beneficial ownership of all shares issued or issuable to Oxford Bioscience Partners or its affiliated entities, except to the extent of his proportionate pecuniary interest, but exercises shared voting and investment power with respect to some of these shares.

•	George Hatsopoulos, Ph.D., Director- An aggregate of 53,083 shares of our common stock and warrants to purchase an aggregate of 17,517 shares of our common stock was issued to GDH Partners, LP in the private placement completed in November 2004. Dr. Hatsopoulos is a limited partner of GDH Partners LP and a minority owner of GDH Management LLC, which is a general partner of GDH Partners, LP. Dr. Hatsopoulos disclaims beneficial ownership of all shares issued or issuable to GDH Partners LP, except to the extent of his proportionate pecuniary interest.

•	Philip Morgan, Director- An aggregate of 104,000 shares of our common stock and warrants to purchase an aggregate of 34,320 shares or our common stock was issued to certain affiliated entities of Global Life Science Ventures in the private placement completed in November 2004. Mr. Morgan is a consultant to Global Life Science Ventures II. Mr. Morgan disclaims beneficial ownership of all shares issued or issuable to Global Life Science Ventures or its affiliated entities, but exercises shared voting and investment power with respect to some of these shares.

•	Oxford Bioscience Partners, affiliate- An aggregate of 318,501 shares of our common stock and warrants to purchase an aggregate of 105,105 shares of our common stock were issued to affiliates of Oxford Bioscience Partners in the private placement completed in November 2004 and such shares and warrants are included in the selling stockholder table below (see mRNA Fund II L.P. and Oxford Bioscience Partners IV L.P.).

•	Global Life Science Ventures, affiliate- An aggregate of 104,000 shares of our common stock and warrants to purchase an aggregate of 34,320 shares of our common stock were issued to affiliates of Global Life Science Ventures in the private placement completed in November 2004 and such shares and warrants are included in the selling stockholder table below. (see The Global Life Science Ventures Fund II L.P. and The Global Life Science Ventures Fonds II GmbH & Co KG).

•	GDH Partners, LP, affiliate- An aggregate of 53,083 shares of our common stock and warrants to purchase an aggregate of 17,517 shares of our common stock were issued to GDH Partners, LP in the private placement completed in November 2004 and such shares and warrants are included in the selling stockholder table below. (see GDH Partners, LP).

     For additional information, refer to “Management- Beneficial Ownership” above.

     The term “selling stockholders” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

						Number of
						Shares of	Percentage of
	Number of		Percentage			Common	Shares of
	Shares of		of Shares of	Number of		Stock	Common
	Common		Common	Shares of		Beneficially	Stock
	Stock		Stock	Common		Owned	Beneficially
	Beneficially		Beneficially	Stock		After	Owned After
	Owned		Owned	Registered		Completion	Completion
	Prior to		Prior to the	for Sale		of the	of the
Selling Stockholder	Offering		Offering	Hereby		Offering (1)	Offering (1)
American High Growth Equities Retirement Trust 725 5th Avenue Trump Tower 24th FL New York, NY 10022	241,667	(2)	1.54%	221,667	(2)	20,000	*
Andesite Life Sciences I, L.P. c/o Andesite The Pilot House Lewis Wharf Boston, MA 02110	39,900	(3)	*	39,900	(3)	0	*
Andesite Life Sciences II, L.P. c/o Andesite The Pilot House Lewis Wharf Boston, MA 02110	21,280	(4)	*	21,280	(4)	0	*
Andesite Life Sciences, LTD c/o Andesite The Pilot House Lewis Wharf Boston, MA 02110	71,820	(5)	*	71,820	(5)	0	*
Basso Multi-Strategy Holding Fund Ltd. c/o Basso Capital 1281 East Main St. Stamford, CT 06902	86,450	(6)	*	86,450	(6)	0	*
Basso Private Opportunity Holding Fund Ltd. c/o Basso Capital 1281 East Main St. Stamford, CT 06902	24,383	(7)	*	24,383	(7)	0	*
Clarion Capital Corporation 1801 East Ninth Street, Suite 1120 Cleveland, OH 44114	110,833	(8)	*	110,833	(8)	0	*
Cranshire Capital, L.P. 666 Dundee Road Suite 1901 Northbrook, IL 60062	110,833	(9)	*	110,833	(9)	0	*
Crescent International Ltd. c/o GreenLight (Switzerland) SA 84, Avenue Louis-Casai CH 1216 Cointrin, Geneva Switzerland	91,770	(10)	*	91,770	(10)	0	*

						Number of
						Shares of	Percentage of
	Number of		Percentage			Common	Shares of
	Shares of		of Shares of	Number of		Stock	Common
	Common		Common	Shares of		Beneficially	Stock
	Stock		Stock	Common		Owned	Beneficially
	Beneficially		Beneficially	Stock		After	Owned After
	Owned		Owned	Registered		Completion	Completion
	Prior to		Prior to the	for Sale		of the	of the
Selling Stockholder	Offering		Offering	Hereby		Offering (1)	Offering (1)

Imre Eszenyi c/o Manuel Garrido UBS International FBO Imre Eszenyi Acct R2-61424-PG 100 S.E. 2nd Street, 25th FL Miami, FL 33131	21,945	(11)	*	21,945	(11)	0	*
Omicron Master Trust c/o Omicron Capital L.P. 650 Fifth Avenue, 24th Floor New York, NY 10019	221,666	(12)	1.41%	221,666	(12)	0	*
Panacea Fund, LLC c/o William Harris Investors, Inc. 191 North Wacker Drive, Suite 1500 Chicago, IL 60606	221,667	(13)	1.41%	221,667	(13)	0	*
SIBEX Capital Fund Inc. Sretenka 27/29, str. 1 113051 Moscow, Russia	53,977	(14)	*	53,977	(14)	0	*
Smithfield Fiduciary LLC c/o Highbridge Capital Mgt, LLC 9 West 57th Street, 27th Flr New York, NY 10019	133,000	(15)	*	133,000	(15)	0	*
Spectra Capital Management, LLC c/o Spectra Capital Management 120 Broadway , 20th Floor New York, NY 10271	133,000	(16)	*	133,000	(16)	0	*
SRG Capital LLC c/o SRG Capital, Inc. 120 Broadway, 40th Floor New York, NY 10271	88,667	(17)	*	88,667	(17)	0	*
TCMP3 Partners c/o Titan Capital Mgmt 7 Century Drive, Suite 201 Parsippany, NJ 07054	44,333	(18)	*	44,333	(18)	0	*
Daniel S. Gregory 1987 Trust for the benefit of Charlotte Gregory Surgenor c/o Essex Street Associates 400 Essex Street Beverly, MA 01915	53,200	(19)	*	53,200	(19)	0	*
Ursus Capital, L.P. 1370 Avenue of the Americas, 27th FL New York, NY 10019	90,440	(20)	*	90,440	(20)	0	*

						Number of
						Shares of	Percentage of
	Number of		Percentage			Common	Shares of
	Shares of		of Shares of	Number of		Stock	Common
	Common		Common	Shares of		Beneficially	Stock
	Stock		Stock	Common		Owned	Beneficially
	Beneficially		Beneficially	Stock		After	Owned After
	Owned		Owned	Registered		Completion	Completion
	Prior to		Prior to the	for Sale		of the	of the
Selling Stockholder	Offering		Offering	Hereby		Offering (1)	Offering (1)
Ursus Offshore Ltd. c/o Ursus Capital 1370 Avenue of the Americas, 27th FL New York, NY 10019	42,560	(21)	*	42,560	(21)	0	*
Whalehaven Capital Fund Limited c/o Canaccord Capital Corp. 320 Bay Street Suite 1300 Toronto, Ontario M5H4A6	110,833	(22)	*	110,833	(22)	0	*
The Global Life Science Ventures Fund II L.P. 13-15 Victoria Road Alexander House St Peter Port Guernsey, Channel Islands GYI 3ZD	935,515	(23)	5.97%	60,515	(23)	875,000	5.59%
The Global Life Science Ventures Fonds II GmbH & Co KG Von-Der-Tann-Str. 3 D-80539 Munich Germany	1,202,805	(24)	7.68%	77,805	(24)	1,125,000	7.19%
mRNA Fund II L.P. c/o Oxford Bioscience Partners 222 Berkeley St, Suite 1650 Boston, MA 02116	72,639	(25)	*	4,208	(25)	68,431	*
NeuroVentures Fund, LP Zero Court Square Charlottesville, VA 22902	383,250	(26)	2.45%	33,250	(26)	350,000	2.24%
GDH Partners, LP 233 Tower Road Lincoln, MA 01773	1,292,822	(27)	8.26%	70,600	(27)	1,222,222	7.81%
Oxford Bioscience Partners IV L.P. c/o Oxford Bioscience Partners 222 Berkeley St, Suite 1650 Boston, MA 02116	7,239,856	(28)	45.99%	419,398	(28)	6,820,458	43.61%
Rodman & Renshaw LLC 330 Madison Avenue New York, NY 10017	100,000	(29)	*	100,000	(29)	0	*

*	Indicates less than 1.0%.

(1)	Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumption that all shares registered for sale hereby will be sold. However, the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering.

(2)	Includes 55,000 shares underlying warrants that are currently exercisable. Brad Butler exercises voting and investment control with respect to the shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(3)	Includes 9,900 shares underlying warrants that are currently exercisable. G. Hamilon Mehlman, Managing Partner, exercises voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(4)	Includes 5,280 shares underlying warrants that are currently exercisable. G. Hamilon Mehlman, Managing Partner, exercises voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(5)	Includes 17,820 shares underlying warrants that are currently exercisable. G. Hamilon Mehlman, Managing Partner, exercises voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(6)	Includes 21,450 shares underlying warrants that are currently exercisable. Basso Asset Management, L.P. (“Basso”) is the Investment Manager to Basso MultiStrategy Holding Fund Ltd. Howard I. Fischer is a managing member of Basso GP, LLC, the General Partner of Basso, and as such has investment power and voting control with respect to shares held by this selling stockholder. Mr. Fischer disclaims beneficial ownership of these securities. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(7)	Includes 6,050 shares underlying warrants that are currently exercisable. Basso Asset Management, L.P. (“Basso”) is the Investment Manager to Basso MultiStrategy Holding Fund Ltd. Howard I. Fischer is a managing member of Basso GP, LLC, the General Partner of Basso, and as such has investment power and voting control with respect to shares held by this selling stockholder. Mr. Fischer disclaims beneficial ownership of these securities. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(8)	Includes 27,500 shares underlying warrants that are currently exercisable. Mort A. Cohen exercises voting and investment control with respect to shares held by the selling shareholder. This stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(9)	Includes 27,500 shares underlying warrants that are currently exercisable. Mitchell P. Kopin, President of Downsview Capital, Inc., the General Partner of Cranshire Capital, L.P., exercises voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(10)	Includes 22,770 shares underlying warrants that are currently exercisable. Mel Craw and Maxi Brezzi, as Managers of GreenLight (Switzerland) SA, the investment advisor to Cresent International Ltd., exercise dispositive and voting power with respect to shares of common stock owned by Cresent International Ltd. Messrs. Craw and Brezzi disclaim beneficial ownership of such shares. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(11)	Includes 5,445 shares underlying warrants that are currently exercisable. Imre Eszenyi exercises voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(12)	Includes 55,000 shares underlying warrants that are currently exercisable. Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”), Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to shares dispositive power over the shares of common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of common stock. Omicron Capital has delegated authority with respect to the shares of common stock owned by Omicron and, as of November 30, 2004, Mr. Oliver H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the Board of Directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron. By reason of such delegated authority, Messrs. Morali and Bernstein may be deemed to share dispositive power over the shares of common stock owned by Omicron. Messrs. Morali and Berstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority. No other person has sole or shared voting or dispositive power with respect to the shares of common stock being offered by Omicron, as those terms are used for purposes under Regulation 13D-G of the Securities Exchange Act of 1934, as amended. Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling stockholder. No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Omicron and Winchester. This selling stockholder is an affiliate of a broker-dealer, but bought the shares in the ordinary course of business and at the time of the purchase of the securities to be resold did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

(13)	Includes 55,000 shares underlying warrants that are currently exercisable. Charles Polsky exercises voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(14)	Includes 13,393 shares underlying warrants that are currently exercisable. Viacheslav Chebotarevich and Oleg S. Kranoshchek exercise voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(15)	Includes 33,000 shares underlying warrants that are currently exercisable. Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield. Glenn Dubin and Henry Swieca control Highbridge. Each of Highbridge, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield. This selling stockholder is an affiliate of a broker-dealer, but bought the shares in the ordinary course of business and at the time of the purchase of the securities to be resold did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

(16)	Includes 33,000 shares underlying warrants that are currently exercisable. Gregory I. Porges exercises voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is an affiliate of a broker-dealer, but bought the shares in the ordinary course of business and at the time of the purchase of the securities to be resold did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

(17)	Includes 22,000 shares underlying warrants that are currently exercisable. Edwin Mecabe and Tai May Lee exercise voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is an affiliate of a broker-dealer, but bought the shares in the ordinary course of business and at the time of the purchase of the securities to be resold did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

(18)	Includes 11,000 shares underlying warrants that are currently exercisable. Steven Slawson and Walter Schenker exercise voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(19)	Includes 13,200 shares underlying warrants that are currently exercisable. Madeline L. Gregory and Caleb Loring III, Trustees, exercise voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(20)	Includes 22,440 shares underlying warrants that are currently exercisable. Evan Sturza exercises voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(21)	Includes 10,560 shares underlying warrants that are currently exercisable. Evan Sturza exercises voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(22)	Includes 27,500 shares underlying warrants that are currently exercisable. Evan Schemenauer, Arthur Jones and Jennifer Kelly exercise voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(23)	Includes 15,015 shares underlying warrants that are currently exercisable. Dr. Hans A. Kupper, Hanns Peter Wiese and Philip W. Morgan exercise voting and investment control with respect to the shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(24)	Includes 19,305 shares underlying warrants that are currently exercisable. Dr. Hans A. Kupper, Hanns Peter Wiese and Philip W. Morgan exercise voting and investment control with respect to the shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(25)	Includes 1,044 shares underlying warrants that are currently exercisable. Jonathan J. Fleming, Jeffrey T. Barnes, Mark P. Carthy, Alan G. Walton and Michael E. Lytton exercise voting and investment control with respect to shares held by this selling stockholder. These persons are General Partners of OBP Management IV L.P., which is the General Partner of this selling stockholder. This selling stockholder is not a broker-dealer. Jonathan J. Fleming is on the Board of Directors of Leerink Swann & Co., Inc., a registered broker-dealer. This selling stockholder bought the shares in the ordinary course of business and at the time of the purchase of the securities to be resold did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

(26)	Includes 8,250 shares underlying warrants that are currently exercisable. Mark A. Cochran, Ph.D. and Daniel J. O’Connell are the Managing Members of NeuroVenturs Capital LLC, the General Partner to the NeuroVentures Fund, LP. and therefore exercise voting and investment control with respect to shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(27)	Includes 17,517 shares underlying warrants that are currently exercisable. Daphne Hatsopoulos exercises voting and investment control with respect to the shares held by this selling stockholder. This selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

(28)	Includes 104,061 shares underlying warrants that are currently exercisable. Jonathan J. Fleming, Jeffrey T. Barnes, Mark P. Carthy, Alan G. Walton and Michael E. Lytton exercise voting and investment control with respect to shares held by this selling stockholder. These persons are General Partners of OBP Management IV L.P., which is the General Partner of this selling stockholder. This selling stockholder is not a broker-dealer. Jonathan J. Fleming is on the Board of Directors of
Leerink Swann & Co., Inc., a registered broker-dealer. This selling stockholder bought the shares in the ordinary course of business and at the time of the purchase of the securities to be resold did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities.

(29)	Includes 100,000 shares underlying warrants that are currently exercisable. Thomas G. Pinou, CFO, exercises voting and investment control with respect to the shares held by this selling stockholder. This selling stockholder is a broker-dealer. See also “Plan of Distribution” below.

     We will not receive any of the proceeds from the sale of the shares by the selling stockholders, but we will receive funds from the exercise of warrants held by the selling stockholders, if exercised. We have agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares being offered and sold by the selling stockholders, including the Securities and Exchange Commission registration fee and legal, accounting, printing and other expenses of this offering.

DESCRIPTION OF CAPITAL STOCK

Common Stock

     We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share, of which 16,939,481 and 15,639,481 are currently issued and outstanding, respectively. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution upon liquidation, dissolution or winding up; and (iii) do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions. All issued shares of our common stock are fully paid for and non-assessable.

Preferred Stock

     We are authorized to issue 50,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are currently issued and outstanding. The preferred stock may be issued in one or more series and our Board of Directors, without further approval from our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

Stock Options

     As of November 30, 2004, there were outstanding stock options to purchase 1,986,335 shares of our common stock pursuant to the 2002 Equity Incentive Plan at a weighted average exercise price of $0.33 per share and an additional 484,880 shares reserved for future grant under this stock option plan. There were outstanding stock options to purchase 1,068,415 shares of our common stock pursuant to the 2002 Founders’ Option Plan at a weighted average exercise price of $0.10 per share and zero additional shares reserved for future grant under this option plan.

Warrants

     As of November 30, 2004, there were outstanding warrants to purchase 101,619 shares of our common stock at a weighted average exercise price of $0.25 per share, not including the warrants to purchase up to 760,000 shares of common stock at $6.00 per share issued as part of the November 2004 private placement.

Delaware Anti-Takeover Law and Charter and Bylaw Provisions

     Certain provisions of Delaware law and our Certificate of Incorporation and Bylaws could make more difficult the acquisition of us by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

     Our Certificate of Incorporation and Bylaws include provisions that:

•	allow the Board of Directors to issue, without further action by the stockholders, up to 50,000,000 shares of undesignated preferred stock;

•	require that special meetings of our stockholders be called only by the Board of Directors or the Chairman of the Board; and

•	establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders.

     We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

     In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

     The transfer agent for our common stock is EquiServe Trust Corporation, N.A., located at 210 W. 10th Street, Kansas City, MO 64105.

SHARES ELIGIBLE FOR FUTURE SALE

     As of November 30, 2004, we had outstanding 15,639,481 shares of common stock.

Rule 144

     All of the 2,760,000 shares registered in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933. As of November 30, 2004, we also have outstanding an additional 12,589,481 shares of common stock outstanding that were issued and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933. If shares are purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act of 1933, their sales of shares would be governed by the limitations and restrictions that are described below.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an “affiliate” (as the term “affiliate” is defined under the Securities Act of 1933), would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which as of November 30, 2004 would equal approximately 156,395; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

     Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares that are “restricted securities” which have been held for at least two years without regard to the limitations contained in Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Rule 144(k)

     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

Resale of Shares Underlying Stock Options and Warrants

     Our 2002 Equity Incentive Plan and our 2002 Founders’ Option Plan provides for the grant of stock options for 3,764,248 shares of common stock, of which as of November 30, 2004, options to purchase 3,054,750 shares were outstanding and options to purchase 484,880 shares remained available for grant.

PLAN OF DISTRIBUTION

     The selling stockholders, and any of their pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     Certain of our affiliates that are selling shares owned by them further to this prospectus and any broker-dealers or agents that are involved in selling shares held by the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act. Rodman & Renshaw, LLC has disclosed to us that it is a broker-dealer and therefore is deemed an “underwriter” under the Securities Act with respect to the resale of shares underlying warrants issued to it in the Private Placement. To the extent any selling stockholder is deemed to be an underwriter, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholders has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

     Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

     We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

     The validity of the common stock offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart Nicholson Graham LLP, Los Angeles, California.

EXPERTS

     The consolidated financial statements of Cyberkinetics Neurotechnology Systems, Inc at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

     We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

     We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

INDEX TO FINANCIAL STATEMENTS

Page Number
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2002 and 2003 and September 30, 2004 (unaudited)	F-3
Consolidated Statements of Operations for the period May 2, 2001 (date of inception) to December 31, 2001, years ended December 31, 2002 and 2003, for the period May 2, 2001 (date of inception) to December 31, 2003, nine months ended September 30, 2003 and 2004 (unaudited) and for the period from May 2, 2001 (date of inception) to September 30, 2004 (unaudited)
F-4
Consolidated Statements of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the period from May 2, 2001 (date of inception) to December 31, 2001 and years ended December 31, 2002 and 2003 and the nine months ended September 30, 2004 (unaudited)
F-5
Consolidated Statements of Cash Flows for the period from May 2, 2001 (date of inception) to December 31, 2001, years ended December 31, 2002 and 2003, for the period May 2, 2001 (date of inception) to December 31, 2003, nine months ended September 30, 2003 and 2004 (unaudited) and for the period from May 2, 2001 (date of inception) to September 30, 2004 (unaudited)
F-7
Notes to Consolidated Financial Statements	F-9

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Cyberkinetics Neurotechnology Systems, Inc.

We have audited the accompanying consolidated balance sheets of Cyberkinetics Neurotechnology Systems, Inc. (formerly Cyberkinetics, Inc.) (a development-stage company) (the Company) as of December 31, 2002 and 2003, and the related consolidated statements of operations, changes in redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the period from May 2, 2001 (date of inception) to December 31, 2001, for the years ended December 31, 2002 and 2003 and for the period from May 2, 2001 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cyberkinetics Neurotechnology Systems, Inc. (formerly Cyberkinetics, Inc.) (a development-stage company) at December 31, 2002 and 2003, and the consolidated results of its operations and its cash flows for the period from May 2, 2001 (date of inception) to December 31, 2001, for the years ended December 31, 2002 and 2003, and for the period from May 2, 2001 (date of inception) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.

Boston, Massachusetts June 30, 2004, except for Notes 8 and 15, as to which the date is July 23, 2004	/s/ Ernst & Young LLP

Cyberkinetics, Inc.
(A Development-Stage Company)
Consolidated Balance Sheets

	December 31,		September 30,
	2002	2003	2004
			(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,592,215	$5,067,594	$1,628,859
Accounts receivable	139,447	188,930	212,689
Inventory	59,480	73,334	121,463
Prepaid expenses and other current assets	15,170	34,925	115,875
Total current assets	4,806,312	5,364,783	2,078,886
Property and equipment, net	7,120	399,894	590,989
Intangible assets, net	242,618	175,102	143,816
Deposits and other assets	—	19,760	17,007
Goodwill	94,027	94,027	94,027
Total assets	$5,150,077	$6,053,566	$2,924,725
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$99,687	$158,322	$391,191
Accrued expenses	543,492	539,428	791,414
Deferred revenue	53,000	60,432	66,532
Current portion of notes payable to related parties	10,000	—	—
Current portion of capital lease obligations	—	—	185,026
Total current liabilities	706,179	758,182	1,434,163
Notes payable to related parties, less current portion	124,830	131,923	100,086
Capital lease obligations, less current portion	—	—	414,433
Commitments-Notes 8, 12 and 15
Series A redeemable convertible preferred stock;
$0.0001 par value; 11,069,113 and 9,100,000 shares authorized in 2003 and 2002, respectively; 9,419,113 and 5,069,113 shares issued and outstanding in 2003 and 2002, respectively (at redemption value)	4,775,836	9,740,302	10,365,451
Stockholders’ deficit:
Common stock, $0.001 par value; 27,558,117 and 23,700,000 shares authorized in 2003 and 2002, respectively; and 5,344,180 issued and 4,044,180 outstanding at December 31, 2003 and 2002, respectively.	5,344	5,344	5,520
Additional paid-in capital	329,705	524,594	666,265
Common stock in escrow, 1,300,000 shares	(13,000)	(13,000)	(13,000)
Deferred compensation	—	(137,734)	(95,669)
Deficit accumulated during development stage	(778,817)	(4,956,045)	(9,952,524)
Total stockholders’ deficit	(456,768)	(4,576,841)	(9,389,408)
Total liabilities and redeemable convertible preferred stock and stockholders’ deficit	$5,150,077	$6,053,566	$2,924,725

The accompanying notes are an integral part of these consolidated financial statements.

Cyberkinetics, Inc.
(A Development-Stage Company)
Consolidated Statements of Operations

	Period from			Period from			Period from
	May 2, 2001	Year ended		May 2, 2001	Nine months ended		May 2, 2001
	(inception) to	December 31,		(inception) to	September 30,		(inception) to
	December 31,			December 31,			September 30,
	2001	2002	2003	2003	2003	2004	2004
					(Unaudited)		(Unaudited)
Revenues:
Product sales	$—	$234,249	$509,379	$743,628	$318,549	$425,400	$1,169,028
Grant income	—	296,744	774,622	1,071,366	632,104	659,507	1,730,873
Total revenues	—	530,993	1,284,001	1,814,994	950,653	1,084,907	2,899,901
Operating expenses:
Cost of product sales	—	116,758	258,801	375,559	145,597	201,300	576,859
Research and development	—	583,406	2,600,396	3,183,802	1,840,022	2,158,225	5,342,027
Sales and marketing	—	23,419	263,410	286,829	176,037	224,889	511,718
General and administrative	6,019	425,932	1,740,565	2,172,516	1,200,448	2,864,136	5,036,652
Total operating expenses	6,019	1,149,515	4,863,172	6,018,706	3,362,104	5,448,550	11,467,256
Operating loss	(6,019)	(618,522)	(3,579,171)	(4,203,712)	(2,411,451)	(4,363,643)	(8,567,355)
Other income (expense):
Interest income	—	31,860	66,611	98,471	49,133	27,551	126,022
Interest expense	—	(5,147)	(7,472)	(12,619)	(5,699)	(35,238)	(47,857)
Other income, net	—	26,713	59,139	85,852	43,434	(7,687)	78,165
Net loss	(6,019)	(591,809)	(3,520,032)	(4,117,860)	(2,368,017)	(4,371,330)	(8,489,190)
Dividends and accretion to redemption value of redeemable convertible preferred stock	—	(180,989)	(657,196)	(838,185)	(448,097)	(625,149)	(1,463,334)
Net loss attributable to common stockholders	$(6,019)	$(772,798)	$(4,177,228)	$(4,956,045)	$(2,816,114)	$(4,996,479)	$(9,952,524)
Basic and diluted net loss attributable to common stockholders per common share	$(0.00)	$(0.28)	$(1.03)	$(1.64)	$(0.70)	$(1.21)	$(3.04)
Shares used in computing basic and diluted net loss attributable to common stockholders per common share	1,921,164	2,751,613	4,044,180	3,029,709	4,044,180	4,141,525	3,270,296

The accompanying notes are an integral part of these consolidated financial statements.

Cyberkinetics, Inc.
(A Development-Stage Company)

Consolidated Statements of Changes in Redeemable Convertible Preferred Stock
and Stockholders’ Deficit

	Series A
	Redeemable Convertible
	Preferred Stock		Common Stock		Additional
	Shares	Amount	Shares	Par Value	Paid-in-Capital
Issuance of common stock to founders	—	—	882,198	882	118
Issuance of common stock	—	—	1,050,000	1,050	(1,050)
Issuance of common stock held in escrow	—	—	1,300,000	1,300	11,700
Net loss
Balance at December 31, 2001	—	—	3,232,198	3,232	10,768
Issuance of Preferred Stock and Common Stock, net of issuance costs of $312,976	5,000,000	4,525,734	1,111,111	1,111	160,290
Issuance of Prefered Stock in exchange for promissory note	69,113	69,113	—	—	—
Accretion of fair value attributed to common stock issued to Series A Preferred Stockholders	—	9,394	—	—	—
Issuance of common stock in exchange for technology licenses	—	—	94,500	95	14,076
Issuance of common stock to employees	—	—	44,115	44	6,577
Issuance of common stock for acquisition	—	—	862,256	862	128,476
Warrants Issued to vendors	—	—	—	—	9,518
Accretion of Preferred Stock issuance costs	—	16,050	—	—	—
Accretion of Preferred Stock dividends	—	155,545	—	—	—
Net loss
Balance at December 31, 2002	5,069,113	4,775,836	5,344,180	5,344	329,705
Issuance of Preferred Stock, net of issuance costs of $42,370	4,350,000	4,307,270	—	—	—
Stock-based compensation for consultants	—	—	—	—	9,658
Stock-based compensation for employees	—	—	—	—	174,725
Preferred Stock warrants issued in connection with lease agreement	—	—	—	—	10,506
Accretion of fair value attributed to common issued to Series A Preferred Stockholders	—	24,317	—	—	—
Accretion of Preferred Stock issuance costs	—	51,920	—	—	—
Accretion of Preferred Stock dividends	—	580,959	—	—	—
Net loss
Balance at December 31, 2003	9,419,113	9,740,302	5,344,180	5,344	524,594
Issuance of common stock from exercise of stock options (unaudited)	—	—	176,188	176	38,304
Stock-based compensation for consultants (unaudited)	—	—	—	—	113,602
Stock-based compensation for employees (unaudited)	—	—	—	—	(10,235)
Accretion of fair value attributed to common issued to Series A Preferred Stockholders (unaudited)	—	18,234	—	—	—
Accretion of Preferred Stock issuance costs (unaudited)	—	41,769	—	—	—
Accretion of Preferred Stock dividends (unaudited)	—	565,146	—	—	—
Net loss (unaudited)
Balance at September 30, 2004 (unaudited)	9,419,113	10,365,451	5,520,368	5,520	666,265

[Additional columns below]

[Continued from above table, first column(s) repeated]

				Total
	Shares held	Deferred	Accumulated	Stockholders’
	in Escrow	Compensation	Deficit	Deficit
Issuance of common stock to founders	—	—	—	1,000
Issuance of common stock	—	—	—	—
Issuance of common stock held in escrow	(13,000)	—	—	—
Net loss	—	—	(6,019)	(6,019)
Balance at December 31, 2001	(13,000)	—	(6,019)	(5,019)
Issuance of Preferred Stock and Common Stock, net of issuance costs of $312,976	—	—	—	161,401
Issuance of Prefered Stock in exchange for promissory note	—	—	—	—
Accretion of fair value attributed to common stock issued to Series A Preferred Stockholders	—	—	(9,394)	(9,394)
Issuance of common stock in exchange for technology licenses	—	—	—	14,171
Issuance of common stock to employees	—	—	—	6,621
Issuance of common stock for acquisition	—	—	—	129,338
Warrants Issued to vendors	—	—	—	9,518
Accretion of Preferred Stock issuance costs	—	—	(16,050)	(16,050)
Accretion of Preferred Stock dividends	—	—	(155,545)	(155,545)
Net loss	—	—	(591,809)	(591,809)
Balance at December 31, 2002	(13,000)	—	(778,817)	(456,768)
Issuance of Preferred Stock, net of issuance costs of $42,370	—	—	—	—
Stock-based compensation for consultants	—	—	—	9,658
Stock-based compensation for employees	—	(137,734)	—	36,991
Preferred Stock warrants issued in connection with lease agreement	—	—	—	10,506
Accretion of fair value attributed to common issued to Series A Preferred Stockholders	—	—	(24,317)	(24,317)
Accretion of Preferred Stock issuance costs	—	—	(51,920)	(51,920)
Accretion of Preferred Stock dividends	—	—	(580,959)	(580,959)
Net loss	—	—	(3,520,032)	(3,520,032)
Balance at December 31, 2003	(13,000)	(137,734)	(4,956,045)	(4,576,841)
Issuance of common stock from exercise of stock options (unaudited)	—	—	—	38,480
Stock-based compensation for consultants (unaudited)	—	—	—	113,602
Stock-based compensation for employees (unaudited)	—	42,065	—	31,830
Accretion of fair value attributed to common issued to Series A Preferred Stockholders (unaudited)	—	—	(18,234)	(18,234)
Accretion of Preferred Stock issuance costs (unaudited)	—	—	(41,769)	(41,769)
Accretion of Preferred Stock dividends (unaudited)	—	—	(565,146)	(565,146)
Net loss (unaudited)	—	—	(4,371,330)	(4,371,330)
Balance at September 30, 2004 (unaudited)	(13,000)	(95,669)	(9,952,524)	(9,389,408)

The accompanying notes are an integral part of these consolidated financial statements.

Cyberkinetics, Inc.
(A Development-Stage Company)
Consolidated Statements of Cash Flows

	Period from			Period from
	May 2, 2001			May 2, 2001
	(inception) to	Year ended December 31,		(inception) to
	December 31,			December 31,
	2001	2002	2003	2003
Operating activities
Net loss	$(6,019)	$(591,809)	$(3,520,032)	$(4,117,860)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	—	9,949	56,644	66,593
Amortization of intangibles	—	22,382	67,516	89,898
Stock-based expenses	—	30,310	46,649	76,959
Noncash interest on note payable	—	4,187	7,093	11,280
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	—	(37,835)	(49,483)	(87,318)
Prepaid expenses and other current assets	—	(13,280)	(19,755)	(33,035)
Inventory	—	(32,341)	(13,854)	(46,195)
Deposits	—		(9,254)	(9,254)
Accounts payable	—	51,440	58,635	110,075
Accrued expenses	—	369,898	(4,064)	365,834
Deferred revenue	—	19,679	7,432	27,111
Net cash used in operating activities	(6,019)	(167,420)	(3,372,473)	(3,545,912)
Investing activities
Purchases of property and equipment	—	(13,202)	(449,418)	(462,620)
Net cash acquired in business combination	—	43,743	—	43,743
Net cash provided by (used in) investing activities	—	30,541	(449,418)	(418,877)
Financing activities
Proceeds from note payable	25,000	42,000	—	67,000
Net proceeds from capital lease line	—	—	—	—
Payments on capital lease line	—	—	—	—
Payments on note payable	—	(20,000)	(10,000)	(30,000)
Net proceeds from issuance of preferred stock	—	4,525,712	4,307,270	8,832,982
Proceeds from issuance of common stock	1,000	161,401	—	162,401
Net cash provided by financing activities	26,000	4,709,113	4,297,270	9,032,383
Net increase (decrease) in cash and cash equivalents	19,981	4,572,234	475,379	5,067,594
Cash and cash equivalents at beginning of period	—	19,981	4,592,215	—
Cash and cash equivalents at end of period	$19,981	$4,592,215	$5,067,594	$5,067,594

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Period from
	Nine months ended		May 2, 2001
	September 30,		(inception) to
			September 30,
	2003	2004	2004
	(Unaudited)		(Unaudited)
Operating activities
Net loss	$(2,368,017)	$(4,371,330)	$(8,489,190)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	34,094	123,842	190,435
Amortization of intangibles	50,637	31,286	121,184
Stock-based expenses	28,561	145,432	222,391
Noncash interest on note payable	5,319	4,413	15,693
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	41,795	(23,759)	(111,077)
Prepaid expenses and other current assets	(35,808)	(80,950)	(113,985)
Inventory	24,480	(48,129)	(94,324)
Deposits	(9,252)	2,752	(6,502)
Accounts payable	93,738	232,870	342,945
Accrued expenses	(47,782)	251,986	617,820
Deferred revenue	(53,000)	6,100	33,211
Net cash used in operating activities	(2,235,235)	(3,725,487)	(7,271,399)
Investing activities
Purchases of property and equipment	(414,411)	(314,937)	(777,557)
Net cash acquired in business combination	—	—	43,743
Net cash provided by (used in) investing activities	(414,411)	(314,937)	(733,814)
Financing activities
Proceeds from note payable	—	—	67,000
Net proceeds from capital lease line	—	698,378	698,378
Payments on capital lease line	—	(98,920)	(98,920)
Payments on note payable	(10,000)	—	(30,000)
Net proceeds from issuance of preferred stock	4,220,000	—	8,832,982
Proceeds from issuance of common stock	—	2,231	164,632
Net cash provided by financing activities	4,210,000	601,689	9,634,072
Net increase (decrease) in cash and cash equivalents	1,560,354	(3,438,735)	1,628,859
Cash and cash equivalents at beginning of period	4,592,215	5,067,594	—
Cash and cash equivalents at end of period	$6,152,569	$1,628,859	$1,628,859

	Period from			Period from
	May 2, 2001			May 2, 2001
	(inception) to	Year ended December 31,		(inception) to
	December 31,			December 31,
	2001	2002	2003	2003
Supplemental disclosure of noncash investing and financing activities
Accretion of preferred stock dividends and issuance costs	$—	$171,595	$632,879	$804,474
Accretion of fair value of common stock issued to Preferred Stockholders	$—	$9,394	$24,317	$33,711
Note payable exchanged for Series A Redeemable Convertible Preferred Stock	$—	$69,113	$—	$69,113
Preferred stock warrants issued in connection with lease agreement	$—	$—	$10,506	$10,506
Common Stock, warrants and options issued for acquisition	$—	$133,892	$—	$133,892
Common Stock, warrants and options issued in exchange for Notes Payable to related party	$—	$—	$—	$—

[Additional columns below]

[Continued from above table, first column(s) repeated]

			Period from
	Nine months ended		May 2, 2001
	September 30,		(inception) to
			September 30,
	2003	2004	2004
	(Unaudited)		(Unaudited)
Supplemental disclosure of noncash investing and financing activities
Accretion of preferred stock dividends and issuance costs	$429,860	$606,915	$1,411,389
Accretion of fair value of common stock issued to Preferred Stockholders	$18,237	$18,234	$51,945
Note payable exchanged for Series A Redeemable Convertible Preferred Stock	$—	$—	$69,113
Preferred stock warrants issued in connection with lease agreement	$—	$—	$10,506
Common Stock, warrants and options issued for acquisition	$—	$—	$133,892
Common Stock, warrants and options issued in exchange for Notes Payable to related party	$—	$36,250	$36,250

The accompanying notes are an integral part of these consolidated financial statements.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements

Years ended December 31, 2003 and 2002

1. Nature of Business and Basis of Presentation

Cyberkinetics, Inc. (a development-stage company) (Cyberkinetics or the Company) is developing a platform technology using scientific research efforts of Brown University and the University of Utah. Cyberkinetics intends to develop implantable medical devices and software for human use that will be designed to detect and interpret brain activity in real time. Cyberkinetics operates in one business segment, which is the development and marketing of advanced-stage neurological products.

In March 2004, Cyberkinetics’ first advanced stage neurological product candidate, the BrainGate™ Neural Interface System (BrainGate™), received Investigational Device Exemption (IDE) approval from the United States Food and Drug Administration (FDA) and is undergoing pilot clinical evaluation. The BrainGate™ system is intended to allow a disabled person to control a computer using thought. Cyberkinetics’ second product candidate, the NeuroPort™ Neural Signal Processor (NeuroPort™), leverages the BrainGate™ technology and provides is currently under development and, if successful, would provide the Company with opportunities to commercialize products for diagnosis and therapy of numerous neurological diseases and disorders.

In August 2002, Cyberkinetics acquired Bionic Technologies, LLC (Bionic), a manufacturer of neural recording, stimulation and signal processing equipment for neuroscience research. The Company intends to use the technologies acquired in the Bionics acquisition in its efforts to commercialize its advanced-stage neurological products.

The Company continues to manufacture and sell Bionic Technologies’ BIONIC® line of neural recording arrays and data acquisition systems on a limited basis to researchers, as these products are useful in various applications in addition to the Company’s use of this technology in its advanced-stage neurological products.

The Company is subject to a number of risks similar to those of other earlier-stage medical device companies. These risks include, but are not limited to, rapid technological change, dependence on key personnel, new product introductions and other activities of competitors, the successful development and marketing of its products, and the need to obtain adequate additional capital necessary to fund future operations.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

1. Nature of Business and Basis of Presentation (continued)

Since its inception on May 2, 2001, the Company has devoted its efforts principally to research and development, licensing of intellectual property, business development activities and raising capital. As a result, the Company is considered a development-stage company pursuant to Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises. Accumulated deficit for the period May 2, 2001 (date of inception) through December 31, 2003 was $4,956,045.

The Company’s future capital requirements will depend upon many factors, including progress with marketing its technologies, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the necessity of, and time and costs involved in, obtaining regulatory approvals, competing technological and market developments, and its ability to establish collaborative arrangements, effective commercialization, marketing activities and other arrangements.

Management expects that the Company will continue to incur negative cash flows and net losses for the foreseeable future. Based upon management’s current plans, management believes that the Company’s existing capital resources, plus the proceeds of a planned private placement of approximately $5 million, will be sufficient to meet the Company’s operating expenses and capital requirements through December 2005. However, changes in management’s business strategy, technology development, or marketing plans or other events affecting management’s operating plans and expenses, may result in the expenditure of existing cash before that time. If this occurs, the Company’s ability to meet its cash obligations as they become due and payable will depend on the Company’s ability to sell securities, borrow funds or some combination thereof. The Company may not be successful in raising necessary funds on acceptable terms, or at all.

If the Company does not complete the planned private placement, and if no other sources of additional capital are available, management anticipates that it would substantially reduce the Company’s operating expenses to the minimum required to support the BrainGate™ pilot clinical trial. On that reduced basis, management believes that the Company’s existing capital resources would be sufficient to meet its operating expenses into 2005.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies

Interim Unaudited Financial Information

The unaudited consolidated financial statements as of September 30, 2004, and for the nine months ended September 30, 2003 and 2004, have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring accruals considered necessary for a fair presentation of the results of these interim periods, have been included. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the full year. All financial statement amounts and disclosures related to the nine-month periods ended September 30, 2003 and 2004 are unaudited.

Principles of Consolidation

The consolidated financial statements include the accounts of Cyberkinetics, Inc. (a development-stage company) and its wholly-owned subsidiary, CYBK, Inc. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in accordance with United States generally accepted accounting principles requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

The Company considers short-term investments with original maturity dates of three months or less at the date of purchase to be cash equivalents. Cash equivalents of $4,935,612 and $4,431,848 as of December 31, 2003 and 2002, respectively, primarily consisted of commercial paper and money market funds held by large financial institutions in the United States.

Financial Instruments

The Company’s financial instruments consist of cash equivalents, accounts receivable and debt, and are carried at cost, which approximates fair value due to the short-term nature of these instruments.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Concentrations of Credit Risk and Significant Customer Concentrations

Financial instruments that potentially subject the Company to credit risk primarily consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with high-quality financial institutions in the United States. With respect to trade accounts receivable, the Company extends thirty-day terms to its customers and does not require collateral. The Company periodically assesses the collectibility of its receivables and establishes reserves, as necessary, based on various considerations, including customer credit history, payment patterns and aging of accounts; once management determines an account receivable is not collectible, the account is written-off. The Company has not experienced significant collectibility problems to date.

The Company currently operates in one business segment that being the development and marketing of advanced-stage neurological products. In 2003 and 2002, 38% and 4%, respectively, of total product sales were made to customers residing outside of the United States. In 2003, international sales were divided approximately equally among Canada, Europe and Japan; in 2002, international product sales primarily emanated from Europe. International customers pay the Company in U.S. dollars. Balances due from international customers at December 31, 2003 and 2002 were $63,132 and $0, respectively. For the years ended December 31, 2002 and 2003, customers to whom sales exceeded 10% of each year’s respective total product sales were as follows:

Customer	2002	2003
A	—%	14%
B	—	13
C	—	12
D	—	12
E	—	12
F	25	—
G	21	—
H	19	—
I	19	—

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Inventory

Inventory is stated at the lower of cost or market, and is valued on a first-in, first-out basis. Inventory is reviewed periodically for slow-moving or obsolete issues based on sales activity, both projected and historical. As of December 31, 2002 and 2003, there had been no reserves or write-downs recorded against inventory.

Property and Equipment

Property and equipment is stated at cost. The Company provides for depreciation using the straight-line method based on the respective asset’s estimated useful life. Expenditures for maintenance and repairs are charged to operating expenses as incurred.

Goodwill and Intangible Assets

The Company follows Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (SFAS 142). The Company reviews costs of purchased businesses in excess of net assets acquired (goodwill) and indefinite-lived intangible assets for impairment at least annually, unless significant changes in circumstances indicate a potential impairment may have occurred sooner. The Company performs the annual impairment test as of the first date of its fourth quarter. The Company uses a fair value approach to test goodwill for impairment and recognizes an impairment charge for the amount, if any, by which the carrying amount of goodwill exceeds fair value. Fair values are estimated using discounted cash flows. As of December 31, 2002 and 2003, there was no impairment of goodwill.

Impairment of Long-Lived Assets

The Company follows SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Under SFAS 144, the Company reviews long-lived assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable based on the undiscounted future cash flows of the asset. If the carrying amount of the asset is determined not to be recoverable, a write-down to fair value is recorded based upon various techniques to estimate fair value. As of December 31, 2002 and 2003, there was no impairment of long-lived assets.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company recognizes revenue from product sales and research grants from the United States government through the Small Business Innovation Research (SBIR) Program. Product sales consist of sales of brain computer interface equipment to universities and research hospitals involved in neurological research.

Product sales are recognized in accordance with SEC Staff Accounting Bulletin (SAB) 104, Revenue Recognition, when persuasive evidence of an arrangement exists, fees are fixed or determinable, delivery has occurred and collection is reasonably assured. The Company has no post-delivery obligations, nor do its products sales contain multiple elements.

The Company recognizes revenues from research grants as reimbursable, eligible costs are incurred. In accordance with EITF 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, the Company records grant revenues on a gross basis as we are the primary obligor with respect to our research and development activities. The Company is subject to grant audits as required by the Department of Health and Human Services. Audits may result in adjustments to the amount of grant revenues recorded and funds received. Historically, the Company has not been required to make any adjustments to the amount of grant revenues recorded and funds received as a result of grant audits.

Cost of Product Sales

Cost of product sales primarily consists of purchased components, production materials, direct labor and depreciation of machinery and equipment.

Research and Development Costs

Costs incurred for research and development are expensed as incurred. Research and development expense primarily comprises salaries, salary-related expenses and costs of contractors, materials, amortization of intangible assets acquired from others (patents) and allocations of indirect costs related to research and development efforts.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”). Under SFAS 109, the asset and liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

Awards under the Company’s stock option plans are accounted for using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related interpretations, in accounting for its employee stock options. Accordingly, no compensation expense is recorded for options awarded to employees with exercise prices equal to or in excess of the stock’s fair market value on the grant date. The Company has adopted the disclosure requirements of Financial Accounting Standards Board Statement No. 123, Accounting for Stock-Based Compensation (“SFAS 123”), which is based on the fair value method of measuring stock-based compensation. The Company accounts for stock-based compensation issued to nonemployees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (“EITF 96-18”).

The weighted-average grant date fair value of options granted during 2003 and 2002 were $0.12 and $0.07 per share, respectively; options granted in 2003 were granted at exercise prices below the market value of the common stock at the grant date, and options granted in 2002 were granted at exercise prices above the market value of the common stock on the grant date. The fair value of each option grant was estimated as of the date of grant using the Black-Scholes option-pricing model. The following assumptions were made for grants in 2002 and 2003:

	2002	2003
Expected volatility	70%	70%
Expected dividend yield	0%	0%
Expected lives of options (in years)	5	5
Risk-free interest rate	3.33%	2.33% - 3.43%

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

The expected volatility factor was based on public small capitalization stocks with significant risk (scientific or otherwise), which tend to have a relatively high volatility. For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options vesting period, which generally is four years. Had compensation expense for the Company’s stock-based compensation plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS 123, the Company’s net loss would have been as follows:

	Years ended December 31,		Nine months ended September 30,
	2002	2003	2003	2004
Net loss attributable to common stockholders as reported	$(772,798)	$(4,177,228)	$(2,816,114)	$(4,996,479)
Add: Stock-based employee compensation expense included in reported net loss	—	36,991	26,126	31,831
Deduct: Total stock-based employee compensation expense determined under fair value-based method for all awards	(1,032)	(44,035)	(30,611)	(46,654)
Pro forma net loss attributable to common stockholders	$(773,830)	$(4,184,272)	$(2,820,599)	$(5,011,302)
Basic and diluted net loss per share As reported	$(0.28)	$(1.03)	$(0.70)	$(1.21)
Pro forma	$(0.28)	$(1.03)	$(0.70)	$(1.21)

The effects on pro forma net loss of expensing the estimated fair value of stock options are not necessarily representative of the effects on reported net loss for future years, due to such things as the vesting period of the stock options, and the potential for issuance of additional stock options in future years.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share, and related interpretations. Under the provisions of SFAS 128, basic net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding. Diluted net loss per common share is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares and dilutive common share equivalents then outstanding. Common equivalent shares consist of the incremental common shares issuable upon the conversion of preferred stock, shares issuable upon the exercise of stock options and the conversion of preferred stock upon the exercise of warrants. The Company has excluded the impact of all convertible preferred stock, stock options and warrants from the calculation of historical diluted net loss per common share because all such securities are antidilutive for all periods presented. The total number of shares excluded from the calculations of historical diluted net loss per share was nil, 5,181,600, 9,551,600 and 9,551,600 for the period from May 2, 2001 (inception) to December 31, 2001, the years ended December 31, 2002 and 2003 and the period from May 2, 2001 (inception) to December 31, 2003, respectively.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Segment Reporting

The Company has adopted SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information, which requires companies to report selected information about operating segments, as well as enterprisewide disclosures about products, services, geographical areas and major customers. Operating segments are determined based on the way management organizes its business for making operating decisions and assessing performance. The Company has only one operating segment, the development and commercialization of advanced-stage neurological products.

Recently Issued Accounting Standards

In January 2003, the FASB issued Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46). FIN 46 requires that if an entity has a controlling financial interest in a variable interest entity, the assets, liabilities and results of activities of the variable interest entity should be included in the consolidated financial statements of the entity. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied to the first interim or annual period beginning after December 15, 2003. The Company is required to adopt the provisions of FIN 46 on April 1, 2004, and does not expect the adoption to have a material impact on its financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement establishes how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, including redeemable preferred stock. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the interim period commencing July 1, 2003, except for mandatorily redeemable financial instruments of nonpublic companies. The adoption of SFAS 150 did not have a material effect on the Company’s financial position or statement of operations.

On March 31, 2004, the FASB issued an Exposure Draft, Share-Based Payments, which is a proposed amendment to SFAS 123. The Exposure Draft would eliminate the ability to account for share-based compensation transactions using APB 25 and generally would require such transactions be accounted for using a fair-value-based method and the resulting cost recognized in our financial statements. On October 13, 2004, the FASB concluded that Statement 123R, Share-Based Payment, which would require all companies to measure compensation cost for all share-based payments (including employee stock options) at fair value, would be effective for public companies (except small business issuer as defined in SEC Regulation S-B) for interim or annual periods beginning after June 15, 2005. Retroactive application of the requirements of Statement 123 (not Statement 123R) to the beginning of the fiscal year that includes the effective date would be permitted, but not required. Early adoption of Statement 123R is encouraged. The Company will therefore be required to apply Statement 123R beginning July 1, 2005 (that is, adopt Statement 123R in its financial statements for the third quarter of fiscal 2005). The cumulative effect of adoption, if any, would be measured and recognized on July 1, 2005. We have not yet evaluated the impact that the adoption of this statement will have on our financial statements.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

3. Acquisition

On August 13, 2002, the Company acquired certain tangible and intangible assets, and assumed certain liabilities and certain licensing agreements of Bionic Technologies, LLC (Bionic) in exchange for 862,256 shares of common stock, 33,189 common stock warrants and 30,868 common stock options of the Company. Bionic is a developer and manufacturer of neural recording, stimulation and signal processing equipment for neuroscience research. The Company continues to manufacture and market Bionic’s BIONIC® line of neural recording arrays and data acquisition systems to researchers on a limited basis.

Bionic was primarily acquired to gain access to certain patents, technologies and licenses (the acquired intangibles) that the Company is using in its development and marketing of advanced-stage neurological products. Goodwill resulted from the Company’s interest in purchasing the acquired intangible assets rather than developing similar technology in-house, or obtaining it through new licensing arrangements.

Company determined the fair market value of the Company’s common stock for purposes of valuing the acquisition. based on an evaluation of the net present value of the Company, deducting the proceeds from the initial sale of Series A Preferred Stock, and allocating the residual to the value of common shares. The Company used a discounted cash flow analysis as a basis for valuing the Company. The key assumptions considered in the analysis include the discount rate, forecasts of revenues, earnings and cash flows and terminal value assumptions. The fair market value of the Company’s common stock was determined to be $0.15 per share as of the date of the acquisition, resulting in a fair value of common stock issued of $129,338. The fair market values of the warrants and options issued, which aggregated $4,554, were determined using the Black-Scholes method based on their contractual lives (each five years), a risk-free interest rate of 3.33%, volatility of 70% and no expected dividends.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

3. Acquisition (continued)

The transaction was recorded as a purchase for accounting purposes pursuant to SFAS 141, Business Combinations. The Company’s consolidated financial statements include Bionic’s operating results from the date of the acquisition. The purchase price was allocated to the assets purchased and the liabilities assumed based upon their respective fair values, with the excess of the purchase price over the estimated fair value of the net tangible and intangible assets allocated to goodwill, which is not deductible for tax purposes. The amounts assigned to each major asset and liability of Bionics as of the acquisition date was as follows:

Assets:
Cash	$43,743
Current assets (noncash)	130,619
Property and equipment	3,876
Patented technology	191,000
Research grant contracts	74,000
Goodwill	94,027
Total assets acquired	537,265
Liabilities:
Current liabilities	255,162
Debt	148,211
Total liabilities assumed	403,373
$133,892

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of Bionic had occurred as of January 1, 2002:

2002
Total revenue	$1,311,703
Net loss	(928,671)
Loss per share	$(0.65)

The pro forma consolidated results do not purport to be indicative of results that would have occurred had the acquisition been in effect for the periods presented, nor do they purport to be indicative of the results that will be obtained in the future.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

4. Inventory

Inventory consists of the following at December 31:

			September 30,
	2002	2003	2004
			(Unaudited)
Finished goods	$59,480	$1,273	$70,836
Work in process	—	72,061	50,627
Total	$59,480	$73,334	$121,463

5. Property and Equipment

Property and equipment consist of the following at December 31:

	2002	2003	Useful Life
Computer equipment	$17,069	$123,122	3 years
Software	—	71,276	3 years
Furniture and fixtures	—	43,469	3 years
Machinery and equipment	—	69,420	3 years
Construction in progress	—	159,200	3 to 5 years
	17,069	466,487
Less accumulated depreciation	(9,949)	(66,593)
Property and equipment, net	$7,120	$399,894

The machinery representing construction in progress was completed and placed into service in April 2004. The amount expended to complete the project was $128,679.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

6. Intangible Assets

Patents and research grant contract intangibles, which were acquired as part of the Bionic acquisition, are being amortized on a straight-line basis over their respective useful lives. Pursuant to SFAS 142, goodwill is not amortized, but is evaluated annually for impairment.

Intangible assets consist of the following at December 31:

	2002	2003	Useful Life
Patented technology	$191,000	$191,000	8 to 9 years
Research grant contracts	74,000	74,000	3 years
	265,000	265,000
Less accumulated amortization	(22,382)	(89,898)
Intangible assets, net	$242,618	$175,102

The estimated remaining amortization expense related to intangible assets with finite lives for each of the five succeeding years and thereafter is as follows:

Year ending December 31:
2004	$38,516
2005	22,516
2006	22,516
2007	22,516
2008	22,516
Thereafter	46,522
$175,102

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

7. Accrued Expenses

Accrued expenses consist of the following at December 31:

	2002	2003
Payroll and payroll-related	$114,724	$105,604
Accrued vacation	21,538	36,238
Accrued bonuses	—	175,000
Professional services	288,403	146,450
Accrued research and development expenses	53,500	—
Accrued general and administrative expenses	65,327	55,136
Other accruals	—	21,000
	$543,492	$539,428

8. Leases

Operating Leases

The Company leases 6,169 square feet of office space in Foxborough, Massachusetts and 11,230 square feet of office and laboratory space in Salt Lake City, Utah used for manufacturing and research and development, pursuant to operating leases. The Foxborough lease, which expires in 2007, contains a renewal option by the Company for one three-year period. The Utah facilities lease is under a month-to-month arrangement. Total rent expense under operating leases was $225,326 and $46,502 for the years ended December 31, 2003 and 2002, respectively. Future minimum lease payments required under noncancellable operating leases at December 31, 2003 are as follows:

Year ending December 31:
2004	$211,972
2005	120,810
2006	123,380
2007	51,408
Total minimum lease commitments	$507,570

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

8. Leases (continued)

Capital Leases

In October 2003, the Company entered into a loan and security agreement (the Agreement) with a lender that allows for the Company to borrow up to $1,000,000 to finance the purchase of equipment, hardware, leasehold improvements and software in the form of a capital lease. The lease term is for 42 months, with a $1.00 buyout option, and the monthly payments are equal to approximately 2.73% of the total equipment cost. A proposal fee of $10,000 was paid upon contract execution, $5,000 of which has been included in other current assets and will be credited as payments on future financings, and the remainder retained by the lender to cover administrative costs. In 2003, the $5,000 administrative cost was charged to general and administrative expense, and amounts of $1,294 and $2,197 were applied as payments against January and May 2004 amounts financed under the Agreement. In connection with the Agreement, the Company issued to the lender 20,000 warrants to purchase Series A Preferred Stock. The warrants, valued at $10,506 under the Black-Scholes model, are exercisable at the option of the holder at $1.00 per share, and expire ten years from the date of issuance. The fair value is being charged to interest expense over the 42-month term of the Agreement. At December 31, 2003, there were no financings under the Agreement.

In 2004, the Company acquired property and equipment pursuant to the Agreement in the amount of $698,379.

9. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of December 31, 2003 and 2002, the Company has net operating loss carryforwards of approximately $3,625,696 and $159,606, respectively, available to offset future federal and state taxable income to the extent permitted under the Internal Revenue Code (IRC), expiring in varying amounts through 2023. Under the IRC, certain substantial changes in the Company’s ownership may limit the amount of net operating loss carryforwards that can be utilized in any one year to offset future taxable income.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

9. Income Taxes (continued)

The Company has net deferred tax assets at December 31, 2002 and 2003 that consist of the following:

	2002	2003
Deferred tax assets:
Net operating loss carryforwards	$64,273	$1,460,068
Accrued expenses	163,992	89,635
Amortization expense	9,013	36,202
Deferred compensation	—	51,576
Stock compensation	—	14,896
Total deferred tax assets	237,278	1,652,377
Valuation allowance	(130,562)	(1,545,661)
Total deferred tax assets	106,716	106,716
Deferred tax liabilities
Intangible assets	(106,716)	(106,716)
Net deferred tax asset	$—	$—

The Company has provided a valuation allowance for the full amount of these net deferred tax assets, since it is more likely than not that these future benefits will not be realized. However, these deferred tax assets may be available to offset future income tax liabilities and expenses.

10. Series A Redeemable Convertible Preferred Stock

On August 13, 2002, the Company sold shares of Series A Convertible Redeemable Preferred Stock (Series A Preferred Stock), at $1.00 per share, for gross proceeds of $5,000,000. Issuance costs totaled $312,976, and are being accreted on a straight-line basis to the carrying value of the Series A Preferred Stock over the period to the stock’s redemption date.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

10. Series A Redeemable Convertible Preferred Stock (continued)

In connection with the issue of the Series A Preferred Stock, the Company also issued 1,111,111 shares of common stock, at $0.0001 per share, to certain Series A Preferred Stock investors. The Company has attributed $4,525,601 and $161,401 of the total net proceeds received from the issuance to the Series A Preferred Stock and the common stock, respectively, based on their relative fair value. The fair value of the total proceeds attributed to the common stock will be accreted, in the same manner as dividends, on a straight-line basis to the carrying value of the Series A Preferred Stock over the period to the stock’s earliest redemption date.

In 2002, the Company issued 69,113 shares of Series A Preferred Stock upon the conversion of a note payable, plus all accrued and unpaid interest, at a conversion price of $1.00 per share.

On June 30, 2003, the Company authorized an additional 1,969,113 shares and issued 4,350,000 shares of Series A Preferred Stock, at $1.00, for gross proceeds of $4,350,000. Issuance costs totaled $42,730, and are being accreted on a straight-line basis to the carrying value of the Series A Preferred Stock over the period to the stock’s earliest redemption date.

The rights and privileges of the Series A Preferred Stock are as follows:

Dividends

From and after the date of issuance of each share of Series A Preferred Stock, dividends will accrue, but not compound, on each share, whether or not the funds are legally available therefore, and whether or not declared by the Board of Directors, at the rate of 8% per annum of the Series A Preferred Base Liquidation Price, initially $1.00 per share. The Series A Preferred Stock dividends occur prior and in preference to any declaration or payment of any distribution with respect to the common stock. At December 31, 2003 and 2002, cumulative dividends accrued were $736,505 and $155,545, respectively. The Series A Preferred Stock does not participate in any dividends declared on the common stock.

Voting

The holders of Series A Preferred Stock are entitled to the right to vote for each share of common stock into which the Series A Preferred Stock could then be converted as of the record date for determining stockholders entitled to vote on such matter.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

10. Series A Redeemable Convertible Preferred Stock (continued)

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Series A Preferred Stock carries a liquidation preference of $1.00 per share, subject to adjustment for certain dilutive events, plus all dividends accrued and/or declared but unpaid on such shares at the time of dilution. The holders of Series A Preferred Stock will be paid out of the Company’s assets available for distribution to its stockholders before any payments can be made to common stockholders. The holders of Series A Preferred Stock are also entitled to share in any remaining available funds on a pro-rata basis with the holders of common stock.

Conversion

Each share of Series A Preferred Stock will be convertible at any time at the option of the holder, subject to a conversion ratio. The conversion ratio is subject to adjustment for certain dilutive and antidilutive events. The Series A Preferred Stock is automatically convertible to common stock upon the consummation of a qualified public offering, which, among other things, results in gross proceeds of at least $30 million to the Company, and in which the price per share is at least $5.00, or the equivalent price, after adjustment for certain dilutive events. The Series A Preferred Stock is also automatically convertible to common stock upon the request of at least two-thirds of the then-outstanding shares of Series A Preferred Stock, at the then-effective Series A Conversion Price. The Company has reserved 9,439,113 shares of common stock for the conversion of Series A Preferred Stock.

Redemption

Unless the Series A Preferred Stock has been converted into common stock, or a qualified public offering has occurred on or prior to December 31, 2008 (or, for any other reason, no shares of Series A Preferred Stock are outstanding on such date), the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock may require the Company to redeem all, but not less than all, of the then-issued and outstanding shares of Series A Preferred Stock in three equal annual installments, beginning on March 1, 2009, by giving written notice to the Company. The Company will not be obligated to redeem any holder’s shares of Series A Preferred Stock if, on or prior to the applicable redemption date, such holder elects to convert such shares of Series A Preferred Stock into common stock. If the (i) Company has insufficient funds available for the redemption of the Series A Preferred Stock, (ii) redemption will result in the bankruptcy or insolvency of the Company or (iii) redemption will cause the Company to cease to be able to continue as a going concern, the Series A Preferred Stockholders will be entitled to share ratably in any funds available for the redemption of such shares, based on the amount each holder is entitled to, and the Company shall redeem the remaining shares as soon as practicable after the funds become available.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

11. Stockholders’ Deficit

Common Stock

On August 1, 2002, the Company authorized a stock split of 864.9 shares to one share of common stock. This is retroactively reflected in the accompanying financial statements for all years presented.

Common shares reserved for future issuance at December 31, 2003 consist of the following:

Stock options	3,015,818
Warrants	81,619
Conversion of Preferred Stock and Preferred Stock warrants	9,439,113
Total common shares reserved	12,536,550

Stock Option Plans

2002 Equity Incentive Plan

On August 12, 2002, the Company’s Board of Directors and stockholders adopted the 2002 Equity Incentive Plan (the 2002 Equity Plan). The 2002 Equity Plan provides for the granting of up to 1,833,333 shares of common stock pursuant to incentive stock options, nonqualified option awards, stock grants and other restricted stock awards for officers, directors, employees, consultants and advisers.

Incentive stock options may not be granted at less than the fair market value of the Company’s common stock at the date of grant. The options can be exercisable at various dates, as determined by the Company’s Board of Directors, and will expire no more than ten years from the date of grant. Options granted under the 2002 Equity Plan are restricted as to transfer. For holders of more than 10% of the Company’s voting stock, incentive stock options may not be granted at less than 110% of the fair market value of the Company’s common stock at the date of grant, with an expiration date not to exceed five years. Options granted under the 2002 Equity Plan vest over periods as determined by the Board of Directors, which are generally a period of four years from the date of grant.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

11. Stockholders’ Deficit (continued)

The Board of Directors of the Company has determined the fair value of the Company’s common stock in its good faith judgment at each option grant date under the 2002 Equity Plan, considering a number of factors, including the financial and operating performance of the Company, recent transactions in the Company’s capital stock, if any, the values of similarly situated companies and the lack of marketability of the Company’s common stock.

2002 Founders’ Option Plan

On August 12, 2002, the Company’s Board of Directors and stockholders adopted the 2002 Founders’ Option Plan (the 2002 Founders’ Plan). The 2002 Founders’ Plan provides for the granting of up to 1,230,915 shares of common stock pursuant to incentive stock options, nonqualified option awards, stock grants and other restricted stock awards for certain key employees and stockholders.

A summary of option activity for all plans for the years ended December 31, 2002 and 2003 is as follows:

	2002		2003
		Weighted-		Weighted-
		Average		Average
		Exercise		Exercise
	Options	Price	Options	Price
Outstanding at beginning of year	—	$—	30,868	$0.30
Granted	30,868	$0.30	2,808,415	$0.07
Forfeited	—	$—	(3,000)	$0.10
Outstanding at end of year	30,868	$0.30	2,836,283	$0.07
Exercisable at end of year	8,408	$0.30	446,009	$0.11

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

11. Stockholders’ Deficit (continued)

     The following table summarizes information about stock options outstanding at December 31, 2003:

	Options Outstanding			Options Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Exercise Price	Outstanding	Life (Yrs.)	Price	Exercisable	Price
$0.01	900,000	9.0	$0.01	–	$–
$0.10	1,905,415	9.6	$0.10	428,198	$0.10
$0.30	30,868	8.6	$0.30	17,811	$0.30
	2,836,283			446,009

     During 2002, 48,430 common stock warrants were issued to Brown University Research Foundation out of the 2002 Equity Plan. At December 31, 2003, 179,535 stock options were available for grant from the 2002 Equity Plan, and no options were available for grant under the Founders’ Plan.

     During 2003, stock options were issued to employees at exercise prices deemed to be less than the fair value of the underlying common stock for accounting purposes. Aggregate deferred compensation of $174,725 was recorded in connection with the grants, which is being amortized as compensation expense on a straight-line basis generally over four years, resulting in compensation expense of $36,991 in 2003.

     During 2003, stock options to purchase common stock were issued to consultants at exercise prices less than the fair value of the underlying common stock, with performance-based vesting. These options have been recorded at fair value using the Black-Scholes option-pricing model assumptions. This resulted compensation expense of $9,658 being recorded in 2003. These options are subject to variable plan accounting and will be remeasured at each reporting period.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

12. Licensing Arrangements

     In August 2002 (see Note 11), the Company issued warrants to purchase 48,430 fully paid and nonassessable warrants for shares of common stock to Brown University Research Foundation (BURF), at a price of $0.10 per share, as partial consideration for an exclusive, royalty-bearing license, including right to grant sublicenses, of Brown University’s and MIT’s collaborative licensed technology pertaining to neural signal decoding. Also in consideration, the Company issued 43,600 and 10,900 shares of common stock to BURF and to MIT, respectively. In addition, the Company will pay BURF royalties equal to 3% of the first $50,000,000 of aggregate net sales, and 1.5% of net sales over $50,000,000. The Company paid a fee of $50,000 upon execution, which was charged to research and development expense, and will commence paying $50,000 each year in maintenance fees beginning on the third anniversary date. The Company’s obligation to pay royalties will terminate on a country-by-country basis upon the date on which the last valid claim of infringement by the manufacture, use or sales of the licensed product would cease to be a valid claim. After such lapse, no further royalty payment will be due in each respective country, and the Company will hold a fully paid-up, perpetual, exclusive, irrevocable, royalty-free license. For the years ended December 31, 2003 and 2002, the Company had made payments to BURF of $0 and $50,000, respectively. The $50,000 was charged to research and development expense in 2002. The Company has the right to terminate the license agreement with BURF and MIT at any time by giving written notice. Termination will not release either party from any obligations that have matured by the effective termination date, and certain obligations survive the termination, including royalty payments on net sales of licensed products, as defined.

     The warrants will vest ratably upon the occurrence of four certain vesting events; none of which have occurred as of December 31, 2003. The aggregate fair value of the common stock issued to BURF and MIT was $8,175, and was expensed to research and development in 2002.

     In August 2002, the Company issued warrants to purchase 33,189 shares of common stock to the University of Utah Research Foundation (UURF), for an exercise price of $0.0150954 per share, in partial consideration for an exclusive, royalty-bearing license, including right to grant sublicenses for UURF’s proprietary technology pertaining to neural signal amplification and electrode arrays. The fair value of the warrants was $4,554. In addition to the warrants, the Company will also pay UURF royalties equal to 92.5% of net sales of licensed products. The Company will also pay UURF royalties equal to 40% of gross consideration, as defined in the license agreement, received from sublicensees through December 31, 2003, 30% through December 31, 2005 and 25% thereafter. The Company has paid $3,000 and $1,868 to UURF in the years ended December 31, 2003 and 2002, respectively. The Company has the right to terminate the license agreement at any time by giving written notice. Termination will not release either party from any obligation or liability accrued prior to the effective termination date. The Company will also be required to pay royalties to UURF on any licensed products held at termination, which are disposed of within 90 days of the effective termination date.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

12. Licensing Arrangements (continued)

     In August 2002, the Company entered into an agreement with Emory University (Emory) for an exclusive, sublicenseable, royalty-bearing license for Emory’s technology pertaining to the control of external devices by nervous system signals. The Company paid fees of $40,000 related to the license, and issued 40,000 shares of common stock in partial consideration. The Company agreed to pay a 3% royalty on the first $17 million in annual net licensed product sales, and 1% on sales exceeding $17 million within the same year. These annual royalties payable may be reduced by 50% of royalties payable to third parties by the Company or its affiliates or sublicensees on the same net sales, provided that no less than 1% of net sales is paid to Emory in any given year. The royalties will terminate at the later of either the expiration of the last valid claim upon the patents or the tenth year anniversary of the Company’s first commercial shipment. Additionally, the Company shall make milestone payments to Emory of $25,000 and $50,000 upon the occurrence of U.S. IDE approval and U.S. 510(k) approval, respectively. Commencing upon the fourth anniversary of the agreement’s effective date, the Company will make annual minimum royalty payments of $75,000 to Emory. These minimum royalties may net against the running royalties payable in the same period. The 40,000 shares of common stock issued had a fair value of $6,000, which was charged to research and development expense in 2002. The $30,000 reimbursement and $10,000 execution fees were charged to research and development expense in 2002.

13. Related Party Transactions

     In connection with the Bionic acquisition, the Company assumed three notes payable to two parties. The first note, in the amount of $59,157, is to Bionic’s founding president and CEO. There was $66,019 and $62,469 in principal and accrued interest outstanding on this note at December 31, 2003 and 2002, respectively. The second note, also to Bionic’s founding president and CEO in the amount of $30,000, had a balance outstanding at December 31, 2002 of $10,000 and is included in current liabilities. The $10,000 was paid in full in February 2003. The third note, in the amount of $59,054, was issued to a unit holder of Bionic. There was $65,904 and $62,361 in principal and accrued interest outstanding on this note at December 31, 2003 and 2002, respectively. Both notes pay interest at prime plus 2%, and are payable by the Company on or before December 31, 2005.

14. Employee Benefit Plan

     The Company sponsors a defined contribution 401(k) benefit plan for all employees over the age of 21. Employees may elect to defer up to 15% of their annual compensation, up to the statutory limits. The Company made contributions to the plan of $24,067 and $6,415 during 2003 and 2002, respectively.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

15. Subsequent Events

Stock Split

     On April 30, 2004, the Company’s Board of Directors and stockholders amended the 2002 Equity Plan to increase the total number of shares available for issue from 1,833,333 to 2,533,333.

Agreement with Sachem Advisors, LLC

     On March 1, 2004, the Company signed an agreement with Sachem Advisors, LLC, (Sachem) for the purpose of providing guidance in the exploration of strategic expansion and developmental options available to the Company. In consideration for services, the Company agreed to pay Sachem $30,000 on the first of each month from March 2004 to June 2004. In addition, the Company agreed to pay Sachem $40,000 upon the consummation of a transaction, and an incremental $40,000 upon consummation of a financing. In no event shall the total fees exceed $200,000. The Company has paid Sachem $122,047 for its services as of September 30, 2004.

IDE Application

     On March 11, 2004, the Company received FDA approval for its IDE application, enabling the Company to begin its pilot clinical evaluation of the BrainGate Neural Interface System. This evaluation is limited to three institutions and eight human subjects, with five subjects being implanted with the device. It is designed to demonstrate the feasibility of a thought-based interface with a personal computer that can replace the use of hands on a keyboard or mouse. The Company will evaluate the performance of the device in five patients for a period of twelve months. Preliminary results from this trial are expected to be available as early as the beginning of 2005.

Resignation of Executive Vice President

     On April 30, 2004, the Company accepted the resignation of its Executive Vice President, General Manager of Salt Lake Operations and Board member. In exchange for a standard release of claims outlined in his agreement of resignation, the individual exercised his rights to (i) pay the exercise price of $0.10 per share for 112,500 vested shares under the Founders’ Option grant in return for cancellation of $11,250 of the promissory note due him by the Company and (ii) pay the exercise price of $0.50 per share for 50,000 vested shares under an Additional Founder’s Option grant in return for cancellation of $25,000 of the promissory note due him by the Company. At the date of his resignation, the Company owed him $67,365 in principal and interest for the promissory note. The exercise of the above two options decreased this liability to $31,115 at April 30, 2004.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

15. Subsequent Events (continued)

Agreement with Peyton, Chandler & Sullivan, Inc.

     On May 26, 2004, the Company signed an agreement with Peyton, Chandler & Sullivan, Inc. (PCS) for the purpose of providing financial advisory services in the Company’s pursuit of executing a reverse merger into a publicly traded shell company. PCS will assist the Company in identifying and qualifying the respective shell company, as well as provide guidance in the structuring and negotiation of the merger. In consideration of its services, only if culminating in a merger with an identified party, the Company will issue 475,000 shares of common stock to PCS upon consummation of the merger. The agreement may be terminated by either party at any time without liability, unless a merger with an identified party occurs within the twelve-month period following termination. Should this event occur, the Company would still be required to issue the common stock in consideration. At September 30, 2004, the Company had incurred no expense associated with services rendered by PCS.

Agreement with First Albany Capital

     On May 26, 2004, the Company signed an agreement with First Albany Capital (FAC), an investment banker, to act as the Company’s exclusive placement agent in connection with the proposed offering, issuance and sale of the Company’s common stock, preferred stock, convertible debentures, debt or any other securities by the Company or other similar financing transaction. In this capacity, FAC agreed to seek commitments from investors to purchase the securities. FAC agreed to act as the Company’s agent and not on an underwritten basis. In exchange for FAC’s services, the Company paid a nonrefundable retainer fee, and agreed to pay a transaction fee equal to 7% of the aggregate gross proceeds received by the Company from the sale of securities in any transaction occurring prior to December 31, 2004. At September 30, 2004, the Company had paid or incurred the expense of $25,000 associated with services rendered by FAC.

Conversion of Series A Preferred Stock

     On May 26, 2004, the Company’s Board of Directors approved a Shareholder Rights and Obligations Plan related to the merger with Trafalgar Ventures, Inc. Under the provisions of the plan, the Series A Preferred Stockholders have agreed to convert their shares of Series A Preferred Stock to shares on common stock on the effective date of the merger.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

15. Subsequent Events (continued)

Merger with Trafalgar Ventures, Inc.

     Effective October 7, 2004, pursuant to an Agreement and Plan of Merger, dated July 23, 2004, by and among privately held CKI, Trafalgar, and the Merger Sub, Merger Sub merged with and into CKI with CKI as the survivor for accounting purposes. Upon the consummation of the Merger, Trafalgar was renamed Cyberkinetics Neurotechnology Systems, Inc. and re-incorporated in the State of Delaware. The Merger was treated as a reverse merger of CKI. Accordingly, from an historical accounting perspective, the period from inception of the Company begins on May 2, 2001, the date of inception of CKI. The financial statements of the Company presented reflect the historical results of CKI prior to the Merger, and of the combined entities following the Merger, and do not include the historical financial results of Trafalgar prior to the consummation of the Merger. Shareholders’ equity has been retroactively restated to reflect the number of shares received in the Merger after giving effect to the difference in par value, with the offset to additional paid-in capital.

     The following summarizes the structure of the Merger and matters completed in connection therewith:

1. Prior to the Merger, the controlling stockholders of Trafalgar cancelled 1,500,000 shares of Trafalgar’s stock held by them (the “Cancellation”) and Trafalgar amended its Articles of Incorporation to effectuate a 1-for-2.1142857 reverse stock split (the “Reverse Stock Split”), resulting in a total of 1,050,000 Trafalgar shares outstanding.

2. In conjunction with the Merger, the 9,419,113 shares of CKI redeemable convertible preferred stock outstanding prior to the Merger was converted to CKI common stock on a one-for-one basis.

3. Further to the Merger, each share of CKI’s common stock (an aggregate of 12,589,481 shares) was converted into one share of Trafalgar’s common stock, an exchange ratio in the Merger of one-to-one.

4. At the effective time of the Merger, all options to purchase CKI’s shares then outstanding under the 2002 Equity Incentive Plan and the 2002 Founders’ Option Plan (together, the “Option Plans”), and all stock options to purchase CKI’s shares then outstanding, which were not under the Option Plans, in each case whether vested or unvested (a total of 2,963,950 stock options), and the Option Plans themselves, along with warrants to purchase 101,619 shares of CKI’s common             shares, were assumed by the Company.

5. At the time of the Merger, Trafalgar issued an additional 1,300,000 shares of Common Stock into escrow (“the Escrow Shares”) to cover its indemnification obligations, if any to CKI, under the Merger Agreement. If a valid claim for indemnification is made against Trafalgar, all or a portion of the Escrow Shares (depending upon the amount of the claim or claims) would be issued on a pro rata basis to those parties who were CKI shareholders of record immediately prior to the Merger. Any release of Escrow Shares would result in the dilution of ownership of the Company for any shareholder not receiving Escrow Shares. To the extent that the Escrow Shares are not distributed to former shareholders of CKI stock as a result of indemnification claims made prior to the first anniversary of the Merger, those Escrow Shares shall be cancelled.

6. The stockholders of CKI as of the closing date of the Merger owned approximately 92.3% of the Company’s common shares outstanding.

7. The directors and officers of Trafalgar resigned and the directors and officers of CKI became the directors and officers of the Company.

Upon completion of the Merger on October 7, 2004 and the conversion of the CKI redeemable convertible preferred stock to common stock on a one for one basis, there were approximately 13,639,000 shares of common stock outstanding.

Cyberkinetics, Inc.
(A Development-Stage Company)

Notes to Consolidated Financial Statements (continued)

15. Subsequent Events (continued)

Private Placement

     On November 4, 2004, the Company completed a private placement whereby it sold 2,000,000 shares of its common stock (the “Shares”) and issued warrants to purchase another 660,000 shares of its common stock (the “Warrant Shares”) to accredited investors (as defined by Rule 501 under the Securities Act of 1933, as amended), resulting in net proceeds (assuming no exercise of the warrants) of approximately $5,600,000 (the transaction is referred to herein as the “Private Placement”).

The Shares were issued at a purchase price of $3.00 per share pursuant to the terms of a Securities Purchase Agreement entered into by the Company and each of the investors. Each of the investors received a five (5)-year warrant to purchase up to thirty-three percent (33%) of the number of Shares purchased by such investor in the closing of the Private Placement, at an exercise price per share of $6.00.

In consideration of the investment in the Private Placement, the Company granted to each investor certain registration rights on a best efforts basis with respect to the Shares and the Warrant Shares. Additionally, each investor shall have the right to participate in up to one hundred percent of subsequent financings completed by the Company during the twelve month period following the closing of the Private Placement.

Pursuant to the terms of a letter agreement, dated as of October 28, 2004, between the Company and Rodman & Renshaw, LLC (“Rodman”), the Company issued Rodman warrants to purchase up to 100,000 shares of its common stock upon the closing of the Private Placement. The warrants were issued as partial consideration for Rodman’s services as the Company’s placement agent in the transaction described above.

Approval of Employment Agreement

     On November 3, 2004, the Company’s Board of Directors approved an employment agreement with its President and Chief Executive Officer. The agreement establishes annual compensation amounts as well as severance pay in the event of termination for cause, as defined. A copy of the agreement has been included in the Company’s Form 8-K filed with the SEC on November 8, 2004.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors And Officers

     Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our Certificate of Incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     Our Bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our Bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our Bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our Bylaws.

     We also have directors’ and officers’ liability insurance.

Item 25. Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$2,045
Printing and engraving expenses	5,000
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Transfer agent and registrar’s fees and expenses	2,000
Miscellaneous expenses	5,955

Total	$75,000

Item 26. Recent Sales of Unregistered Securities

     During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933. All recipients had adequate access, through their relationships with us, to information about us.

     In February 2002, Trafalgar issued 1,500,000 shares of common stock to its officers and directors. The shares were issued at a price of $0.001 per share for total proceeds of $1,500 and such proceeds were used for general corporate purposes. The shares were offered and sold to the officers and directors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the investors qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended). The 1,500,000 shares of common stock were cancelled immediately prior to consummation of the Merger in October 2004.

     In June 2002, Trafalgar issued 1,650,000 shares of common stock in a private placement. The shares were issued at a price of $0.01 per share for total proceeds of $16,500 and such proceeds were used for general corporate purposes. The shares were offered and sold to investors in reliance upon exemptions from registration pursuant to Regulation S of the Securities Act of 1933, as amended.

     In June 2002, Trafalgar issued 550,000 shares of common stock in a private placement. The shares were issued at a price of $0.10 per share for total proceeds of $55,000 and such proceeds were used for general corporate purposes. The shares were offered and sold to investors in reliance upon exemptions from registration pursuant to Regulation S of the Securities Act of 1933, as amended.

     In June July 2002, Trafalgar issued 20,000 shares of common stock in a private placement. The shares were issued at a price of $0.25 per share for total proceeds of $5,000 and such proceeds were used for general corporate purposes. The shares were offered and sold to investors in reliance upon exemptions from registration pursuant to Regulation S of the Securities Act of 1933, as amended.

     In October 2004, pursuant to the terms of the Merger Agreement by and between Trafalgar, Merger Sub and Cyberkinetics, each share of Cyberkinetics common stock (an aggregate of 12,589,481 shares) was converted into one share of our common stock. Additionally, warrants to purchase 101,619 shares of Cyberkinetics common stock, were assumed by us at the closing of the Merger. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

     In November 2004, we completed a private placement, whereby we (i) sold 2,000,000 shares of our common stock at a price of $3.00 per share for aggregate proceeds of $6,000,000; and (ii) issued warrants to purchase up to an additional 660,000 shares of our common stock at an exercise price of $6.00 per share. Our placement agent also received a warrant to purchase 100,000 shares of our common stock as partial consideration for its services during the private placement. The shares and warrants were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the investors qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended). All proceeds from the private placement will be used for general corporate purposes.

Item 27. Exhibits and Financial Statement Schedules

Exhibits
2.1	Agreement and Plan of Merger by and among Trafalgar Ventures Inc., Cyberkinetics, Inc., Trafalgar Acquisition Corporation and Robert Gorden Smith, dated July 23, 2004 (incorporated by reference to Current Report on Form 8-K filed July 27, 2004).

2.2	Amendment No. 1 to Agreement and Plan of Merger by and among Trafalgar Ventures Inc., Cyberkinetics, Inc., Trafalgar Acquisition Corporation and Robert Gorden Smith, dated October 7, 2004 (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

Exhibits
3.1	Certificate of Incorporation (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

3.2	Bylaws (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

4.1	Form of Warrant, issued November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.2	Common Stock Registration Rights Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.3	Warrant Shares Registration Rights Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.4	Warrant issued to University of Utah Research Foundation, dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

4.5	Warrant issued to Brown University Research Foundation, dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

4.6	Warrant issued to General Electric Capital Corporation, dated December 8, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.

10.1	Employment Agreement with Timothy R. Surgenor, dated November 3, 2004 (incorporated by reference to Current Report on Form 8-K filed November 8, 2004).

10.2	Securities Purchase Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

10.3*	License Agreement between Bionic Technologies, Inc. and University of Utah Research Foundation, dated August 1, 1996 and amended as of October 15, 1997, November 10, 1999 and February 7, 2002 (previously submitted with Form SB-2 filed December 3, 2004).

10.4	Consulting Agreement between Cyberkinetics, Inc. and John Donoghue, dated July 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.5*	License Agreement among Brown University Research Foundation, Massachusetts Institute of Technology and Cyberkinetics, Inc. dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.6*	Exclusive License Agreement between Emory University and Cyberkinetics, Inc., dated August 28, 2002 (previously submitted with Form SB-2 filed December 3, 2004).

10.7	Lease Agreement between Cyberkinetics, Inc. and 100 & 200 Foxborough Boulevard Realty Trust, dated May 9, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.8	Master Lease Agreement between Cyberkinetics, Inc. and General Electric Capital Corporation, dated November 18, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

Exhibits
10.9	Clinical Study Agreement, dated December 22, 2003, by and among Cyberkinetics, Inc., Jon Mukand, M.D., Ph.D. and Sargent Rehabilitation Center (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.10	Second Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.11	Second Amended and Restated Founders’ Option Plan (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.12	Clinical Study Agreement, dated May 10, 2004, by and among Cyberkinetics, Inc., Rhode Island Hospital and Gerhard Friehs, M.D. (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.13	Registration Rights Agreement, dated October 7, 2004 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.14	Form of Lock-Up Agreement with certain shareholders, dated October 7, 2004 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

21.1	Subsidiaries of the Registrant (previously submitted with Form SB-2 filed December 3, 2004).

23.1	Consent of Ernst & Young, LLP.

23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

*	Confidential treatment requested for certain portions of these agreements.

     (B) Financial Statement Schedules

     All such schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 28. Undertakings

     The undersigned small business issuer hereby undertakes to:

     (1) For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

     (2) For determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     The undersigned small business issuer hereby undertakes with respect to the securities being offered and sold in this offering:

     (1) To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

          (a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (c) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

               Insofar as indemnification by the undersigned small business issuer for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foxborough, Commonwealth of Massachusetts, on the 19th day of January, 2005.

Cyberkinetics Neurotechnology Systems, Inc.
By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Kimi E. Iguchi
Kimi E. Iguchi
VP, Finance (Principal Financial and Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE
/s/ Timothy R. Surgenor Timothy R. Surgenor	President, Chief Executive Officer Director (Principal Executive Officer)	January 19, 2005
*
	Chief Scientific Officer, Director	January 19, 2005
John P. Donoghue, Ph.D.
/s/ Kimi E. Iguchi Kimi E. Iguchi	Vice President, Finance (Principal Financial and Accounting Officer)	January 19, 2005
* Mark P. Carthy	Director	January 19, 2005

SIGNATURE	TITLE	DATE
* George N. Hatsopoulos, Ph.D.	Director	January 19, 2005

* Nicholas G. Hatsopoulos, Ph.D.	Director	January 19, 2005

* Philip W. Morgan	Director	January 19, 2005

* Theo Melas-Kyriazi	Director	January 19, 2005

/s/ Daniel E. Geffken** Daniel E. Geffken	Director	January 19, 2005

* By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor
(Attorney - in - Fact)

* By:	/s/ Kimi E. Iguchi
Kimi E. Iguchi
(Attorney - in - Fact)

     **Daniel E. Geffken hereby appoints Timothy R. Surgenor and Kimi Iguchi as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (1) any and all amendments (including post-effective amendments) to this Registration Statement and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
2.1	Agreement and Plan of Merger by and among Trafalgar Ventures Inc., Cyberkinetics, Inc., Trafalgar Acquisition Corporation and Robert Gorden Smith, dated July 23, 2004 (incorporated by reference to Current Report on Form 8-K filed July 27, 2004).

2.2	Amendment No. 1 to Agreement and Plan of Merger by and among Trafalgar Ventures Inc., Cyberkinetics, Inc., Trafalgar Acquisition Corporation and Robert Gorden Smith, dated October 7, 2004 (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

3.1	Certificate of Incorporation (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

3.2	Bylaws (incorporated by reference to Current Report on Form 8-K filed October 8, 2004).

4.1	Form of Warrant, issued November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.2	Common Stock Registration Rights Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.3	Warrant Shares Registration Rights Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

4.4	Warrant issued to University of Utah Research Foundation, dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

4.5	Warrant issued to Brown University Research Foundation, dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

4.6	Warrant issued to General Electric Capital Corporation, dated December 8, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

5.1	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP.

10.1	Employment Agreement with Timothy R. Surgenor, dated November 3, 2004 (incorporated by reference to Current Report on Form 8-K filed November 8, 2004).

10.2	Securities Purchase Agreement, dated November 4, 2004 (incorporated by reference to Current Report on Form 8-K filed November 5, 2004).

10.3*	License Agreement between Bionic Technologies, Inc. and University of Utah Research Foundation, dated August 1, 1996 and amended as of October 15, 1997, November 10, 1999 and February 7, 2002 (previously submitted with Form SB-2 filed December 3, 2004).

10.4	Consulting Agreement between Cyberkinetics, Inc. and John Donoghue, dated July 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.5*	License Agreement among Brown University Research Foundation, Massachusetts Institute of Technology and Cyberkinetics, Inc. dated August 13, 2002 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

Exhibit
Number	Description of Exhibit
10.6*	Exclusive License Agreement between Emory University and Cyberkinetics, Inc., dated August 28, 2002 (previously submitted with Form SB-2 filed on December 3, 2004).

10.7	Lease Agreement between Cyberkinetics, Inc. and 100 & 200 Foxborough Boulevard Realty Trust, dated May 9, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.8	Master Lease Agreement between Cyberkinetics, Inc. and General Electric Capital Corporation, dated November 18, 2003 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.9	Clinical Study Agreement, dated December 22, 2003, by and among Cyberkinetics, Inc., Jon Mukand, M.D., Ph.D. and Sargent Rehabilitation Center (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.10	Second Amended and Restated 2002 Equity Incentive Plan (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.11	Second Amended and Restated Founders’ Option Plan (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.12	Clinical Study Agreement, dated May 10, 2004, by and among Cyberkinetics, Inc., Rhode Island Hospital and Gerhard Friehs, M.D. (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.13	Registration Rights Agreement, dated October 7, 2004 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

10.14	Form of Lock-Up Agreement with certain shareholders, dated October 7, 2004 (incorporated by reference to Quarterly Report on Form 10-QSB filed November 15, 2004).

21.1	Subsidiaries of the Registrant (previously submitted with Form SB-2 filed on December 3, 2004).

23.1	Consent of Ernst & Young, LLP.

23.2	Consent of Kirkpatrick & Lockhart, Nicholson Graham LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

*Confidential treatment requested for certain portions of these agreements.